UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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RF Micro Devices, Inc.
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RF MICRO DEVICES, INC.
7628 THORNDIKE ROAD
GREENSBORO, NORTH CAROLINA 27409-9421

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 4, 2010

Notice of Annual Meeting of Shareholders:

We hereby give notice that the Annual Meeting of Shareholders of RF Micro Devices, Inc. (“RFMD”) will be held on Wednesday, August 4, 2010, at 8:00 a.m. local time, at the office of Womble Carlyle Sandridge & Rice, PLLC, One Wachovia Center, Suite 3500, 301 South College Street, Charlotte, North Carolina for the following purposes:

(1)	To elect the eight directors named in the accompanying proxy statement to serve a one-year term and until their respective successors are duly elected and qualified or until their death, resignation, removal or disqualification.

(2)	To amend the Employee Stock Purchase Plan to increase the number of shares authorized for issuance.

(3)	To (a) amend the 2003 Stock Incentive Plan to increase the number of shares authorized for issuance and (b) approve certain terms designed to preserve the tax deductibility of certain compensation paid under the 2003 Stock Incentive Plan, pursuant to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended.

(4)	To ratify the appointment of Ernst & Young LLP as RFMD’s independent registered public accounting firm for the fiscal year ending April 2, 2011.

(5)	To transact such other business as may properly come before the meeting.

Under North Carolina law, only shareholders of record at the close of business on the record date, which is June 4, 2010, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. It is important that your shares of common stock be represented at this meeting so that the presence of a quorum is assured.

This proxy statement and the accompanying proxy card are being mailed to our shareholders on or about June 24, 2010. A copy of our 2010 Annual Report containing our financial statements for the fiscal year ended April 3, 2010 is enclosed and is available at https://materials.proxyvote.com/749941.

By Order of the Board of Directors

William A. Priddy, Jr.
Secretary

June 24, 2010

Beginning this year, your vote is especially important because of a recent regulatory change. If your shares are held in “street name” by your broker, bank or other nominee, your broker, bank or nominee cannot vote your shares for the election of directors unless you provide voting instructions. Therefore, if your shares are held by a broker, bank or other nominee, please instruct them regarding how to vote your shares on the election of directors.

Your vote is important. Even if you plan to attend the meeting in person, please read the attached proxy statement carefully, and then complete, sign, date and return the enclosed proxy card or voting instruction form as soon as possible. If your shares are held in “street name” you may also be able to vote your shares electronically over the Internet or by telephone if you receive a voting instruction form from your brokerage firm, bank or other nominee in lieu of a proxy card. Additional information is provided in the proxy statement and in the enclosed proxy. If you attend the meeting, you may revoke your proxy and vote your shares in person.

i

RF MICRO DEVICES, INC.

7628	THORNDIKE ROAD
GREENSBORO, NORTH CAROLINA 27409-9421

PROXY STATEMENT

GENERAL INFORMATION

Solicitation of Proxies

The enclosed proxy, for use at the Annual Meeting of Shareholders to be held Wednesday, August 4, 2010, at 8:00 a.m. local time at the office of Womble Carlyle Sandridge & Rice, PLLC, One Wachovia Center, Suite 3500, 301 South College Street, Charlotte, North Carolina, and any adjournment thereof (the “annual meeting” or the “meeting”), is solicited on behalf of the Board of Directors of RF Micro Devices, Inc. (“RFMD”). The approximate date that we are first sending and making available these proxy materials to shareholders is June 24, 2010. This solicitation is being made by mail and may also be made in person or by fax, telephone or Internet by our officers or employees. We will pay all expenses incurred in this solicitation. RFMD will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. We will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial owners. We have retained the services of Laurel Hill Advisory Group, LLC for a fee of $8,000 plus out-of-pocket expenses to aid in the distribution of the proxy materials as well as to solicit proxies from institutional investors via telephone on behalf of RFMD.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on August 4, 2010:

The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy and 2010 Annual Report to
Shareholders are available at https://materials.proxyvote.com/749941.

The accompanying proxy is for use at the meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. “Registered holders” who have shares registered in the owner’s name through our transfer agent may vote only by returning a completed proxy card in the enclosed postage-paid envelope. If your shares are held in “street name,” that is, shares held in the name of a brokerage firm, bank or other nominee, you may receive a voting instruction form from that institution in lieu of a proxy card. In order to lower costs, we have instructed these nominees to send a notice of internet availability of proxy materials to certain beneficial owners. These beneficial owners will have electronic access to our proxy materials but will not receive paper proxy materials unless they request them as provided for in the notice. The notice or voting instruction form will provide information, if applicable, regarding the process for beneficial owners to vote over the Internet, by telephone or by mail. A large number of banks and brokerage firms participate in the Broadridge Financial Solutions online program which provides eligible beneficial owners the opportunity to vote over the Internet or by telephone. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on Tuesday, August 3, 2010. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. If a voting instruction form does not reference Internet or telephone information, or if the shareholder prefers to vote by mail, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided.

Shareholders who elected to access the proxy statement and annual report electronically over the Internet through an arrangement with their brokerage firm, bank or other nominee should receive an e-mail with information on how to access the shareholder information and voting instructions. Shareholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers, for which the shareholder is responsible. Registered holders may also vote their shares in person at the annual meeting. In order to vote shares held in street name in person at the meeting, a proxy issued in the owner’s name must be obtained from the record holder (typically the bank, broker or other nominee) and presented at the annual meeting. If you need directions to the office of Womble Carlyle Sandridge & Rice so that you can attend the annual meeting and vote in person, please contact our Compliance Officer at (336) 664-1233.

If you decide to attend the meeting in person, upon your arrival you will need to register as a visitor with the security desk on the Plaza level of One Wachovia Center. Please be sure to have picture identification with you at the time of registration. After a determination that you are a registered holder of RFMD common stock as of the record date, you will receive a security pass that will allow you to access the office of Womble Carlyle Sandridge & Rice and attend our annual meeting. If you are not a registered holder, please be sure that you bring a proxy issued to you in your name by your brokerage firm, bank or other nominee, as well as your picture identification, to present to the security desk at the time of registration.

You may revoke your proxy at any time before it is exercised by filing with our corporate secretary an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone) or by attending the meeting and electing to vote in person. All shares of our common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If no specification is made, properly executed and returned proxies will be voted in favor of the proposals. Management is not aware of any matters, other than those specified herein, that will be presented for action at the annual meeting. If other matters are properly presented at the annual meeting for consideration, the agents named on the proxy card will have the discretion to vote on those matters for you.

The presence in person or by proxy of a majority of the shares of our common stock outstanding on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. Brokers who are members of the New York Stock Exchange, Inc., or NYSE, and who hold shares of our common stock in street name for beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the rules of the NYSE, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a “discretionary” item. This means that brokers may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items. The proposals to elect directors, amend the Employee Stock Purchase Plan, and amend the 2003 Stock Incentive Plan, as amended, and approve certain plan terms for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, are “non-discretionary” items, which means that brokers that have not received voting instructions from beneficial owners with respect to these matters may not vote on these proposals. In this proxy statement, we refer to the Employee Stock Purchase Plan as the ESPP, the 2003 Stock Incentive Plan, as amended, as the 2003 Plan, and the Internal Revenue Code of 1986, as amended, as the Code.

Assuming the existence of a quorum, the persons receiving a plurality of the votes cast by the shares entitled to vote will be elected as directors. The proposals to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, amend the ESPP, and amend the 2003 Plan and approve certain 2003 Plan terms for Code Section 162(m) purposes will be approved if the votes cast in favor of the respective proposal exceed the votes cast against the respective proposal. Abstentions, shares that are withheld as to voting with respect to nominees for director and broker non-votes will be counted for determining the existence of a quorum, but will not be counted as a vote in favor of or against the proposals and, therefore, will have no effect on the outcome of the vote for any of the proposals presented at the meeting.

Voting Securities Outstanding

In accordance with North Carolina law, June 4, 2010 was fixed as the record date for determining holders of our common stock entitled to notice of and to vote at the meeting. Each share of our common stock issued and outstanding on June 4, 2010 is entitled to one vote on all proposals properly presented at the meeting, except for shares we hold in a fiduciary capacity, which may be voted only in accordance with the instruments creating the fiduciary capacity. Holders of shares of common stock vote together as a voting group on all proposals. At the close of business on June 4, 2010, there were 271,065,256 shares of RFMD’s common stock outstanding and entitled to vote.

PROPOSAL 1- ELECTION OF DIRECTORS

Nominees for Election of Directors

Under our amended and restated bylaws, the Board of Directors consists of seven to eleven members, as determined by the Board or the shareholders from time to time. Each director is elected annually to serve for a one-year term and until his successor is duly elected and qualified or until his death, resignation, removal or disqualification or until there is a decrease in the number of directors. All nominees presently serve as directors. Each director who is standing for re-election was elected to serve by the shareholders at our last regularly scheduled annual meeting. There are no family relationships among any of our directors or officers. We intend that the proxy holders named in the accompanying proxy card will vote properly returned proxies to elect the eight nominees listed below as directors, unless the authority to vote is withheld. Although we expect that each of the nominees will be available for election, if any vacancy in the slate of nominees occurs, we expect that shares of common stock represented by proxies will be voted for the election of a substitute nominee or nominees recommended by the Governance and Nominating Committee and approved by the Board of Directors or for the election of the remaining nominees recommended by the Governance and Nominating Committee and approved by the Board of Directors.

The names of the nominees for election to the Board, their principal occupations and certain other information, follow:

Walter H. Wilkinson, Jr.                                                                                        Age 64
Mr. Wilkinson has served as a director since 1992 and has served as our Chairman of the Board of Directors since July 2008. He is the founder and a general partner of Kitty Hawk Capital, a venture capital firm established in 1980 and based in Charlotte, North Carolina. He is a member of the board of directors of The Ben Craig Center, an entrepreneurial incubator affiliated with The University of North Carolina at Charlotte. He is a past member and director of the National Venture Capital Association and is a past member and Chairman of the National Association of Small Business Investment Companies. During his career he has helped to start or expand dozens of rapidly growing companies in a variety of industries. Mr. Wilkinson serves or has served as a director of numerous venture-backed companies, both public and private.

The Board determined that Mr. Wilkinson should be nominated for election as a director given his strong leadership skills and his valuable understanding of our history gained as a founding investor. With over 35 years of venture capital experience, Mr. Wilkinson also brings a unique perspective to the Board. He has overseen the successful growth and evolution of numerous businesses in a variety of industries and understands the challenges of leading both private and public companies through challenging economic conditions.

Robert A. Bruggeworth                                                                                        Age 49
Mr. Bruggeworth has served as our President since June 2002 and Chief Executive Officer since January 2003. He was appointed to the Board of Directors in January 2003. He served as our Vice President of Wireless Products from September 1999 to January 2002 and President of Wireless Products from January 2002 to June 2002. Mr. Bruggeworth was previously employed at AMP Inc. (now Tyco Electronics), a supplier of electrical and electronic connection devices, from July 1983 to April 1999. He held a number of manufacturing and engineering management positions at AMP Inc., most recently as Divisional Vice President of Global Computer and Consumer Electronics based in Hong Kong, China. Mr. Bruggeworth is a member of the board of directors of Mine Safety Appliances Company, a publicly traded global leader in the development, manufacture and supply of sophisticated safety products that protect people’s health and safety.

The Board determined that Mr. Bruggeworth should be nominated for election as a director because his position as Chief Executive Officer and President puts him directly in a position to understand our business and the challenges and issues that we face. In addition, Mr. Bruggeworth provides the Board with strong leadership skills and substantial global business experience. Mr. Bruggeworth brings over 25 years of experience in the technology sector to the Board, including specific expertise with respect to manufacturing, marketing and material sourcing for high technology products.

Daniel A. DiLeo                                                                                             Age 62
Mr. DiLeo was elected to the Board of Directors in August 2002. He is currently the principal of Dan DiLeo, LLC, a consulting firm that he founded in March 2002. Mr. DiLeo was an Executive Vice President of Agere Systems, Inc., a manufacturer of semiconductor components and optoelectronics, from March 2001 to April 2002. He served as President of the Optoelectronics Division of Lucent Technologies, Inc., a manufacturer of semiconductor components and optoelectronics, from November 1999 to March 2001, Vice President from June 1998 to October 1999 and Vice President of the wireless business unit from January 1995 to May 1998. He currently serves on an advisory board for eV Products, a unit of II-VI Incorporated, a publicly traded compound material semiconductor device company. From May 2000 to May 2009, Mr. DiLeo also served as a director of Data I/O Corporation, a publicly traded designer and manufacturer of equipment and software to program devices for original equipment manufacturers.

The Board determined that Mr. DiLeo should be nominated for election as a director because he has over 35 years of experience in the semiconductor industry, including specific expertise in device design, development, manufacturing and marketing. He has advised the boards of directors of several high tech start-ups in Europe and the United States with a focus on early stage and turnaround strategies and funding, and has acted as a mentor to new CEOs. In addition, Mr. DiLeo also brings to the Board extensive knowledge of global markets, capital expansion and strategic development.

Jeffery R. Gardner                                                                                       Age 50
Mr. Gardner was appointed to the Board of Directors in November 2004. Since January 2006, Mr. Gardner has been the President, Chief Executive Officer and a member of the board of directors of Windstream Communications, a publicly traded spin-off of the landline business of ALLTEL Corporation that provides voice, broadband and entertainment services to customers in 23 states. From January 2000 to December 2005, Mr. Gardner was the Executive Vice President and Chief Financial Officer of ALLTEL. From August 1998 to January 2000, he was the Senior Vice President of Finance and the Treasurer of ALLTEL. Mr. Gardner has been in the communications industry since 1986 and joined ALLTEL in 1998 when ALLTEL and 360 Communications Company merged. At 360 Communications, Mr. Gardner held a variety of senior management positions, including Senior Vice President of Finance, which included treasury, accounting and capital markets responsibilities; President of the Mid-Atlantic Region; Vice President and General Manager of the Las Vegas market; and Director of Finance. Since 2008, he has served as a member of the Executive Committee of USTelecom, a telecommunications trade association.

The Board determined that Mr. Gardner should be nominated for election as a director because his experience as a current CEO and former CFO of public companies in the wireless telecommunications industry provides the Board with valuable industry insight, including extensive knowledge regarding the requirements of downstream customers. Additionally, Mr. Gardner brings to the Board specific expertise in the areas of strategic development, finance, financial reporting and accounting and internal controls.

John R. Harding                                                                                         Age 55
Mr. Harding was appointed to the Board of Directors in November 2006. Mr. Harding co-founded and is Chairman, President and Chief Executive Officer of eSilicon Corporation, a privately held company that designs and manufactures complex, custom chips for a broad and growing portfolio of large and small firms. Before starting eSilicon Corporation in May 2000, Mr. Harding served as President, Chief Executive Officer, and director of the publicly traded Cadence Design Systems, Inc., which acquired his former employer, Cooper & Chyan Technology, Inc. Mr. Harding has held a variety of senior management positions at Zycad Corporation and his career also includes positions with TXL and IBM Corporation. Mr. Harding has also held leadership roles at Drew University and Indiana University (IU), where he was Vice Chairman of the Board of Trustees and a member of IU’s School of Public and Environmental Affairs Advisory Board, respectively. In addition, Mr. Harding has served as a member of the Steering Committee at the U.S. Council on Competitiveness and was a former National Academies’ Committee member for Software, Growth and Future of the U.S. Economy. In 2010, Mr. Harding was elected as the new value chain producer director to the board of directors of the Global Semiconductor Alliance. Mr. Harding is a frequent international speaker on the topics of innovation, entrepreneurship and semiconductor trends and policies.

The Board determined that Mr. Harding should be nominated for election as a director because his experience as Chairman and CEO of eSilicon Corporation provides the Board with a deep understanding of the challenges and issues facing semiconductor companies. In addition, Mr. Harding brings to the Board substantial operational experience, business acumen, and expertise in corporate strategy development gained from his experience as an entrepreneur starting several successful companies.

Masood A. Jabbar                                                                                             Age 60
Mr. Jabbar was appointed to the Board of Directors in March 2009. Mr. Jabbar is a private investor in start-up companies. Mr. Jabbar worked at Sun Microsystems, Inc. from 1986 to 2003, where he served in a series of progressively responsible roles including President of the Computer Systems Division, Chief Financial Officer of the $10 billion Sun Microsystems Computer Corporation, and Executive Vice President of Global Sales Operations. Mr. Jabbar’s career at Sun Microsystems, Inc. culminated as Executive Vice President and Advisor to the Chief Executive Officer, where he was responsible for advising the CEO on critical strategic issues. Prior to joining Sun Microsystems, Inc., Mr. Jabbar spent ten years in finance and accounting at Xerox Corporation and two years at IBM Corporation. Mr. Jabbar is also a member of the Board of Directors of Silicon Image, Inc., a publicly traded fabless semiconductor company in consumer electronics, JDS Uniphase Corporation, a publicly traded optical communications, test and measurement company, and Calypso Technology Inc., a privately held company in the United States. Mr. Jabbar previously served as a member of the board of directors of MSC.Software, Inc., a former publicly traded design automation simulation software company, from June 2005 to February 2007 and again from March 2009 to September 2009, and Openwave Systems Inc., a publicly traded designer of software for mobile devices and wireless infrastructure, from August 2003 to November 2007. Mr. Jabbar also served as a member of the board of directors of The Picsel Group, a mobile user interface software company based in the United Kingdom, from January 2003 to May 2009.

The Board determined that Mr. Jabbar should be nominated for election as a director because he brings to the Board significant mergers and acquisitions and sales and marketing expertise gained from his experience at Sun Microsystems, Inc. In addition, Mr. Jabbar’s experiences at Xerox and as CFO of Sun Microsystems Computer Corporation provide the Board with valuable accounting and financial reporting expertise.

Casimir S. Skrzypczak                                                                                      Age 69
Mr. Skrzypczak was appointed to the Board of Directors in November 2007. Prior to serving as one of our directors, Mr. Skrzypczak served as a director of Sirenza Microdevices, Inc. from January 2000 until it was acquired by us in November 2007. Mr. Skrzypczak’s appointment to our Board was made pursuant to the merger agreement for the Sirenza acquisition. From November 1999 to July 2001, Mr. Skrzypczak served as a Senior Vice President at Cisco Systems, a networking systems company. He was responsible for the delivery and support of Cisco’s Products and Solutions for the Service Provider Market. He also managed Cisco’s worldwide Professional Services Group. Prior to joining Cisco, Mr. Skrzypczak served as a Group President at Telcordia Technologies, a telecommunications company, from March 1997 to October 1999. From 1985 to March 1997, Mr. Skrzypczak served as President of NYNEX Science & Technology, Inc., a subsidiary of NYNEX Corporation, a telecommunications company. At NYNEX. Mr. Skrzypczak was responsible for the formulation of NYNEX’s technology plans and network architecture, including the management and direction of NYNEX’s research and development programs. Due to Mr. Skrzypczak’s many years of experience in the technology sector, he is widely regarded as an expert on telecommunications network planning and evolution. Mr. Skrzypczak also serves as a director of JDS Uniphase Corporation, a publicly traded optical communications, test and measurement company, RCN Corporation, a publicly traded cable service provider, and a number of privately held companies. He previously served as a director of ECI Telecom Ltd., a publicly traded supplier of telecommunications networking solutions, from July 2002 to September 2007, WebEx Communications, a publicly traded provider of web communications services, from August 2002 to June 2007, and Somera Communications, a publicly traded refurbished network equipment supplier, from October 2003 to September 2006.

The Board determined that Mr. Skrzypczak should be nominated for election as a director because his experience as a director of Sirenza provides the Board with valuable insight into the Multi-Market Products Group, or MPG, business. Additionally, Mr. Skrzypczak brings to the Board valuable public company board experience, including service as a lead director and chairman of a compensation committee and a governance committee. Mr. Skrzypczak also contributes a strong background in technology and network design and valuable strategic planning skills gained from his experience at NYNEX.

Erik H. van der Kaay                                                                                         Age 70
Mr. van der Kaay was appointed to the Board of Directors in July 1996. He was Chairman of the Board of Symmetricom Inc., a publicly traded synchronization products company based in San Jose, California, from November 2002 until August 2003. Mr. van der Kaay served as Chairman, Chief Executive Officer and President of Datum Inc. (which merged with Symmetricom Inc. in October 2002) from April 1998 to October 2002. Mr. van der Kaay was employed with Allen Telecom, a telecommunications company based in Beachwood, Ohio, from June 1990 to March 1998, and last served as its Executive Vice President. From March 2000 to March 2007 he was a director and chairman of Comarco, Inc., a publicly traded provider of advanced wireless technology tools and engineering services, and from September 1997 to May 2008 he was a director of TranSwitch Corporation, a publicly traded developer of highly integrated digital and mixed signal semiconductor solutions for the telecommunications and data communications markets. Since January 2004, Mr. van der Kaay has served as a director of Ball Corporation, a publicly traded supplier of metal and plastic packaging products to the beverage and food industries and the parent company of Ball Aerospace & Technologies Corporation. Since June 2007, Mr. van der Kaay has also served as a director of the French company Orolia, SA, a manufacturer of high precision timing and frequency instruments and systems. He has also served as a managing director of Control SA, a Brazilian telecommunications company and a subsidiary of M/A-Com Inc. Since January 2007, Mr. van der Kaay has served as a member of the Southeast Audit Committee Leadership network convened by Ernst & Young and comprised of audit committee chairs of leading public companies.

The Board determined that Mr. van der Kaay should be nominated for election as a director because he brings strong leadership skills to the Board gained from his long and successful career in the telecommunications industry, including his years serving as CEO of Datum, and he has substantial knowledge of us due to his 14 years of Board service. In addition, as a native of the Netherlands, his experience as a director of a European manufacturer and a Brazilian telecommunications company provides the Board with a unique and valuable international perspective.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Independent Directors

In accordance with the listing standards of The NASDAQ Stock Market LLC, or Nasdaq, and our Corporate Governance Guidelines, the Board of Directors must consist of a majority of independent directors. The Board has determined that Messrs. DiLeo, Gardner, Harding, Jabbar, Skrzypczak, van der Kaay and Wilkinson each satisfy the definition of “independent director” under these Nasdaq listing standards. The Board performed a review to determine the independence of its members and made a subjective determination as to each of these independent directors that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of RFMD. In making these determinations, the Board reviewed the information provided by the directors and RFMD with regard to each director’s business and personal activities as they may relate to RFMD and its management.

Corporate Governance Guidelines

Effective July 2003 and as most recently amended in May 2010, the Board implemented written Corporate Governance Guidelines designed to assist the Board in fulfilling its duties and responsibilities. The Corporate Governance Guidelines address a number of matters applicable to directors, including director qualification standards, Board and committee meetings, executive sessions, director compensation, management succession, director continuing education, “withheld vote” policy and other matters. These Corporate Governance Guidelines are available in the “Investors” section of our website under the heading “Corporate Governance” at http://www.rfmd.com. A shareholder may request a copy of the Corporate Governance Guidelines by contacting our Investor Relations Department at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421.

Board Leadership Structure

As described in the Corporate Governance Guidelines, the Board has a general policy that the roles of Chairman of the Board and Chief Executive Officer should be separated, and the Chairman of the Board should be a non-employee independent director. The Board believes this separation of roles promotes communication between the Board, the Chief Executive Officer and other senior management and enhances the Board’s oversight of management.

We believe our leadership structure provides increased accountability of our Chief Executive Officer to the Board and encourages balanced decision-making. We also separate the roles in recognition of the differences in the roles. While the Chief Executive Officer is responsible for day-to-day leadership of RFMD and the setting of strategic direction, the Chairman of the Board provides guidance to the Chief Executive Officer and coordinates and manages the operation of the Board and its committees.

Our Chairman of the Board has been a non-employee independent director since 2002 when Mr. William J. Pratt, a founder of RFMD, resigned as Chairman of the Board and Dr. Albert E. Paladino was elected as our first non-employee Chairman of the Board. Dr. Paladino served in that role until Mr. Wilkinson’s election as a non-employee Chairman of the Board in 2008.

The duties of the Chairman of the Board include:

•	presiding over all meetings of the Board;
•	preparing the agenda for Board meetings in consultation with the Chief Executive Officer and other members of the Board;
•	calling and presiding over meetings of the independent directors;
•	managing the Board’s process for annual director self-assessment and evaluation of the Board and of the CEO; and
•	presiding over all meetings of shareholders.

The Board believes our current leadership structure with an independent, non-employee Chairman of the Board is appropriate for RFMD and provides many advantages to the effective operation of the Board.

Risk Oversight

The Board, acting through itself or one or more of its committees, has general oversight responsibility for corporate risk management, including oversight of management’s implementation and application of risk management policies, practices and procedures. The Board directly oversees strategic risks such as those relating to competitive dynamics, market trends and developments and changes in macroeconomic conditions. While the Board is responsible for risk oversight, management is ultimately responsible for assessing and managing material risk exposures. Our senior management typically reports to the Board or one of its committees on key enterprise risk topics, including disaster recovery, quality assurance, product and technology development, global workforce, financial, environmental, health and safety risks. The Board and its committees receive these reports at regularly scheduled Board and committee meetings and on an interim basis when potentially significant risks develop. Members of the Board often participate in telephone briefings and conduct face-to-face meetings with management to discuss and develop a shared understanding of the potential severity of these risks and management’s strategies for addressing these risks. In addition, the Board evaluates our strategic goals and objectives to determine how they may be affected by particular risk exposures.

The Board also exercises a risk oversight role through certain of its committees. Specifically, the Audit Committee discusses certain material risks and exposures with our independent registered public accounting firm and receives reports from our accounting and internal audit management personnel regarding such risks or exposures and how management has attempted to minimize RFMD’s risk. The Audit Committee’s primary focus is financial risk, including our internal control over financial reporting. Particular areas of focus by the Audit Committee include risks associated with material litigation, taxes, foreign exchange, liquidity, investments, and information technology security. As part of its oversight role, this committee reviews annually global insurance coverage to mitigate risk, oversees RFMD’s investment policy and works with management to develop policies and practices to mitigate risks in its areas of focus, including information technology, fraud and anti-corruption risks.

The Governance and Nominating Committee performs risk oversight in the areas of management succession and corporate governance. This includes adoption and administration of our codes of ethics, development of succession plans for our Chief Executive Officer and other senior management positions and serving as the Board’s primary independent decision-making authority for assessing and resolving matters, such as potential conflicts of interest, that fall within the broader category of corporate governance.

The Compensation Committee makes a determination regarding risks associated with our compensation policies and practices, and specifically evaluates risks associated with equity overhang and regulatory risks in regard to equity and retirement plans.

Each of the above committees reports to the full Board with respect to the risk categories it oversees. These ongoing discussions enable the Board, and other committees, to monitor our exposure and evaluate the mitigation of risk.

Risk Oversight in Compensation Programs

We have assessed our compensation programs and have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. The risk assessment process included a review of program policies and practices, focusing on programs with variable compensation provisions and identifying the risks related to the programs. The Compensation Committee determined that our compensation programs encourage our employees to take appropriate risk in the performance of our business, but do not encourage excessive risk. We are encouraging our employees to make decisions that should result in positive short-term and long-term results for our business and our shareholders without providing an incentive for unnecessary risk. The Compensation Committee will continue to monitor our compensation programs on an ongoing basis to ensure that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Codes of Ethics

Effective February 2004 and as most recently amended in May 2010, the Board adopted a Code of Business Conduct and Ethics to provide guidance on maintaining our commitment to high ethical standards. The Code of Business Conduct and Ethics applies to employees, officers, directors, agents and designated representatives of RFMD and our subsidiaries. We also adopted a separate code of ethics in February 2004 that is applicable specifically to the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or Controller and Treasurer.

Copies of both of these codes are available in the “Investors” section of our website under the heading “Corporate Governance” at http://www.rfmd.com or may be obtained by contacting the Investor Relations Department at the address set forth above. In the event that we amend one or more of the provisions of either of our codes that requires disclosure under applicable law, SEC rules or Nasdaq listing standards, we intend to disclose such amendment on our website. Any waiver of the codes with respect to any executive officer or director of RFMD must be approved by the Board and will be disclosed on a Form 8-K filed with the SEC, along with the reasons for the waiver.

Committees and Meetings

The Board maintains five standing committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, the Finance Committee, and the Strategic Development Committee. Each committee operates under a written charter and reports regularly to the Board. A copy of each of these committee charters is available in the “Investors” section of our website under the heading “Corporate Governance” at http://www.rfmd.com and may also be obtained by contacting the Investor Relations Department at the address set forth above.

Each of the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, the Finance Committee, and the Strategic Development Committee must be comprised of no fewer than three members, each of whom must satisfy membership requirements imposed by the applicable committee charter and, where applicable, Nasdaq listing standards and SEC rules and regulations. Each of the members of the Audit Committee, Compensation Committee, Governance and Nominating Committee, and Finance Committee has been determined by the Board to be independent under applicable Nasdaq listing standards and, in the case of the Audit Committee, under the independence requirements established by the SEC. A majority of the members of the Strategic Development Committee has been determined by the Board to be independent under applicable Nasdaq listing standards. A brief description of the responsibilities of each of these committees, and their current membership, follows.

Committee Membership
Governance
			and		Strategic
Director	Audit	Compensation	Nominating	Finance	Development
Walter H. Wilkinson, Jr.		X	C	X
Daniel A. DiLeo		X	X
Jeffery R. Gardner	X			C
John R. Harding		C			X
Masood A. Jabbar	X				C
Casimir S. Skrzypczak	X		X
Erik H. van der Kaay	C		X	X
Robert A. Bruggeworth					X

Compensation Committee

The Compensation Committee operates under a written charter adopted in June 2003 and most recently amended in May 2010. The Compensation Committee is appointed by the Board to exercise the Board’s authority concerning compensation of our officers and employees and administration of our stock-based and incentive compensation plans. In fulfilling its duties, the Compensation Committee has the authority to (a) evaluate and fix the compensation of our officers, including our Chief Executive Officer; (b) prepare the Compensation Committee report that the rules of the SEC require to be included in our annual report on Form 10-K (or incorporated therein by reference to our proxy statement); (c) make recommendations to the Board regarding annual retainer and other fees for the Board and committees of the Board, including compensatory stock awards to directors; (d) periodically review, and modify if necessary, our philosophy concerning executive compensation and the components of executive compensation; (e) review and discuss with management our Compensation Discussion and Analysis disclosure and formally recommend to the Board that it be included in the annual report on Form 10-K (or incorporated therein by reference to our proxy statement); (f) make the determination required under SEC rules regarding risks associated with our compensation policies and practices; and (g) discharge certain other responsibilities relating to the administration of our incentive and employee benefit plans generally. The Compensation Committee may condition its approval of any compensation on ratification by the Board if Board action is required by applicable law or otherwise deemed appropriate.

The Compensation Committee regularly consults with members of our executive management team regarding our executive compensation program. Our executive compensation program, including the level of participation by our executive officers in assisting with establishing compensation, is discussed below under “Executive Compensation – Compensation Discussion and Analysis.”

In addition, the Compensation Committee has the discretion to delegate certain areas of its authority. The Committee has delegated to Mr. Bruggeworth, as Chief Executive Officer, the authority to grant equity awards and establish salaries for all new employees who are not executive or corporate officers under our 2003 Plan, subject to limits and other conditions specified by the Board or the Compensation Committee, the terms of that plan and applicable law. The Committee has delegated to Mr. Bruggeworth and the Committee Chairman, Mr. Harding, the authority to make (within predetermined limits) special employee retention cash and equity awards to persons who are not subject to Section 16 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or deemed to be covered employees under Code Section 162(m), subject to conditions established by the Committee, the relevant plan and applicable law.

To assist the Committee with its review and analysis of executive, non-employee director and employee compensation matters during fiscal 2010, the Compensation Committee engaged an independent compensation consulting firm, DolmatConnell & Partners, Inc., which we refer to as DC&P. DC&P was instructed to analyze and provide recommendations on our peer group and non-employee director compensation, and provide input on executive officer total cash compensation and our short- and long-term incentive plans. For a more detailed discussion of the nature and scope of DC&P’s assignment, please see “Executive Compensation – Compensation Discussion and Analysis – Compensation Decision-Making Processes – Role of the Compensation Consultant,” below.

The current members of the Compensation Committee are Messrs. DiLeo, Harding (Chairman) and Wilkinson, none of whom is an employee of RFMD and each of whom is independent under existing Nasdaq listing standards. See “Executive Compensation – Compensation Discussion and Analysis,” below for details of the processes and procedures involved in setting executive compensation.

Audit Committee

The Audit Committee is a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee operates under a written charter adopted in May 2000 and most recently amended in May 2010. The Audit Committee is appointed by the Board to assist the Board in its duty to oversee our accounting, financial reporting and internal control functions and the audit of our financial statements. The Committee’s responsibilities include, among others, direct responsibility for: (a) hiring, firing, overseeing the work of and determining the compensation for the independent registered public accounting firm, which reports directly to the Audit Committee; (b) approving all audit and permissible non-audit services to be provided by the independent registered public accounting firm and establishing a policy for such approval; (c) periodically reviewing the significant accounting principles, policies and practices followed by RFMD in accounting for and reporting its financial results; (d) preparing the report of the Audit Committee required by SEC rules to be included in our proxy statement; (e) discussing from time to time with the independent registered public accounting firm and our accounting and internal audit management personnel whether RFMD is subject to any material risks or exposures and how management has attempted to minimize any such risk; and (f) establishing procedures for the receipt, retention and treatment of complaints received by RFMD regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The current members of the Audit Committee are Messrs. Gardner, Jabbar, Skrzypczak and van der Kaay (Chairman), none of whom is an employee of RFMD and each of whom is independent under existing Nasdaq listing standards and SEC requirements. The Board has examined the SEC’s definition of “audit committee financial expert” and determined that Messrs. van der Kaay and Gardner each satisfy this definition. Messrs. van der Kaay and Gardner were each designated by the Board as an audit committee financial expert for fiscal year 2010. See “Report of the Audit Committee,” below.

Governance and Nominating Committee

The Governance and Nominating Committee operates under a written charter adopted in April 2003 and most recently amended in May 2009. The Governance and Nominating Committee is appointed by the Board to: (a) assist the Board in identifying individuals qualified to become Board members and to recommend to the Board the director nominees; (b) recommend to the Board the corporate governance guidelines, conflicts of interest and certain other policies, principles and guidelines applicable to RFMD; and (c) lead the Board in its annual review of the performance of the Board and its committees. The current members of the Governance and Nominating Committee are Messrs. DiLeo, Skrzypczak, van der Kaay, and Wilkinson (Chairman), none of whom is an employee of RFMD and each of whom is independent under existing Nasdaq listing standards. For information regarding shareholder nominations to the Board, see “Procedures for Director Nominations” and “Proposals for 2011 Annual Meeting,” below.

The Governance and Nominating Committee is also authorized by the Board to serve as the Qualified Legal Compliance Committee for the purposes of Section 307 of the Sarbanes-Oxley Act of 2002 and the SEC’s standards for professional conduct for attorneys appearing and practicing before the SEC in the representation of RFMD. In addition, the Governance and Nominating Committee is authorized by the Board to serve as the “TIDE” (Three-year Independent Director Evaluation) Committee and is responsible for reviewing and evaluating our shareholder rights plan, which is designed to enhance the Board’s ability to prevent an acquirer from depriving shareholders of the long-term value of their investment and to protect shareholders against attempts to acquire RFMD by means of unfair or abusive takeover tactics. Such review and evaluation must take place at least once every three years in order to determine whether the maintenance of the rights plan continues to be in the best interests of RFMD and its shareholders. The Governance and Nominating Committee most recently evaluated the rights plan in February 2010 and concluded that the rights plan continues to be in the best interests of RFMD and its shareholders. The rights plan will expire in accordance with its terms in August 2011, and the Committee expects to reassess the rights plan prior to its expiration.

Finance Committee

The Finance Committee operates under a written charter adopted in July 2009. The Finance Committee is appointed by the Board to (a) oversee and monitor our cash, marketable securities, current assets and other financial resources and to work with management to establish policies with respect to the maintenance of minimum amounts of cash and other liquid assets; (b) exercise the Board’s authority with respect to the review and approval of our credit facilities and other material debt obligations, the repurchase and retirement of our outstanding convertible notes, and our commercial banking, investment banking and other significant financial service relationships; and (c) take such other actions as the Board may otherwise delegate to the Committee from time to time. The current members of the Finance Committee are Messrs. Gardner (Chairman), van der Kaay, and Wilkinson, none of whom is an employee of RFMD and each of whom is independent under existing Nasdaq listing standards.

Strategic Development Committee

The Strategic Development Committee operates under a written charter adopted in July 2009. The Strategic Development Committee is appointed by the Board to (a) assist the Board in fulfilling its responsibilities for overseeing and facilitating the development, implementation and monitoring of RFMD’s business strategies and plans; and (b) exercise the Board’s authority with respect to the review, evaluation and approval of certain strategic transactions, subject to the limitations of applicable law and our governance documents. The current members of the Strategic Development Committee are Messrs. Harding, Jabbar (Chairman), and Bruggeworth. Messrs. Harding and Jabbar are not employees of RFMD and are each independent under existing Nasdaq listing standards.

Meeting Attendance

Under our Corporate Governance Guidelines, all directors are expected to make every effort to attend meetings of the Board, assigned committees and annual meetings of shareholders. All incumbent directors, except for Mr. Jabbar, attended at least 75% of the aggregate of the Board meetings and assigned committee meetings held during the fiscal year ended April 3, 2010. Mr. Jabbar attended 73% of the aggregate of the Board meetings and assigned committee meetings. During fiscal 2010, the Board held five in-person meetings and one telephonic meeting. The Compensation Committee held five in-person meetings and three telephonic meetings, the Audit Committee held four in-person meetings and three telephonic meetings, and the Governance and Nominating Committee held four in-person meetings. Seven of our eight directors in office at the time of the 2009 annual meeting of shareholders attended the annual meeting.

Executive Sessions

Pursuant to our Corporate Governance Guidelines, independent directors are expected to meet in executive session at all regularly scheduled meetings of the Board with no members of management present. The Chairman of the Governance and Nominating Committee or the Chairman of the Board presides at each executive session, unless the independent directors determine otherwise. During fiscal 2010, Mr. Wilkinson presided as Chairman of the Board at the executive sessions. During fiscal 2010, the independent directors met in executive session at each of the six Board meetings.

Procedures for Director Nominations

In accordance with our Corporate Governance Guidelines, members of the Board are expected to collectively possess a broad and diverse range of skills, industry and other knowledge and expertise, as well as business and other experience useful for the effective oversight of our business. The Governance and Nominating Committee is responsible for identifying, screening and recommending to the Board qualified candidates for membership. All candidates must meet the minimum qualifications and other criteria established from time to time by the Board, and potential nominees will also be evaluated based on the other criteria identified in the Corporate Governance Guidelines. These minimum qualifications include, but are not limited to:

•	Substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of RFMD; and
•	Lack of any conflict of interest that would violate any applicable law or regulation or any other relationship that, in the opinion of the Board, would interfere with the exercise of the individual’s judgment as a member of the Board or of a Board committee.

We also consider the following criteria, among others, in our selection of directors:

•	Economic, technical, scientific, academic, financial and other expertise, skills, knowledge and achievements useful to the oversight of our business;
•	Integrity, demonstrated sound business judgment and high moral and ethical character;
•	Diversity of viewpoints, backgrounds, experiences and other demographics;
•	Business or other relevant professional experience;
•	Capacity and desire to represent the balanced, best interests of RFMD and its shareholders as a whole and not primarily a special interest group or constituency;
•	Ability and willingness to devote time to the affairs and success of RFMD and to fulfill the responsibilities of a director; and
•	The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of RFMD.

The Governance and Nominating Committee is authorized to develop additional policies regarding Board size, composition and member qualification.

The Governance and Nominating Committee evaluates suggestions concerning possible candidates for election to the Board submitted to RFMD, including those submitted by Board members (including self-nominations), shareholders and third parties. All candidates, including those submitted by shareholders, will be similarly evaluated by the Governance and Nominating Committee using the Board membership criteria described above and in accordance with applicable procedures. Once candidates have been identified, the Governance and Nominating Committee will determine whether such candidates meet the minimum qualifications for director nominees established in the Corporate Governance Guidelines and under applicable laws, rules or regulations. The Board, taking into consideration the recommendations of the Governance and Nominating Committee, is responsible for selecting the nominees for director and for appointing directors to fill vacancies.

The Governance and Nominating Committee has authority to retain and approve the compensation of search firms to be used to identify director candidates.

As noted above, the Governance and Nominating Committee will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with applicable SEC requirements, our bylaws and Corporate Governance Guidelines and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to RFMD for consideration, a shareholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: (a) full name and address; (b) age; (c) principal occupation during the past five years; (d) current directorships on publicly held companies and registered investment companies; and (e) number of shares of RFMD common stock owned, if any. In addition, under our bylaws, as amended and restated through November 8, 2007, a shareholder’s notice regarding a proposed nominee must include: (a) the name and address of the shareholder and the beneficial owner, if any, on whose behalf the nomination is made; (b) the number of shares of common stock owned by the shareholder and beneficial owner; (c) a description of the shareholder’s proposal; (d) any material direct or indirect interest that the shareholder or the beneficial owner may have in the nomination; (e) a representation that the shareholder is a holder of record of RFMD common stock and intends to appear in person or by proxy to present the nominee; (f) the nominee’s consent to serve if elected; and (g) such additional information concerning the nominee as is deemed sufficient by the Board, or a properly authorized Board committee, to determine whether the nominee meets all minimum qualification standards or other criteria as may have been established by the Board or such properly authorized Board committee, or pursuant to applicable law, rule or regulation, for service as a director. Certain specific notice deadlines also apply with respect to submitting director nominees.

No candidates for director nominations were submitted to the Governance and Nominating Committee by any shareholder in connection with the annual meeting. Any shareholder desiring to present a nomination for consideration by the Governance and Nominating Committee prior to the 2011 annual meeting must do so in accordance with our bylaws and policies. See “Proposals for 2011 Annual Meeting,” below.

Shareholder Communications with Directors

Any shareholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o RFMD’s Secretary, 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary will (subject to any applicable regulatory requirements) use his judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires the Audit Committee to approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm and any non-audit service provided by any other accounting firm if the cost of the service is reasonably expected to exceed $100,000. The Audit Committee has established a pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent registered public accounting firm. The Chairman of the Audit Committee may specifically approve any service within the pre-approved audit and non-audit service category if the fees for such service exceed the maximum set forth in the policy, as long as the excess fees are not reasonably expected to exceed $25,000. Any such approval by the Chairman must be reported to the Audit Committee at its next scheduled meeting. The pre-approval fee levels for all services to be provided by the independent registered public accounting firm are reviewed annually by the Audit Committee.

Procedures for Reporting Complaints about Accounting and Auditing Matters

The Audit Committee has adopted procedures for receiving and handling complaints from employees and third parties regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees of complaints or concerns regarding questionable accounting or auditing matters. Employees or third parties may report their concerns by mail to the attention of RFMD’s Compliance Officer, 7628 Thorndike Road, Greensboro, North Carolina 27409-9421 or by e-mail at complianceofficer@rfmd.com. If the Compliance Officer is the subject of the concern or the employee or third party otherwise believes that the Compliance Officer has not given or will not give proper attention to his or her concerns, the employee or third party may report his or her concerns directly to the Chairman of the Audit Committee. An employee or third party also may forward concerns on a confidential and/or anonymous basis to the Audit Committee by calling RFMD’s toll-free Ethics and Compliance hotline at (888) 301-8647, which is operated by a third-party agency to ensure confidentiality, or by delivering a written statement setting forth his or her concerns in a sealed envelope addressed to the Chairman of the Audit Committee labeled “Confidential: To be opened by the Chairman of the Audit Committee only.”

Upon receipt of a complaint relating to the matters set forth above, the Compliance Officer (or Audit Committee Chairman, as the case may be) will promptly notify the Audit Committee. The Audit Committee will oversee the review of any such complaint and will maintain the confidentiality of an employee or third-party complaint to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. The Compliance Officer and the Chairman of the Audit Committee will maintain a log of all complaints received by them, tracking their receipt, investigation and resolution, and will prepare a periodic report summarizing the complaints for submission by the Audit Committee to the Board. The Compliance Officer and the Chairman of the Audit Committee will maintain copies of complaints and the complaint log for a reasonable time but in no event for less than five years.

The Procedures for Reporting Complaints about Accounting and Auditing Matters are available in the “Investors” section of our website under the heading “Corporate Governance” at http://www.rfmd.com or may be obtained by contacting our Investor Relations Department at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are Messrs. DiLeo, Harding (Chairman) and Wilkinson. None of the current members of the Compensation Committee has ever served as an officer or employee of RFMD or had any relationship during fiscal 2010 that would be required to be disclosed pursuant to Item 404 of Regulation S-K. No interlocking relationships exist between our current Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of RFMD’s common stock as of June 4, 2010 unless otherwise indicated by (a) each person known by RFMD to own beneficially more than five percent of the outstanding shares of our common stock, (b) each director and nominee for director, (c) the Named Executive Officers (as defined in “Summary Compensation Table,” below), and (d) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of June 4, 2010, and shares of restricted stock or restricted stock units that have vested or that will vest within 60 days of June 4, 2010, are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder’s name. Unless otherwise indicated, the address of all listed shareholders is c/o RF Micro Devices, Inc., 7628 Thorndike Road, Greensboro, North Carolina 27409-9421.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares (1)	Percent of Class
BlackRock, Inc. and affiliates (2)	20,537,461	7.66%
Robert A. Bruggeworth (3)	2,270,668	*
Robert M. Van Buskirk	1,434,254	*
Steven E. Creviston (4)	1,277,890	*
Jerry D. Neal (5)	1,076,018	*
William A. Priddy, Jr. (6)	880,300	*
Walter H. Wilkinson, Jr. (7)	436,592	*
Erik H. van der Kaay (8)	321,100	*
Casimir S. Skrzypczak (9)	199,193	*
Daniel A. DiLeo (10)	183,100	*
John R. Harding (11)	161,550	*
Jeffery R. Gardner (12)	150,100	*
Masood A. Jabbar (13)	43,333	*
Directors and executive officers as a group (15 persons) (14)	9,113,250	3.00%

*	Indicates less than one percent

(1)	As noted above, shares of common stock subject to options exercisable within 60 days of June 4, 2010, and shares of restricted stock or restricted stock units that have vested or that will vest within 60 days of June 4, 2010, are included.

(2)	Based upon information set forth in a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc. (“BlackRock”) reporting the sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of 20,537,461 shares. BlackRock amended the most recent Schedule 13G filing, if any, made by BlackRock and Barclays Global Investors, NA and certain of its affiliates (together, the “BGI Entities”). As previously announced, on December 1, 2009, BlackRock completed its acquisition of Barclays Global Investors from Barclays Bank PLC. As a result, the BGI Entities are now included as subsidiaries of BlackRock for purposes of Schedule 13G filings. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, RFMD common stock. No one person’s interest in such RFMD common stock is more than 5% of the total outstanding common shares. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(3)	Includes 1,774,358 shares of common stock issuable upon exercise of stock options.

(4)	Includes 722,823 shares of common stock issuable upon exercise of stock options.

(5)	Includes 801,823 shares of common stock issuable upon exercise of stock options.

(6)	Includes 496,073 shares of common stock issuable upon exercise of stock options.

(7)	Includes 243,700 shares of common stock issuable upon exercise of stock options.

(8)	Includes 233,100 shares of common stock issuable upon exercise of stock options and 48,000 shares of common stock held by The van der Kaay Trust, as to which Mr. van der Kaay and his spouse, as co-trustees, jointly share voting and dispositive power.

(9)	Includes 151,035 shares of common stock issuable upon exercise of stock options.

(10)	Includes 183,100 shares of common stock issuable upon exercise of stock options.

(11)	Includes 161,550 shares of common stock issuable upon exercise of stock options.

(12)	Includes 143,100 shares of common stock issuable upon exercise of stock options.

(13)	Includes 43,333 shares of common stock issuable upon exercise of stock options.

(14)	Includes 5,322,208 shares of common stock issuable upon exercise of stock options.

EXECUTIVE OFFICERS

RFMD’s current executive officers are as follows:

Name	Age	Title
Robert A. Bruggeworth	49	President and Chief Executive Officer
Barry D. Church	48	Vice President, Corporate Controller and Principal Accounting Officer
Steven E. Creviston	46	Corporate Vice President and President of Cellular Products Group
Jerry D. Neal	65	Executive Vice President of Marketing and Strategic Development
William A. Priddy, Jr.	49	Chief Financial Officer, Corporate Vice President of Administration and Secretary
Suzanne B. Rudy	55	Vice President, Corporate Treasurer, Compliance Officer and Assistant Secretary
James D. Stilson	63	Corporate Vice President of Operations
Robert M. Van Buskirk	61	Corporate Vice President and President of Multi-Market Products Group

Certain information with respect to our executive officers is provided below. Officers are appointed to serve at the discretion of the Board. Information regarding Mr. Bruggeworth is included in the director profiles set forth above.

Barry D. Church has served as Vice President, Corporate Controller and Principal Accounting Officer since September 2001. He began his employment with us in March 1998. From March 1998 until August 1998, Mr. Church was Manager of Financial Planning and from September 1998 until September 2001 he was Controller. In addition to his tenure at RFMD, Mr. Church has 13 years experience in various financial positions at Sara Lee Corporation and AT&T, Inc.

Steven E. Creviston has served as Corporate Vice President and President of Cellular Products Group, or CPG, since August 2007. From May 2002 to August 2007 he served as a Corporate Vice President of CPG, which was known as Wireless Products until April 2004. He began his employment with RFMD in December 1994 as Strategic Account Manager. From May 1997 to May 1999, Mr. Creviston was Director of Account Management, from June 1999 to April 2001 he was Product Line Director, and from May 2001 to May 2002 he was Divisional Vice President.

Jerry D. Neal, a founder of RFMD, became Executive Vice President of Marketing and Strategic Development in January 2002. He served as Vice President of Marketing from May 1991 to January 2000 and was Executive Vice President of Sales, Marketing and Strategic Development from January 2000 to January 2002. Prior to joining RFMD, Mr. Neal was employed for ten years with Analog Devices, Inc. as Marketing Engineer, Marketing Manager and Business Development Manager. Mr. Neal served as a director of RFMD from February 1992 to July 1993.

William A. Priddy, Jr. became Chief Financial Officer and Corporate Vice President of Administration in July 1997 and Secretary in July 2003. He was Controller from December 1991 to December 1993, Treasurer and Controller from December 1993 to September 1998, and Vice President of Finance from December 1994 to July 1997. Prior to joining RFMD, Mr. Priddy was employed for five years with Analog Devices, Inc. in various positions in finance and marketing.

Suzanne B. Rudy became Vice President and Corporate Treasurer in November 2002 and Compliance Officer and Assistant Secretary in January 2004. She was Corporate Treasurer from May 1999 until November 2002. Prior to joining RFMD, Ms. Rudy was employed for eight years at Precision Fabrics Group Inc. as Controller and for six years at BDO Seidman, LLP, most recently as a Tax Manager.

James D. Stilson joined RFMD in January 2004 as the Corporate Vice President of Operations. From July 1999 to January 2004, Mr. Stilson was the President of ASE Korea, Inc., a semiconductor assembly and test solution provider. From November 1997 to

July 1999, he was the General Manager of Motorola Korea Ltd., which was purchased by the ASE Group to form ASE Korea, Inc. From April 1995 to November 1997, he was the Assistant General Manager of Motorola Korea Ltd.

Robert M. Van Buskirk joined RFMD in November 2007 as Corporate Vice President and President of MPG. From May 1999 to November 2007, Mr. Van Buskirk served as the Chief Executive Officer of Sirenza Microdevices, Inc., which was acquired by RFMD in November 2007. He also served as President and a director of Sirenza from November 2002 until November 2007. Before joining Sirenza, from August 1998 to May 1999, Mr. Van Buskirk was the Executive Vice President of Business Development and Operations at Multilink Technology Corporation, a company specializing in the design, development and marketing of high bit-rate electronic products for advanced fiber optic transmission systems. Prior to his position at Multilink, Mr. Van Buskirk held various management positions at TRW (now Northrop Grumman), a semiconductor wafer manufacturer, including Executive Director of the TRW GaAs telecommunications products business from 1993 to August 1998.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Program

Compensation Program Objectives and Philosophy
The objectives of RFMD’s compensation program are to enhance our ability to recruit and retain qualified management, motivate executives and other employees to achieve established performance goals and ensure an element of congruity between the financial interests of the executive management team and our shareholders.

We believe the competition in our industry for qualified executives, including our Chief Executive Officer, Chief Financial Officer and next three most highly compensated executive officers, to whom we refer collectively as the Named Executive Officers, is extremely strong. To attract and retain highly qualified employees, we must maintain an overall compensation package that is competitive with those offered by our peer group companies and other competitors within our industry.

We do not establish subjective or objective goals or performance criteria based on individual performance for each Named Executive Officer or other members of management, although we do evaluate individual performance when making compensation decisions. Rather, we believe strongly that focusing on the management team as a group, including the Named Executive Officers, results in greater long-term success, and we currently condition all cash incentive and equity performance-based awards on common team or corporate criteria.

We believe that substantial equity ownership provides important medium- and long-term incentives and encourages the Named Executive Officers to take actions favorable to the long-term interests of RFMD and our shareholders. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of our Named Executive Officers.

Compensation Program Design
Our compensation program is designed to attract, retain and motivate employees and to reward them for achievements that we believe will bring RFMD success and likewise reward shareholders as a result of our success. These programs are designed to be competitive with those of the companies in our industry with which we must vie for talent.

Our qualified defined contribution 401(k) plan is the only retirement plan available to our employees in the United States. To complement our 401(k) plan, we typically make significant annual service-based and performance-based equity awards to our Named Executive Officers that have extended vesting periods. The purpose of these awards, which are discussed in more detail below, is to serve as both a retention and incentive mechanism in order to create value for both the award recipient and our shareholders. Each Named Executive Officer has a substantial portion of his potential financial net worth at risk because it is equity-based, and thus its value is dependent on and determined by our future performance.

Shortly after the end of each of fiscal 2009 and fiscal 2010, the Compensation Committee considered the following factors in establishing the compensation of our Named Executive Officers for the subsequent fiscal year:

•	RFMD’s overall operating performance during the fiscal year and the achievements of the Named Executive Officers with respect to: (a) progress that each business unit made in achieving its long-term strategic goals; (b) new products in development, scheduled for introduction or recently introduced; (c) our performance in relation to our industry competitors; (d) productivity improvements; and (e) progress of acquisition integration.

•	Individual performance appraisals of our Named Executive Officers and their contributions toward our performance goals and other objectives as established by the Board and the Committee, including a subjective evaluation of each Named Executive Officer’s: (a) vision and strategy with respect to his individual business responsibilities; (b) work ethic and ability to motivate and influence others; (c) self-development and development of subordinates; and (d) execution of assigned tasks.

•	The compensation packages for executives who have similar positions and levels of responsibility at other publicly held U.S. manufacturers of radio frequency components and other relevant products in related appropriate markets.

When considering these factors in May 2009 with respect to fiscal year 2010 compensation, however, the Committee also considered the overall macroeconomic environment and our cost-cutting measures implemented in response to such conditions during fiscal year 2009.

Compensation Decision-Making Processes

The Compensation Committee
The Compensation Committee is appointed by the Board to exercise the Board’s authority concerning compensation of the executive management team (including the Named Executive Officers), non-employee directors and employees and to administer the stock-based and incentive compensation plans. See “Corporate Governance – Committees and Meetings – Compensation Committee,” above. The Committee typically meets in separate session in connection with regularly-scheduled meetings of the Board. In addition, the Committee sometimes schedules special meetings or non-meeting “work sessions,” either by telephone or in person, as necessary in order to fulfill its duties. Meeting agendas are established by the Chairman after consultation with the Vice President of Human Resources, other members of the Committee and, if appropriate, Mr. Bruggeworth, our Chief Executive Officer.

The current members of the Committee are Mr. DiLeo, Mr. Wilkinson and Mr. Harding, who serves as Chairman of the Committee. Each of these Committee members served on the Committee for all of fiscal 2010.

Role of the Compensation Consultant
During fiscal 2010, the Committee again retained the independent compensation consulting firm DolmatConnell & Partners, Inc., which we refer to as DC&P, to assist it with executive and non-employee director compensation matters. We selected DC&P based primarily on its principals’ depth of experience in the technology industry and its prior performance as a consultant to the Committee. During fiscal 2010, DC&P worked with the Committee to help ensure that our compensation practices were appropriate for our industry given the recessionary environment. During fiscal 2010, DC&P performed an update of our peer group and provided an analysis of director compensation, in each case for use in setting fiscal 2011 compensation. DC&P’s recommendations to the Committee were generally in the form of suggested ranges for compensation or descriptions of policies that DC&P currently considers “best practices” in our industry. The Committee has retained DC&P to assist it with executive and non-employee director compensation matters for fiscal 2011, if and as the need arises.

During fiscal 2010, DC&P only worked for the Committee and performed no additional services for us or any of the Named Executive Officers. The Committee Chairman approved all work performed by DC&P and received and approved copies of all invoices for services submitted by DC&P. During fiscal 2010, neither the Committee nor our management used the services of any other compensation consultant.

Role of Executives in Establishing Compensation
During fiscal 2010, and as is typical at RFMD, there was a continuing dialogue among our Chief Executive Officer, other members of management (particularly the Vice President of Human Resources), the Committee’s compensation consultant, DC&P, and Committee members regarding compensation considerations. Each of these parties was and continues to be encouraged to propose ideas or issues for the Committee to consider and evaluate with respect to our compensation structure and philosophy.

The Committee establishes the annual base salary, bonus opportunities and equity incentive awards for our Chief Executive Officer, Mr. Bruggeworth. Mr. Bruggeworth typically recommends to the Committee the annual base salary, bonus opportunities and equity award opportunities (if any) for the other members of the executive management team, including the other Named Executive Officers, for the Committee’s review, modification and approval.

To assist the Committee in overseeing compensation practices, the Committee periodically requests that Human Resources, Finance and Treasury Department personnel gather and present information on compensation-related topics. Certain members of the executive management team or other employees therefore attended portions of some Committee meetings during fiscal 2010 in order to fulfill these requests. Our Vice President of Human Resources attends most of the Committee’s meetings and serves as secretary of the meeting, but does not participate in executive sessions or any portion of any meeting where his own compensation is being discussed. Our Chief Executive Officer attended the majority of the Committee’s meetings during fiscal 2010, but did not participate in any portion of any meeting where his own compensation was being determined. In addition, when deemed appropriate, the Committee held all or a portion of certain meetings during fiscal 2010 in executive session with only Committee members present.

Use of Industry Comparative Data
We operate in a highly competitive industry in which retention of qualified personnel is a critical factor in operating a successful business. As such, we try to understand as much as possible about the total compensation levels and practices at other companies in our industry. Determining the relevant companies to use for such comparative purposes is not a simple task. With the help of DC&P and our Human Resources Department, the Committee has developed a peer group of companies that it reviews and, if appropriate, adjusts periodically and at least annually. The companies included in this peer group generally have revenues ranging from one-third to three times our annual revenue and are in the semiconductor, wireless components or sub-systems businesses. The peer group is comprised such that the median revenue size of the peer group is at or close to our projected annual revenue. The peer group used in fiscal 2010 consisted of the following 20 companies:

Altera Corporation	International Rectifier Corporation	National Semiconductor Corporation
Atheros Communications, Inc.	Intersil Corporation	ON Semiconductor Corporation
Conexant Systems, Inc.	Linear Technology Corporation	Semtech Corporation
Cypress Semiconductor Corporation	LSI Corporation	Skyworks Solutions, Inc.
DSP Group, Inc.	Maxim Integrated Products	TriQuint Semiconductor, Inc.
Fairchild Semiconductor International, Inc.	MEMC Electronic Materials, Inc.	Xilinx, Inc.
Integrated Device Technology, Inc.	Microchip Technology Inc.

The Committee decided not to update this peer group during fiscal 2010 and used fiscal 2009 peer group data in setting fiscal 2010 compensation, primarily due to the recessionary environment. First, due to the ongoing cost-cutting activities at RFMD, the Committee decided it was prudent to forego an update in order to save the associated expenses. Second, because all peer group data is retrospective, the Committee concluded that updating historical data was less relevant in a recessionary environment due to the salary freeze in effect at the start of fiscal 2010 and the unique challenges the Committee faced in setting incentive compensation to address the strategies implemented by RFMD in response to the rapidly changing economic conditions. As the economy improved, the Committee modified RFMD’s peer group with assistance from DC&P during fiscal 2010 for purposes of setting compensation for fiscal 2011 due to the fact that some of the above members may no longer exist as independent companies or satisfy our peer group revenue requirements.

In addition to peer group data, the Committee also uses proprietary broader-based semiconductor industry and technology sector compensation data compiled and furnished by DC&P. In general, this comparative data is used by the Committee to test, verify and gauge the suitability of the peer group data as a comparative tool.

Other Compensation Policies
With the assistance of the Committee, DC&P and the executive management team, we have developed a number of policies and practices that we relied upon during fiscal 2009 and fiscal 2010 and expect to continue to rely upon during fiscal 2011:

•	We generally have used comparative competitive data to establish base salaries for each Named Executive Officer at approximately the 50th percentile of the peer group and have provided cash performance incentives that, if earned at target, enabled the Named Executive Officer group to be eligible to earn total annual cash compensation at a level between the 50th and 75th percentile of the peer group. Within these industry comparable ranges, we specifically consider each Named Executive Officer’s performance and level of responsibility in comparison to the other Named Executive Officers when establishing base salaries and make adjustments we deem appropriate from the industry comparable position to ensure internal consistency in executive compensation. As discussed in more detail below under “Annual Cash Incentive Opportunities,” our bonus target was a percentage of the Named Executive Officer’s base salary that he was eligible to earn under the objective bonus criteria discussed below. The bonus program is structured so that the higher the level of the respective Named Executive Officer’s responsibility at RFMD, the greater his percentage of potential total performance-based cash compensation. For fiscal 2010, the performance-based cash compensation target was 100% of base salary for Mr. Bruggeworth and 75% for each of our other Named Executive Officers. This reflects the Committee’s view that Mr. Bruggeworth, as our CEO, bears overall management responsibility for RFMD, while our other Named Executive Officers have more narrow responsibilities tied to a particular business unit or function. The Committee has established the same target percentages for fiscal 2011 performance-based cash compensation because it believes these targets are reasonable and generally consistent with industry and peer group practices.

•	We have attempted to ensure that a substantial amount of each Named Executive Officer’s total compensation (base salary, cash bonus and equity awards) was performance-based, linked to our operating performance, and designed so that in the long-term, its value was derived from the market price of our common stock. While each individual compensation component, as well as the allocation of the cash components between base salary and the performance-based bonus opportunity, have been set based on peer group comparables, based on recommendations of DC&P as to best practices in our industry, we have established a policy that approximately 60% of the value of each Named Executive Officer’s potential equity awards will be linked to the successful achievement of certain pre-established, objective RFMD performance goals. See “Performance-Based Restricted Stock Units” below for more information.

•	We established an aggregate level of restricted stock unit awards that was within the peer group run rate for such awards and that did not produce a level of stock plan overhang that was greater than that of the peer group.

•	Under the 2003 Plan, no participant may be granted awards in any 12-month period for more than 800,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock based on the grant date of the award). We take this limitation into account in setting equity awards when it is applicable, which was not the case in fiscal 2010.

•	We attempted to ensure that cash and equity components of total compensation were tax deductible, to the maximum extent possible, by the use of shareholder-approved plans that are intended to comply with Section 162(m) of the Code.

•	We prohibit the backdating or spring-loading of equity awards. To further that goal, we generally grant time-based restricted stock units once a year to existing employees on or around the annual shareholder meeting date, and performance-based restricted stock unit opportunities generally are established shortly after the beginning of the fiscal year within the time constraints required under Section 162(m) of the Code.

•	We prohibit the repricing of previously granted option or stock awards without shareholder approval.

The Committee also has additional responsibilities with respect to our compensation practices, which are set forth in its charter and described in more detail under “Corporate Governance – Committees and Meetings – Compensation Committee,” above.

Elements of Compensation

Compensation arrangements for our Named Executive Officers under our fiscal 2010 compensation program consisted of five components: (a) a base salary; (b) a formula-based, shareholder-approved cash bonus program intended to be compliant with Code Section 162(m) to the extent practicable; (c) the grant of equity incentives in the form of time-based restricted stock units; (d) the grant of equity incentives in the form of performance-based and time-based restricted stock units; and (e) other compensation and employee benefits generally available to all of our employees, such as health insurance, group life and disability insurance and participation in our 401(k) plan and ESPP. We believe our overall and individual grant practices are well within comparable industry levels and contain sufficient performance-based elements. Accordingly, with respect to equity awards for fiscal 2011, we expect to follow grant practices similar to those used in fiscal 2010, although we reserve the right to modify such grant practices if we think it is in our best interest to do so.

Base Salaries
The Committee reviews and establishes individual salaries for the Named Executive Officers annually. In determining individual salaries, the Committee considers the scope of job responsibilities, individual contributions, labor market conditions, peer group data and our overall annual budget guidelines for merit and performance increases. Historically, the Committee’s objective has been to deliver base compensation levels for each Named Executive Officer at or near the median level for the comparable position of the peer group. However, for fiscal year 2010, the Committee did not adjust the base salaries of the Named Executive Officers from fiscal 2009 levels because of the recession and our associated cost-cutting measures, including an RFMD-wide freeze on salary adjustments, which was lifted in December 2009.

Cash Incentive Opportunities
A large part of each Named Executive Officer’s potential total annual cash compensation is intended to be at risk and linked to our operating performance. For fiscal 2010, annual cash bonus award opportunities were based on three separate cash bonus award components. For the first component, which applied to a select group of senior managers including each Named Executive Officer, the Committee measured the improvement in designated manufacturing fixed costs and operating expenses during the first and second quarters of fiscal 2010 as compared to the third quarter of fiscal 2009. If savings of at least $20 million were achieved, each Named Executive Officer could earn a cash bonus equal to 70% of his annual fiscal 2010 target bonus percentage. There was no opportunity to earn a pro rata portion of this bonus. The Committee set this performance goal based on RFMD’s approved fiscal 2010 operating plan and designed this goal to tie a material portion of the cash bonus opportunity for the Named Executive Officers during fiscal 2010 to the successful completion of restructuring plans, including expense reduction efforts that RFMD implemented in fiscal 2009 in response to the global macroeconomic environment. The third quarter (rather than the fourth quarter) of fiscal 2009 was used as a baseline period to get a truer comparison between our pre-restructuring and cost-cutting expense run rate and the targeted new expense run rate. Because the designated costs and expenses were reduced by more than $27 million during the measurement period, each Named Executive Officer received a cash bonus equal to 70% of his annual fiscal 2010 target bonus percentage. As noted above, the fiscal 2010 target bonus percentage for each of our Named Executive Officers, which was established by the Committee as a percentage of each Named Executive Officer’s fiscal 2010 annual base salary, was 100% for Mr. Bruggeworth and 75% for each of the other Named Executive Officers.

Eligibility for the second and third components of the fiscal 2010 cash bonus awards was based on two six-month performance periods. The Committee selected six-month performance periods rather than an annual performance period as had been used in the past due to continuing global economic uncertainty and concerns that performance targets remain relevant in the face of rapidly changing market dynamics. For the second cash bonus award component, which was applicable to the first two quarters of fiscal 2010, the performance metric was “free cash flow” (net cash provided by operating activities minus property and equipment expenditures). The Committee selected this metric to emphasize the importance of generating cash that could be used to retire outstanding debt that was scheduled to mature beginning in July 2010 without regard to the revenue that could be achieved by RFMD in the uncertain economic environment. Each Named Executive Officer had the opportunity to earn a cash bonus award in an amount between 70% and 130% of one-half of his annual fiscal 2010 target bonus percentage, depending on our level of free cash flow during the first two quarters of fiscal 2010. If we achieved free cash flow of $18.1 million to $35 million, each Named Executive Officer would earn 70% to 130% of one-half of his annual fiscal 2010 target bonus. Because we achieved free cash flow of $80 million during the first and second quarters of fiscal 2010, the Committee determined the Named Executive Officers earned 130% of one-half of their annual fiscal 2010 target bonus. For the third cash bonus award component, which was applicable to the third and fourth quarters of fiscal 2010, the performance metric was also “free cash flow.” The Committee decided to continue to use free cash flow as a performance metric for the second half of fiscal 2010 rather than other or multiple financial metrics because this metric had proven to be a valuable tool for assessing RFMD’s performance, was easily understood by our employees and was viewed as an effective incentive to encourage continued generation of cash by RFMD for the purpose of retiring debt scheduled to mature in less than one year. Each Named Executive Officer had the opportunity to earn a cash bonus award in an amount between 70% and 130% of one-half of his annual fiscal 2010 target bonus percentage, depending on our level of free cash flow during the last two quarters of fiscal 2010. If we achieved free cash flow of $50 million to $80 million, each Named Executive Officer would earn 70% to 130% of one-half of his annual fiscal 2010 target bonus. Because we achieved free cash flow of $97 million during the third and fourth quarters of fiscal 2010, the Committee determined that each Named Executive Officer earned 130% of one-half of his annual fiscal 2010 target bonus. Unlike the first cash bonus component discussed above, the amounts of the second and third components of the fiscal 2010 cash bonus award could have been pro rated for performance between thresholds.

Cash bonuses for our Named Executive Officers, as well as for all of our other employees, are awarded pursuant to our Cash Bonus Plan and were capped by the Committee for fiscal 2010 at two times each employee’s respective bonus target. No minimum bonus is guaranteed. For fiscal year 2010, our compensation program was structured to provide our Named Executive Officers with the opportunity to earn, through a combination of base salary and target bonus awards, total cash compensation between the 50th and 75th percentile level of the peer group comparable positions.

For fiscal 2011, the Committee established two separate cash bonus award components, and eligibility for each component will be based on two six-month performance periods. The Committee has determined that the first component will be based on performance during the first and second quarters of fiscal 2011, and the metrics used to measure performance are “free cash flow,” MPG sales growth and CPG sales growth. During this performance period, free cash flow performance will constitute 75% of the total bonus opportunity, and MPG and CPG sales growth, although assessed separately, will together constitute 25% of the total bonus opportunity. Each Named Executive Officer has the opportunity to earn a cash bonus award in an amount between 70% and 200% of one-half of his annual fiscal 2011 target bonus percentage, depending on our level of free cash flow and MPG and CPG sales growth during the first two quarters of fiscal 2011. The level of free cash flow required to achieve a target bonus approximates our historical record level of free cash flow during two fiscal quarters. This metric continues to be used by the Committee because it remains a valuable tool for assessing our performance, is widely understood by our employees and encourages the generation of cash to retire RFMD debt that becomes due in 2012. A sales growth component was added for two reasons. First, the Committee believes that long-term value cannot be generated unless RFMD continues to grow. Second, while RFMD achieved significant revenue growth in fiscal 2010 after a substantial decline due to the impact of the recession in fiscal 2009, the Committee wants to encourage management to demonstrate our ability to grow RFMD’s revenue each year while also generating cash. In general, there are specific percentage levels of sales growth for the first six months of fiscal 2011 over the comparable period of fiscal 2010 that are required to achieve the target bonus. The Committee expects to establish the performance metrics for the second component of the cash bonus award for fiscal 2011, which is expected to be based on performance during the third and fourth quarters of fiscal 2011, during the third quarter of fiscal 2011. The amount of each component of the fiscal 2011 cash bonus awards will be pro rated for performance between thresholds.

Consistent with industry and RFMD’s past practices and based on advice from DC&P, the Committee has again capped the fiscal 2011 potential cash bonus awards at two times each employee’s respective bonus target. In order to attempt to deduct the bonus compensation for tax purposes, the bonus program is shareholder-approved and intended to qualify under Code Section 162(m) to the extent practicable.

The fiscal 2011 target levels of free cash flow and sales growth were derived from our internal operating plans, which are not disclosed publicly for competitive reasons. These target levels constitute confidential commercial and strategic financial information, and we believe that prospective disclosure of these targets would result in competitive harm to us. The Committee believes that the targeted levels of performance are challenging and reflect desired above-market performance, and thus typically would not be achieved all of the time. At the time the performance goals were established, the Committee also believed that performance at a level above the target level would be difficult, but not impossible, to achieve. The Committee recognizes that the likelihood of achievement in any given year may be different, and believes that the payout should be appropriate for the performance, regardless of how often it may happen. For the last five fiscal years, the Named Executive Officers have been awarded cash bonuses at the following percentages of the established target levels: fiscal 2006 (32.2%); fiscal 2007 (182%); fiscal 2008 (0%); fiscal 2009 (0%); and fiscal 2010 (200%).

Service-Based Restricted Stock Units
Executives are awarded time-based restricted stock units. We believe that these equity awards provide important medium-term and long-term incentives for our Named Executive Officers and align their interests with the interests of RFMD and our shareholders.

For fiscal 2010, we issued service-based restricted stock units to certain members of the executive management team, including our Named Executive Officers. The amount of each award was determined by the Committee in August 2009 following our annual meeting of shareholders after consideration of (i) each officer’s base salary, cash bonus award opportunities, and performance-based restricted stock unit opportunities, (ii) past accomplishments and performance, (iii) overall responsibilities and anticipated performance required for the upcoming fiscal year, and (iv) peer group comparables. Consistent with the Committee’s philosophy of encouraging performance-based compensation, service-based restricted stock generally approximates 40% of the total value of all equity awards. The restricted stock units vest over a four-year period, with 25% vesting on each anniversary of the award date. Service-based restricted stock units for senior officers provide for continued vesting post-termination unless the Committee determines otherwise.

In fiscal 2011, we again expect to grant time-based restricted stock units to certain members of the executive management team, including our Named Executive Officers, following our 2010 annual meeting. We expect to continue to use the same criteria we used in fiscal 2010 in setting these awards.

Performance-Based Restricted Stock Units
For fiscal 2010, we awarded performance-based restricted stock units to certain members of the executive management team, including our Named Executive Officers. These awards are designed to ensure that approximately 60% of the value of each Named Executive Officer’s equity award was linked to milestones on projects or key initiatives that we felt had a strong potential to impact longer-term shareholder value creation. The milestones were objectives that had to be met during fiscal 2010, based on multi-year, longer-term goals, to help ensure our continued performance as an industry leader. The achievement of these goals, as determined by the Committee, was team-based and applied to the executive management team as a group. There were no individually-based goals.

The fiscal 2010 milestones consisted of six objectives for achievement during the year relating to the successful development and launch of specific technologies and products and the completion of certain business consolidation mechanics. The targeted amount of shares of our common stock subject to restricted stock units that could be earned by each Named Executive Officer was established by the Committee in May 2009 for each Named Executive Officer. No performance-based restricted stock units could be earned unless at least two of the objectives were attained. If only two of the objectives were attained, then only 50% of the targeted amount of restricted stock units could be earned. If three or four objectives were achieved, then 75% and 100%, respectively, of the targeted amount of restricted stock units could be earned. If five or six objectives were achieved, then each Named Executive Officer could earn 125% or 150%, respectively, of the targeted number of restricted stock units. Upon completion of fiscal year 2010, the Committee determined that five of the six objectives had been achieved. The goals achieved related to (1) the successful qualification of a new semiconductor manufacturing process, (2) the development and deployment of an RF component design process and library for the efficient and effective management of future product designs, (3) successful consolidation of two manufacturing locations in China into one location, (4) completion and release of a low-cost design platform from which future derivative products can be designed and produced efficiently, effectively and inexpensively, and (5) the development and release for production of a silicon CMOS based process for high performance based products to facilitate supply chain flexibility and a higher level of product integration. Accordingly, each member of the executive management team was awarded 125% of his or her targeted number of performance-based restricted stock units. To further encourage executive retention and growth in shareholder value, the shares of our common stock subject to restricted stock units earned by each Named Executive Officer will vest over a three-year period, with 50% vesting following completion of the performance period and the remaining 50% vesting in equal annual installments over each of the following two years, as long as the Named Executive Officer is still employed by us on each such vesting date. For fiscal 2010, the number of performance-based shares of our common stock subject to restricted stock units earned by each Named Executive Officer, subject to the 2003 Plan equity cap discussed above, is shown below in the “2010 Grants of Plan-Based Awards Table.”

For fiscal 2011, we have established a similar performance-based restricted stock unit program with six objectives relating to the successful development and launch of specific technologies and products and the achievement of certain product-based revenue and supplier objectives. The objectives for fiscal year 2011 are: (1) release our PowerSmarttm Power Platforms to major smart phone manufacturers; (2) release a new silicon on insulator-based switch product; (3) materially increase revenues for GaN-based products by a specified amount; (4) successfully qualify production of a new cost-saving packaging technology; (5) ramp production of a new cost-saving packaging technology; and (6) complete RFMD-wide roll-out of software related to accelerating product development. The number of shares of our common stock subject to restricted stock units to be earned by each Named Executive Officer, if any, will be determined following the end of fiscal year 2011 and will vest over a three-year period, with 50% vesting following completion of the performance period and the remaining 50% vesting in equal annual installments over each of the following two years, as long as the Named Executive Officer is still employed by us on each such vesting date. For fiscal 2011, the maximum number of performance-based shares of our common stock subject to performance-based restricted stock units that may be earned – 150% of the targeted number – by each Named Executive Officer is as follows: Mr. Bruggeworth, 409,950; Mr. Creviston, 213,000; Mr. Priddy, 176,100; Mr. Van Buskirk, 153,750; and Mr. Neal, 104,100.

Targeted levels of equity awards (including both time-based and performance-based awards) for each Named Executive Officer, as is the case with cash bonus awards, are established so that each individual has the opportunity to earn, if the maximum performance award levels are earned, a dollar value of equity awards that is between the 50th and 75th percentile level of the peer group comparable positions. As is the case with base salary and target bonus percentages, the target levels of performance-based and time-based restricted stock units for each Named Executive Officer are determined after consideration of (i) each officer’s base salary and cash bonus award opportunities, (ii) past accomplishments and performance, (iii) overall responsibilities and anticipated performance required for the upcoming fiscal year, and (iv) peer group comparables.

We believe that the level of performance required to satisfy any of the objectives in any given year should not be easily achievable, and typically would not be achieved all of the time. When we establish the objectives, we assign an expected degree of difficulty of achieving each objective as either “medium” or “high” and typically include at least three objectives that are rated as highly difficult to accomplish within the performance period. As for obtaining any awards greater than the target level of 100%, which would require satisfaction of five or six of the objectives, we believe that these payouts would be very difficult, but not impossible, to achieve. We recognize, however, that the likelihood of achievement of any level of award in any given year may be different, and believe that the amount of the award should be appropriate for the performance, regardless of how often it may happen. For the three fiscal years that we have granted performance-based restricted stock units based on completed objectives, we have averaged achieving five of the six goals per year. While this level of performance exceeds the expectations of the Committee, we believe it correlates with the performance attained. In addition, the Committee believes it is inherently difficult to predict whether these performance goals will be met, which is borne out by our experience that often goals initially perceived by the Committee to have a high risk of failure are achieved, while those with a medium risk are not. The Committee believes that one of the most important benefits to RFMD from the use of performance-based restricted stock units has been the sharp focus by all participating employees toward attaining the objectives as a team, including review on a semi-monthly basis of the status of each objective by responsible employees.

Other Employee Benefits
Our Named Executive Officers receive the same employee benefits generally available to all of our employees, including health insurance, group life and disability insurance and eligibility to participate in our 401(k) plan and ESPP. Although we historically have made employer contributions to our 401(k) plan, on December 1, 2008 we froze our matching contributions to our 401(k) plan due to the adverse macroeconomic business environment. On January 1, 2010, we resumed our matching contributions to our 401(k) plan due to the improved macroeconomic business environment. We do not maintain any deferred compensation plans.

Perquisites
Our Named Executive Officers do not receive any perquisites or personal benefits, as it has never been part of our culture to provide them. We believe that perquisites are viewed by some of our shareholders and employees as being discriminatory in nature and, as such, we have historically taken the position that these highly visible (and sometimes controversial) compensation components are not necessary to implement our current compensation philosophy and structure.

Employment Agreements
Historically, we have not entered into employment agreements with any of our Named Executive Officers because we believe that employment agreements have not been necessary in order to attract and retain talented personnel. However, due to the ever-changing marketplace in which we vie for talent, the Committee regularly reviews the need for employment agreements for some or all of our senior management team to help ensure that we remain competitive in our industry. In that regard, during fiscal 2009, the Committee determined that it was appropriate for us to enter into an employment agreement with our Chief Executive Officer, Mr. Bruggeworth. The Committee made this decision in order to help ensure that Mr. Bruggeworth devoted more of his time on longer-term strategic initiatives that are in our best interests, including those that may not be in his personal best interests. The employment agreement is thus structured in a way that the Committee believed would foster and incentivize Mr. Bruggeworth to conduct an unbiased evaluation of all strategic alternatives that might be available to us at any given time. The terms of this agreement are described in more detail below in the section entitled “Potential Payments upon Termination or Change-in-Control.” None of the other Named Executive Officers has entered into an employment agreement with us.

Post-Termination Compensation

We have entered into change in control agreements with each of our Named Executive Officers and certain other members of our executive management team. We entered into these agreements in order to acknowledge the respective employee’s importance to us and our shareholders and to attempt to avoid the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate organizational changes. During fiscal 2009, the Committee determined that it was appropriate for us to enter into amended and restated change in control agreements with each of our Named Executive Officers and certain members of our executive management team in order to comply with certain tax requirements imposed under Section 409A of the Code, and to reflect developing best practices and changes deemed appropriate by the Committee. Additionally, Mr. Bruggeworth’s change in control agreement was amended to conform to certain terms of the employment agreement he entered into with us earlier in fiscal 2009. The terms of these amended and restated change in control agreements are described in more detail below in the section entitled “Potential Payments Upon Termination or Change-in-Control.”

Conclusion

We believe our compensation program provides a balanced and stable foundation for achieving our intended objectives. During fiscal 2010, we successfully continued our product diversification efforts, delivering a record number of new product introductions as well as year-over-year and sequential quarterly revenue growth for both CPG and MPG. We also successfully implemented a new financial model and cost structure for RFMD that yielded improved free cash flow, generating a record-breaking $177 million of free cash flow during fiscal 2010. Based on this performance and the satisfaction of applicable performance objectives for three separate components of our cash incentive program, the Committee determined that management earned cash bonuses for performance for each component in fiscal 2010.

The objectives achieved under the performance-based restricted stock unit program during fiscal 2010 provided us with valuable new product design tools and platforms and manufacturing technologies and fully integrated facilities to enhance operating performance. Management, including our Named Executive Officers, was rewarded for these significant accomplishments with the grant of performance-based restricted stock units for shares of our common stock.

Our compensation philosophy emphasizes team effort, which we believe fosters rapid adjustment and adaptation to fast-changing market conditions. We believe that our combination of shorter-term cash incentive awards and longer-term service-based and performance-based restricted stock units will help us achieve our long-term goals and will continue to align the interests of the executive management team, including the Named Executive Officers, with those of RFMD and our shareholders during fiscal 2011 and beyond.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that accompanies this report with our management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended April 3, 2010 by incorporation by reference to this proxy statement.

Except for the Annual Report on Form 10-K described above, this Compensation Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this Report.

The Compensation Committee

John R. Harding (Chairman)
Daniel A. DiLeo
Walter H. Wilkinson, Jr.

Summary Compensation Table

The following table summarizes the compensation of the Named Executive Officers for each of the fiscal years ended April 3, 2010, March 28, 2009 and March 29, 2008. The Named Executive Officers are our Chief Executive Officer, Chief Financial Officer and the three next most highly compensated executive officers serving RFMD at April 3, 2010, as determined by their total compensation in the table below. We use a 52- or 53-week fiscal year ending on the Saturday closest to March 31 of each year. Fiscal year 2010 was a 53-week year and fiscal years 2009 and 2008 were 52-week years.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
		(1)	(2)	(3)	(4)	(5)	Compensation
Name & Principal Position	Year	($)	($)	($)	($)	($)	($)

Robert A. Bruggeworth,	2010	633,462	2,739,225	0	1,250,500	5,748	4,628,935
President and	2009	609,139	2,736,987	0	0	2,832	3,348,958
Chief Executive Officer	2008	586,731	1,130,980	652,071	0	6,906	2,376,688

William A. Priddy, Jr.,	2010	342,695	1,032,499	0	507,379	3,110	1,885,683
Chief Financial Officer, Corporate Vice	2009	329,310	1,035,170	0	0	4,740	1,369,220
President of Administration and Secretary	2008	311,539	548,227	315,169	0	6,833	1,181,768

Steven E. Creviston,	2010	373,848	1,433,792	0	553,503	3,392	2,364,535
Corporate Vice President and	2009	359,233	1,437,378	0	0	3,715	1,800,326
President of Cellular Products Group	2008	328,951	608,327	315,169	0	6,338	1,258,785

Jerry D. Neal,	2010	351,002	917,938	0	519,678	1,560	1,790,178
Executive Vice President of	2009	337,483	920,175	0	0	0	1,257,658
Marketing and Strategic Development	2008	324,022	548,227	315,169	0	0	1,187,418

Robert M. Van Buskirk,	2010	389,423	1,032,499	0	576,563	2,524	2,001,009
Corporate Vice President and	2009	375,000	1,035,170	0	0	4,304	1,414,474
President of Multi-Market Products Group (6)	2008	126,923	603,809	0	0	2,163	732,895

(1)	The increase in fiscal 2010 base salary as compared to fiscal 2009 was due to (i) the fact that fiscal 2010 was a 53-week year and fiscal 2009 was a 52-week year, and (ii) the greater number of fiscal 2010 payroll dates.

(2)	Represents the aggregate grant date fair value of time-based and performance-based restricted stock units granted during the fiscal years shown calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, or ASC Topic 718, rather than an amount paid to or realized by the Named Executive Officer, disregarding the estimate of forfeitures related to performance-based vesting conditions. The aggregate grant date fair value is the amount we expect to expense in our financial statements over the award’s vesting schedule. See “Share-Based Compensation” in Note 2 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended April 3, 2010 (the “10-K”) for the assumptions used to calculate grant date fair value. There can be no assurance that the ASC Topic 718 grant date fair value amounts will ever be realized. See “2010 Grants of Plan-Based Awards Table” on page 25 for information on grants awarded in fiscal year 2010.

(3)	Represents the aggregate grant date fair value of stock options granted during the fiscal years shown calculated in accordance with ASC Topic 718, rather than an amount paid to or realized by the Named Executive Officer. The aggregate grant date fair value is the amount we expect to expense in our financial statements over the award’s vesting schedule. See “Share-Based Compensation” in Note 2 of our consolidated financial statements included in our 10-K for the assumptions used to calculate grant date fair value. There can be no assurance that the ASC Topic 718 grant date fair value amounts will ever be realized.

(4)	Represents amounts paid under our Cash Bonus Plan.

(5)	Represents amounts contributed by RFMD to the accounts of the Named Executive Officers under our 401(k) plan. We suspended our contributions to the 401(k) plan effective for payroll periods ending on or after December 1, 2008, but resumed our contributions to the 401(k) plan effective for payroll periods starting on or after January 1, 2010.

(6)	Mr. Van Buskirk joined RFMD in November 2007 (our fiscal 2008) as Corporate Vice President and President of MPG.

2010 Grants of Plan-Based Awards Table

The following table provides information on stock options, restricted stock units and plan-based cash incentive awards granted to or earned by each of our Named Executive Officers with respect to fiscal year 2010. There can be no assurance that the amounts set forth in the “Grant Date Fair Value of Stock Awards” column will ever be realized.

								All Other
								Stock
		Estimated Possible			Estimated Possible			Awards:
		Payouts Under			Payouts Under			Number of	Grant Date
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Shares of	Fair Value
		(2)			(3)			Stock or	of Stock
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	(1)	($)	($)	($)	(#)	(#)	(#)	(#) (4)	($) (5)

Robert A.	N/A	0	633,462	1,266,924
Bruggeworth	5/6/2009				190,500	381,000	571,500
	7/30/2009							329,900	1,662,696
William A.	N/A	0	257,021	514,043
Priddy, Jr.	5/6/2009				71,450	142,900	214,350
	7/30/2009							123,700	623,448
Steven E.	N/A	0	280,386	560,772
Creviston	5/6/2009				99,200	198,400	297,600
	7/30/2009							171,800	865,872
Jerry D. Neal	N/A	0	263,252	526,503
	5/6/2009				63,500	127,000	190,500
	7/30/2009							110,000	554,400
Robert M. Van	N/A	0	292,067	584,135
Buskirk	5/6/2009				71,450	142,900	214,350
	7/30/2009							123,700	623,448

(1)	All equity awards granted to Named Executive Officers in fiscal year 2010 were made pursuant to the 2003 Plan. The grant date above is determined in accordance with ASC Topic 718.

(2)	Each of the Named Executive Officers participates in our Cash Bonus Plan. The annual cash incentive award earned by each Named Executive Officer in fiscal 2010 is shown in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” The annual cash incentive opportunities available under the Cash Bonus Plan are described in greater detail under “Compensation Discussion and Analysis – Elements of Compensation – Cash Incentive Opportunities.”

(3)	Represents the number of shares of performance-based restricted stock units granted under the 2003 Plan with respect to performance in fiscal 2010. Under the 2003 Plan, no participant may be granted awards in any 12-month period for more than 800,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award). These awards were awarded on May 5, 2010, after it was determined that five of the six performance objectives had been met with respect to fiscal 2010. These awards vest in three installments, with 50% vesting following completion of the performance period, and the remaining 50% vesting in equal annual installments over each of the following two years, as long as the Named Executive Officer is still an employee of RFMD on each such vesting date. The actual number of shares of our common stock subject to the performance-based restricted stock units that were awarded is as follows: Mr. Bruggeworth, 470,100 shares; Mr. Priddy, 178,625 shares; Mr. Creviston, 248,000 shares; Mr. Neal, 158,750 shares; and Mr. Van Buskirk, 178,625 shares. For a detailed discussion of the performance-based restricted stock units, see “Compensation Discussion and Analysis – Elements of Compensation – Performance-Based Restricted Stock Units,” above.

(4)	These time-based restricted stock units vest and are payable in shares of RFMD common stock after they are earned (in whole or in part) and no longer subject to forfeiture. These time-based restricted stock units vest over a period of four years and any unvested portion of such awards is generally forfeited upon termination of employment. However, in the event of termination of employment other than for cause, these time-based restricted stock units granted in fiscal 2010 to each Named Executive Officer generally will continue to vest over a period of four years as if the Named Executive Officer had remained an employee of RFMD (unless the administrator of the 2003 Plan determines otherwise).

(5)	Amounts presented represent the aggregate grant date fair value calculated in accordance with ASC Topic 718 of our common stock awards granted during the year. The per-award grant date fair value was $5.04 for restricted stock units granted on July 30, 2009. See “Share-Based Compensation” in Note 2 of our consolidated financial statements set forth in our 10-K for the assumptions used to calculate grant date fair value. There can be no assurance that the stock award value will equal the aggregate grant date fair value upon vesting.

Employee Benefit Plans

The discussion that follows describes the material terms of our principal equity plans in which the Named Executive Officers participate. The material terms of the employment agreement entered into by RFMD and Mr. Bruggeworth in fiscal 2009 are described under “Potential Payments Upon Termination or Change-in-Control” below. The material terms of the Sirenza Microdevices, Inc. Amended and Restated 1998 Stock Plan in which Mr. Van Buskirk participates are described under “Equity Compensation Plan Information – Non-Shareholder Approved Plans” below.

2003 Stock Incentive Plan. RFMD’s shareholders approved the 2003 Plan at the 2003 annual meeting of shareholders. At our 2006 annual meeting of shareholders, RFMD shareholders: (a) amended the 2003 Plan to (1) increase the aggregate number of shares issuable under the 2003 Plan by 15,000,000, (2) increase the maximum number of shares that may be issued pursuant to the exercise of incentive stock options by 15,000,000, and (3) modify the list of performance factors that may apply to performance-based awards granted to “covered employees” (generally the chief executive officer and the three other highest compensated executive officers other than the principal executive officer or the principal financial officer) under Code Section 162(m) and related regulations; and (b) re-approved the 2003 Plan’s eligibility and participant award limitations for Code Section 162(m) purposes. See “Proposal 3 – Amendment of 2003 Stock Incentive Plan and Approval of Certain Plan Terms for Code Section 162(m) Purposes,” below, for information regarding proposed additional actions with respect to the 2003 Plan.

Currently, the maximum number of shares issuable under the 2003 Plan may not exceed the sum of (a) 24,250,000 shares, plus (b) any shares of common stock (1) remaining available for issuance as of the effective date of the 2003 Plan under our prior plans and (2) subject to an award granted under a prior plan, which award is forfeited, canceled, terminated, expire or lapse for any reason. Awards that may be granted under the plan include incentive options and non-qualified options, stock appreciation rights, restricted stock awards and restricted units, and performance awards and performance units. The number of shares reserved for issuance under the plan and the terms of awards may be adjusted upon certain events affecting our capitalization. No awards may be granted under the plan after July 21, 2013. The plan is administered by the Compensation Committee upon delegation from the Board. Subject to the terms of the plan, the Compensation Committee has authority to take any action with respect to the plan, including selection of individuals to be granted awards, the types of awards and the number of shares of common stock subject to an award, and determination of the terms, conditions, restrictions and limitations of each award.

1999 Stock Incentive Plan. The 1999 Plan provides for the issuance of a maximum of 16,000,000 shares of common stock (as adjusted to reflect stock splits) pursuant to awards granted under the plan. Awards may include incentive options and non-qualified options, stock appreciation rights, and restricted stock awards and restricted units. The number of shares reserved for issuance under the plan and the terms of awards may be adjusted upon certain events affecting our capitalization. The 1999 Plan is also administered by the Compensation Committee and was replaced by the 2003 Plan.

1997 Key Employees’ Stock Option Plan. The 1997 Key Employees’ Stock Option Plan provides for the grant of incentive options and non-qualified options to purchase common stock to key employees and independent contractors providing services to RFMD. The aggregate number of shares of common stock that may be issued pursuant to options granted under the plan may not exceed 10,400,000 shares (as adjusted to reflect stock splits), subject to adjustment upon certain events affecting our capitalization. This plan is also administered by the Compensation Committee. Awards may no longer be granted under the 1997 Plan.

Employee Stock Purchase Plan. The ESPP is intended to qualify as an “employee stock purchase plan” under Code Section 423. The ESPP is intended to encourage stock ownership through means of payroll deductions. All full-time employees (including the Named Executive Officers) are eligible to participate after being employed for three months. An aggregate of 8,000,000 shares of common stock has been reserved for issuance under the ESPP, subject to certain anti-dilution adjustments. We make no cash contributions to the ESPP, but bear the expenses of its administration. The ESPP is administered by the Compensation Committee. See “Proposal 2 – Amendment of Employee Stock Purchase Plan,” below, for proposed actions relating to the ESPP.

For a discussion of the methodology with respect to the grants of time-based restricted stock units, see “Compensation Discussion and Analysis – Elements of Compensation – Service-Based Restricted Stock Units.” For a discussion of the objective performance goals and related considerations with respect to the May 2010 grants of performance-based restricted stock units, see “Compensation Discussion and Analysis – Elements of Compensation – Performance-Based Restricted Stock Units.” For a discussion of our Named Executive Officers’ base salaries and bonuses in proportion to their total compensation, see “Compensation Discussion and Analysis – Compensation Decision-Making Processes – Other Compensation Policies” and “Compensation Discussion and Analysis – Conclusion.”

Outstanding Equity Awards at Fiscal 2010 Year-End Table

The following table shows the number of shares of our common stock covered by exercisable and unexercisable options and unvested restricted stock units held by our Named Executive Officers on April 3, 2010. This table includes unvested performance-based restricted stock units with award conditions that were not satisfied as of April 3, 2010.

		Option Awards				Stock Awards
						Number of
		Number of	Number of			Shares or	Market Value
		Securities	Securities			Units of	of Shares or
		Underlying	Underlying	Option		Stock That	Units of Stock
		Unexercised	Unexercised	Exercise	Option	Have Not	That Have Not
		Options (#)	Options (#)	Price	Expiration	Vested	Vested
	Grant Date	Exercisable	Unexercisable	($)	Date	(#)	($)
Name	(1)	(2)	(3)	(4)	(5)	(6)	(7)

Robert A. Bruggeworth
	7/30/2009					329,900	1,656,098
	5/6/2009					470,100	2,359,902
	7/30/2008					247,425	1,242,074
	5/21/2008					235,050	1,179,951
	8/9/2007	111,358	111,359	$6.31	8/9/2017	47,544	238,671
	8/1/2006	277,500	92,500	$6.15	8/1/2016	20,000	100,400
	8/9/2005	370,000	0	$5.97	8/9/2015	10,000	50,200
	7/27/2004	150,000	0	$5.80	7/27/2014	0	0
	8/19/2003	150,000	0	$8.48	8/19/2013	0	0
	1/27/2003	100,000	0	$6.08	1/27/2013	0	0
	10/10/2002	108,000	0	$5.60	10/10/2012	0	0
	9/13/2002	100,000	0	$6.95	9/13/2012	0	0
	5/13/2002	64,000	0	$16.05	5/13/2012
	1/29/2002	100,000	0	$19.01	1/29/2012	0	0
	9/28/2001	100,000	0	$15.73	9/28/2011	0	0
	4/2/2001	11,000	0	$11.69	4/2/2011
	10/19/2000	40,000	0	$14.25	10/19/2010
	5/3/2000	23,260	0	$49.75	5/3/2010
William A. Priddy, Jr.
	7/30/2009					123,700	620,974
	5/6/2009					178,625	896,698
	7/30/2008					92,775	465,731
	5/21/2008					89,313	448,351
	8/9/2007	53,823	53,824	$6.31	8/9/2017	23,178	116,354
	8/1/2006	123,750	41,250	$6.15	8/1/2016	13,500	67,770
	8/9/2005	165,000	0	$5.97	8/9/2015	6,750	33,885
	7/27/2004	100,000	0	$5.80	7/27/2014	0	0
	8/19/2003	100,000	0	$8.48	8/19/2013	0	0
	10/10/2002	90,000	0	$5.60	10/10/2012	0	0
	5/13/2002	45,000	0	$16.05	5/13/2012
	9/28/2001	80,000	0	$15.73	9/28/2011	0	0
	4/2/2001	11,000	0	$11.69	4/2/2011
	5/3/2000	55,824	0	$49.75	5/3/2010
Steven E. Creviston
	7/30/2009					171,800	862,436
	5/6/2009					248,000	1,244,960
	7/30/2008					128,850	646,827
	5/21/2008					124,000	622,480
	8/9/2007	53,823	53,824	$6.31	8/9/2017	30,678	154,004
	8/1/2006	123,750	41,250	$6.15	8/1/2016	13,500	67,770
	8/9/2005	150,000	0	$5.97	8/9/2015	6,750	33,885
	7/27/2004	95,000	0	$5.80	7/27/2014	0	0
	8/19/2003	95,000	0	$8.48	8/19/2013	0	0
	10/10/2002	57,000	0	$5.60	10/10/2012	0	0
	9/28/2001	65,000	0	$15.73	9/28/2011	0	0
	10/19/2000	42,000	0	$14.25	10/19/2010

		Option Awards				Stock Awards
						Number of
		Number of	Number of			Shares or	Market Value
		Securities	Securities			Units of	of Shares or
		Underlying	Underlying	Option		Stock That	Units of Stock
		Unexercised	Unexercised	Exercise	Option	Have Not	That Have Not
		Options (#)	Options (#)	Price	Expiration	Vested	Vested
	Grant Date	Exercisable	Unexercisable	($)	Date	(#)	($)
Name	(1)	(2)	(3)	(4)	(5)	(6)	(7)

Jerry D. Neal
	7/30/2009					110,000	552,200
	5/6/2009					158,750	796,925
	7/30/2008					82,500	414,150
	5/21/2008					79,375	398,463
	8/9/2007	53,823	53,824	$6.31	8/9/2017	23,178	116,354
	8/1/2006	123,750	41,250	$6.15	8/1/2016	13,500	67,770
	8/9/2005	165,000	0	$5.97	8/9/2015	6,750	33,885
	7/27/2004	105,000	0	$5.80	7/27/2014	0	0
	8/19/2003	95,000	0	$8.48	8/19/2013	0	0
	10/10/2002	76,000	0	$5.60	10/10/2012	0	0
	5/13/2002	51,000	0	$16.05	5/13/2012
	9/28/2001	80,000	0	$15.73	9/28/2011	0	0
	4/2/2001	11,000	0	$11.69	4/2/2011
	5/3/2000	74,432	0	$49.75	5/3/2010
Robert M. Van Buskirk
	7/30/2009					123,700	620,974
	5/6/2009					178,625	896,698
	7/30/2008					92,775	465,731
	5/21/2008					89,313	448,351
	11/14/2007					47,619	239,047

(1)	The grant date above is determined in accordance with ASC Topic 718.

(2)	Options granted on or after March 27, 2001 generally vest and become exercisable in four equal installments on the first four anniversaries of the date of grant, subject to continued employment. Options granted prior to March 27, 2001 generally vest and become exercisable in five equal installments on the first five anniversaries of the date of grant, subject to continued employment. However, on March 24, 2005, the Board of Directors approved the accelerated vesting of certain unvested and “out-of-the-money” stock options held by current employees, executive officers and non-employee directors with exercise prices greater than $5.31 per share, which was the closing sales price of RFMD’s common stock on Nasdaq on March 24, 2005. In the event of termination of employment other than for cause (and unless the administrator of the 2003 Plan determines otherwise), options granted after July 2003 to the Named Executive Officers generally will continue to vest pursuant to the same vesting schedule as if such individual had remained an employee of RFMD and, with respect to such options, the vested portions will be exercisable for the full option term.

(3)	These options have an exercise price equal to the fair market value of the common stock at the time of grant and generally vest and become exercisable in four equal installments on the first four anniversaries of the date of grant. However, in the event of termination of employment other than for cause (and unless the administrator of the 2003 Plan determines otherwise), options and time-based restricted stock units granted after July 2003 to the Named Executive Officers generally will continue to vest pursuant to the same vesting schedule as if such individual had remained an employee of RFMD and, with respect to such options, the vested portions will be exercisable for the full option term. Unearned or unvested performance-based restricted stock units are forfeited upon termination of employment.

(4)	The option price is equal to the closing price of our common stock as reported by Nasdaq on the trading date immediately preceding the grant date.

(5)	Options expire 10 years after grant.

(6)	Restricted stock units granted before fiscal 2009 generally vest over a period of five years and any unvested portion of such units is generally forfeited upon termination of employment. Time-based restricted stock units granted during fiscal 2009 and fiscal 2010 generally vest over a period of four years and any unvested portion of such units is generally forfeited upon termination of employment. Performance-based restricted stock units granted during fiscal 2009 and fiscal 2010 generally vest over a period of three years and any unvested portion of such units is generally forfeited upon termination of employment. In the event of termination of employment other than for cause, the time-based restricted stock units granted after July 2003 to each Named Executive Officer generally will continue to vest over a period of five years (if granted before fiscal 2009) or four years (if granted during fiscal 2009 or fiscal 2010) as if the Named Executive Officer had remained an employee of RFMD (unless the administrator of the 2003 Plan determines otherwise).

(7)	Based upon $5.02, which was the closing price of RFMD’s common stock as reported by Nasdaq on April 1, 2010, the last trading day of our fiscal year, multiplied by the number of shares subject to restricted stock units that had not yet vested.

2010 Option Exercises and Stock Vested Table

The table below shows the number of shares of our common stock acquired during fiscal year 2010 by the Named Executive Officers upon the exercise of stock options and vesting of restricted stock units.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized	Shares Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#) (1)	($) (2)
Robert A. Bruggeworth	—	—	465,449	1,635,424
William A. Priddy, Jr.	—	—	193,350	693,796
Steven E. Creviston	—	—	247,980	880,178
Jerry D. Neal	—	—	159,988	550,207
Robert M. Van Buskirk	—	—	346,336	1,051,330

(1)	Share amounts are represented on a pre-tax basis. Our stock plans permit withholding a number of shares upon vesting to satisfy the applicable withholding taxes. Withholding shares upon vesting to satisfy applicable withholding taxes was allowed for a trial period during the second quarter of fiscal 2010. However, participants are currently required to pay taxes due upon vesting in cash.

(2)	Values represent the market value of our common stock on the vesting date, rounded to the nearest dollar, multiplied by the number of shares vested.

Potential Payments Upon Termination or Change-in-Control

As described above under “Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation – Employment Agreements,” Mr. Bruggeworth is the only Named Executive Officer who has an employment agreement with RFMD. The employment agreement and the change in control agreements, as amended, between the Named Executive Officers and RFMD are discussed below under the heading “Individual Agreements.”

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the Named Executive Officers’ employment had terminated on April 3, 2010 and the price per share of our common stock on the date of termination was $5.02, which was the closing price of our common stock on April 1, 2010 (the last business day of our fiscal year). These benefits are in addition to benefits available generally to employees, such as distributions under our 401(k) plan, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price.

Equity Awards

Under our equity incentive plans, the option holder generally has 90 days to exercise vested options after the date employment ends (other than for death, disability, or termination for cause). The option holder’s estate may exercise the option upon the holder’s death (excluding amounts that had not vested) for a period of 365 days. Similarly, the option holder may exercise the option upon termination due to disability (excluding unvested amounts) for a period of 365 days. If the option holder is terminated for cause, all options are canceled immediately. However, options granted to the Named Executive Officers after July 2003 generally will continue to vest pursuant to the same vesting schedule, in the event of termination of employment other than for cause, as if such individual had remained an employee of RFMD and, with respect to such options, the vested portions will be exercisable for the full option term (unless the administrator of the 2003 Plan determines otherwise).

Under our equity incentive plans, unvested restricted stock units are generally forfeited upon termination. However, time-based restricted stock units granted to the Named Executive Officers after July 2003 generally will continue to vest pursuant to the same vesting schedule, in the event of termination of employment other than for cause, as if such individual had remained an employee of RFMD (unless the administrator of the 2003 Plan determines otherwise). Performance-based unvested restricted stock units are forfeited upon termination.

401(k) Savings Plan

Our qualified defined contribution 401(k) plan is the only retirement plan available to U.S. employees, which includes each of our Named Executive Officers. For payroll periods ending before December 1, 2008 we matched up to 3% of each employee’s eligible earnings contributed to the plan. Employees vest in our contributions over a five-year period. We suspended matching contributions to the 401(k) plan on December 1, 2008, but resumed matching contributions to the 401(k) plan on January 1, 2010. For payroll periods beginning on or after January 1, 2010, we match 100% of the first 1% and 50% of the next 5% of each employee’s eligible earnings contributed to the plan.

Employee Stock Purchase Plan

Upon termination of employment, all amounts in the participant’s account are paid to the participant.

Medical Benefits

All insurance benefits terminate effective midnight of the last day of employment. Health care continuation coverage rules, commonly referred to as COBRA, require us to provide employees enrolled in our health, dental and vision plans with an opportunity to purchase continued health care coverage at their own expense upon the occurrence of a qualifying event, such as termination of employment for reasons other than gross misconduct, reduction in hours worked, divorce, death, or loss of dependency status.

Individual Agreements

Employment Agreement with Mr. Bruggeworth. On November 10, 2008, we entered into an employment agreement, dated as of November 12, 2008, with Mr. Bruggeworth, our President and Chief Executive Officer. The term of the employment agreement continues until the earliest of (i) November 11, 2010 (as extended as described in the following sentence); (ii) Mr. Bruggeworth’s death; (iii) termination by RFMD for “Cause,” as defined in the employment agreement or otherwise upon 30 days notice; (iv) termination by Mr. Bruggeworth for “Good Reason,” as defined in the employment agreement or otherwise on 30 days notice; or (v) the end of any 180-day Disability Period, as defined in the employment agreement. The employment agreement is subject to automatic daily extension of the two-year term until notice of non-extension is given in accordance with the terms of the employment agreement.

Under the employment agreement, Mr. Bruggeworth is entitled to an annual base salary of $610,000, which amount will be reviewed annually by the Board and may be increased or reduced by the Board if part of a salary reduction plan for similarly situated officers. Mr. Bruggeworth also is eligible to receive the following compensatory benefits:

•	A bonus opportunity under the Cash Bonus Plan for each performance period during the term of the employment agreement. The target annual bonus opportunity in each performance period is unchanged and cannot be less than 100% of Mr. Bruggeworth’s base salary.
•	The opportunity to receive periodic grants of equity compensation under the 2003 Plan or successor equity plans, in the Compensation Committee’s discretion so long as he is treated similarly to other senior executive officers.
•	The right to participate in other bonus or incentive plans, paid time off and other retirement plans and welfare benefits in which other senior executive officers may participate in accordance with our policies as in effect from time to time.

If the employment agreement is terminated, Mr. Bruggeworth would be entitled to be compensated in the following manner:

•	Termination for any reason: Mr. Bruggeworth would be entitled to receive (i) base salary through the date of termination; (ii) any previously earned but unpaid bonus under the Cash Bonus Plan for a completed performance period; (iii) rights under equity plans, retirement plans and welfare benefit plans, which would be determined based on respective plan terms; and (iv) unpaid paid time off per our policy.
•	Termination due to death or total disability: Mr. Bruggeworth would be entitled to receive the benefits described above under “Termination for any reason” plus the greater of his accrued annual bonus or accrued target bonus for the performance period in which the termination date occurs, in each case pro rated based on the termination date.
•	Termination by RFMD without cause or by Mr. Bruggeworth with good reason: Mr. Bruggeworth would be entitled to receive the benefits described above under “Termination for any reason” plus (i) salary continuation equal to two times base salary; (ii) his accrued annual bonus (payable after end of performance period), pro rated based on the termination date; (iii) a special bonus equal to two times his target annual bonus; (iv) continuation coverage of health care benefits (or substantially identical individual coverage, plus special health care benefit) for two years; (v) equity awards (other than performance-based equity awards), which will be governed by terms of the respective equity plan and individual equity award agreement (including the right of the Compensation Committee to determine if post-termination vesting and/or exercise rights apply); (vi) performance-based equity awards and any previously earned equity based awards, which will be deemed earned, if at all, on a pro rata basis only if performance goals are met during the performance period, with such earned awards being deemed fully vested at grant or as of the date of termination in the case of previously earned awards; and (vii) eligibility to participate in other welfare benefit plans on the same terms and conditions as available to active employees.

•	Termination by RFMD for cause or by Mr. Bruggeworth without good reason: Mr. Bruggeworth would be entitled to receive the benefits described above under “Termination for any reason,” and the term of his employment would cease.
•	Change of Control: Benefits (if any) paid under Mr. Bruggeworth’s existing change in control agreement would offset benefits (if any) paid under the employment agreement following Mr. Bruggeworth’s termination.

The employment agreement also establishes certain employment and post-termination obligations for Mr. Bruggeworth. He is required to assist in any RFMD litigation and also is required to comply with certain confidentiality, nondisparagement, noncompetition, and nonsolicitation covenants contained in the employment agreement.

Further, the employment agreement provides that if independent accountants determine that part or all of the payments and benefits to be paid to Mr. Bruggeworth under the employment agreement and all other plans or arrangements of RFMD (i) constitute “parachute payments” under Code Section 280G, and (ii) will more likely than not cause Mr. Bruggeworth to incur an excise tax under Code Section 4999 as a result of such payments or other benefits, RFMD will pay a gross-up payment so that the net amount Mr. Bruggeworth will receive after payment of any excise tax equals the amount that he would have received if the excise tax had not been imposed. If the excise tax would not apply if the total payments to Mr. Bruggeworth were reduced by an amount less than 5%, then the amounts payable will be so reduced and gross-up payments would not be made to Mr. Bruggeworth.

The employment agreement also contains certain forfeiture and recoupment rights. Generally, during the term of the employment agreement and the 24-month period following the expiration thereof, if Mr. Bruggeworth engages in a “Prohibited Activity,” then (i) any equity awards granted or subject to vesting during the Prohibited Activity Term would be forfeited; (ii) any and all shares issued to Mr. Bruggeworth under an equity award granted during the Prohibited Activity Term would be forfeited (without payment of consideration); (iii) any gain realized by Mr. Bruggeworth with respect to any shares issued pursuant to an equity award granted during the Prohibited Activity Term would be required to be immediately paid to RFMD; (iv) any cash/incentive payments made during the Prohibited Activity Term would be required to be returned to RFMD; and (v) any rights to future cash/incentive payments granted during the Prohibited Activity Term would be forfeited. RFMD also has an offset right to recover such amounts against amounts otherwise due to Mr. Bruggeworth. For purposes of the employment agreement, “Prohibited Activity” includes (i) violation of certain restrictive covenants; (ii) Mr. Bruggeworth’s engaging in willful conduct that results in an obligation to reimburse RFMD under Section 304 of the Sarbanes-Oxley Act of 2002; or (iii) Mr. Bruggeworth’s engaging in fraud, theft, misappropriation, embezzlement or dishonesty to the material detriment of RFMD. “Prohibited Activity Term” means the period starting when Mr. Bruggeworth first engaged in Prohibited Activity conduct and continuing without time limitation.

Change in Control Agreements. We have entered into change in control agreements with each of our Named Executive Officers. The terms and conditions of the change in control agreements are substantially the same, except for certain differences described below.

Under the terms of each change in control agreement, if a change in control of RFMD occurs while the Named Executive Officer is an employee of RFMD, and a qualifying termination of his employment with RFMD occurs within the two-year period following the change in control, then he is entitled to certain compensation payments and benefits. A “qualifying termination” means RFMD’s termination of the Named Executive Officer’s employment for a reason other than death, disability, retirement or cause, or termination of his employment for “good reason” (which includes a material reduction in duties and responsibilities or salary, the failure of RFMD to continue certain benefits and certain relocations).

Effective June 9, 2005, each change in control agreement (except Mr. Van Buskirk’s agreement, which was not entered into until November 2007) was amended to make certain technical changes to the definition of “change in control.” Under the amended change in control agreements, a “change in control” is deemed to have taken place upon the occurrence of certain events, including the acquisition by a person or entity of 40% or more of the outstanding common stock of RFMD, the merger or consolidation of RFMD with or into another corporation in which the holders of common stock immediately prior to the merger or consolidation have voting control over less than 60% of the surviving corporation outstanding immediately after such merger or consolidation, the sale of all or substantially all of the assets of RFMD or a change in the composition of a majority of the Board of RFMD within a 12-month period unless the nomination for election by our shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

The change in control agreements for Mr. Bruggeworth and Mr. Priddy provide that, upon a qualifying termination after a change in control, RFMD will pay a severance benefit. To the extent the severance benefit as defined below exceeds the separation pay limit, the severance benefit will be paid within 30 days following the date of termination. The remaining portion of the severance benefit will be paid in periodic installments over two years following the termination. The severance benefit is equal to the sum of (a) two times the highest annual rate of base salary during the 12-month period before termination plus (b) two times the target annual bonus opportunity as defined in our Cash Bonus Plan for the year in which the termination occurs. The separation pay limit is equal to two times the lesser of (1) the sum of the executive’s annualized compensation based on the annual rate of pay for services provided to RFMD for the calendar year immediately preceding the calendar year for the termination and (2) the maximum dollar amount of compensation that may be taken into account under a tax-qualified retirement plan.

The change in control agreements for the remaining Named Executive Officers provide that, upon a qualifying termination after a change in control, RFMD will pay a severance benefit. To the extent the severance benefit as defined below exceeds the separation pay limit, the severance benefit will be paid within 30 days following the date of termination. The remaining portion of the severance benefit will be paid in periodic installments over the one-year period following the termination. The severance benefit is equal to the sum of (a) one (or, in the case of Mr. Van Buskirk, one and one half) times the highest annual rate of base salary during the 12-month period (or, in the case of Mr. Van Buskirk, the 18-month period) before termination plus (b) one times the target annual bonus opportunity as defined in the Cash Bonus Plan for the year in which the termination occurs. All of the change in control agreements also provide that, in the event of a qualifying termination after a change in control, the individual will receive a lump-sum cash amount equal to accrued salary and bonus payments, a pro rata portion of the annual bonus for the year of termination and any accrued vacation pay.

In addition, the agreements provide that upon a qualifying termination after a change in control, all RFMD stock options, stock appreciation rights or similar stock-based awards held by the Named Executive Officer will be accelerated and exercisable in full, and all restrictions on any restricted stock, performance stock or similar stock-based awards granted by RFMD will be removed and such awards will be fully vested. These individuals also would be entitled to “gross-up payments” equal to the amount of excise taxes, income taxes, interest and penalties if payments owed under a change in control agreement are deemed excess parachute payments for federal income tax purposes. The change in control agreements also provide that RFMD will continue to provide for one year (or 18 months for Mr. Van Buskirk or two years for Mr. Bruggeworth and Mr. Priddy) the same level of medical, dental, vision, accident, disability and life insurance benefits upon substantially the same terms and conditions as existed prior to termination and will provide such individual with one additional year (or two additional years for Mr. Bruggeworth and Mr. Priddy) of service credit under all non-qualified retirement plans and excess benefit plans in which the individual participated at termination.

The change in control agreements also provide that the Named Executive Officers are subject to certain confidentiality, non-solicitation and non-competition provisions. In the event the individual fails to comply with any of these provisions, he will not be entitled to receive any payment or benefits under the agreement.

On December 31, 2008, the Compensation Committee approved entering into Amended and Restated Change in Control Agreements with certain officers of RFMD, including each of the Named Executive Officers. The change in control agreements were amended and restated to comply with certain tax requirements imposed under Code Section 409A, and to reflect developing best practices and changes deemed appropriate by the Compensation Committee. In addition, Mr. Bruggeworth’s change in control agreement was amended to conform to certain terms of the employment agreement he entered into with RFMD earlier in fiscal 2009.

The material changes to Mr. Bruggeworth’s change in control agreement were as follows.

•	The term of Mr. Bruggeworth’s amended change in control agreement will end on the earliest of (a) December 31, 2009, subject to automatic renewal for additional one-year periods unless RFMD gives notice to Mr. Bruggeworth that it does not wish to extend it; (b) the termination of Mr. Bruggeworth’s employment with RFMD for any reason prior to the change in control; or (c) the end of a two-year period following a change in control and the fulfillment by RFMD and Mr. Bruggeworth of all obligations under the amended agreement.
•	The definition of “cause” was revised to conform to the definition in Mr. Bruggeworth’s employment agreement, including but not limited to the addition of the following additional triggers: (a) the repeated use of alcohol by Mr. Bruggeworth in a manner that materially interferes with the performance of his duties or the illegal use by Mr. Bruggeworth of a controlled substance; (b) any willful and material violation of any provision of our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and other similar codes, policies and guidelines adopted from time to time by the Board; and (c) Mr. Bruggeworth’s willful and material violation of the requirements of the Sarbanes-Oxley Act of 2002 or any other federal or state securities law, rule or regulation, including, without limitation, his engagement in any willful conduct that results in his obligation to reimburse RFMD for the amount of any bonus, incentive-based compensation, equity-based compensation, profits realized from the sale of our securities or other compensation pursuant to application of the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

•	The term “good reason” was revised to more closely conform to the definition in the employment agreement, including but not limited to the addition of an involuntary loss of Mr. Bruggeworth’s position as a member of the Board as a “good reason” trigger. In addition, a triggering event will only constitute “good reason” if Mr. Bruggeworth complies with certain notice provisions.
•	The provisions regarding payment of compensation upon termination of employment, continuation of benefits and reimbursement of certain expenses were amended to comply with the requirements of Code Section 409A.
•	The severance multiplier applicable to benefits payable to Mr. Bruggeworth upon a qualifying termination (two times his base salary plus two times his incentive bonus) was not altered, but the bonus amount to be included in such benefits was changed to be based upon Mr. Bruggeworth’s target annual bonus opportunity under our Cash Bonus Plan for the year in which his date of termination occurs, rather than the average annual incentive bonus earned under any incentive bonus plan of RFMD during the last three fiscal years before termination.
•	The provisions regarding “gross-up” payments were revised to conform to the employment agreement and the requirements of Code Section 409A. In addition, Mr. Bruggeworth’s amended change in control agreement includes a gross-up payment for Code Section 409A tax liabilities that occur under certain circumstances.
•	The restrictive covenants were revised to conform to the employment agreement, including but not limited to the addition of (a) a provision requiring Mr. Bruggeworth to assist RFMD in litigation; and (b) a prohibition on disparagement of RFMD. In addition, the non-competition covenant was modified to prohibit Mr. Bruggeworth from competing with RFMD anywhere in the United States for the term of the amended change in control agreement and the compensation period thereunder.
•	A provision was added to clarify that the obligations under the amended change in control agreement must be assumed by and be binding on any successor to RFMD.
•	A provision was added to clarify that benefits (if any) paid under the amended change in control agreement following Mr. Bruggeworth’s qualifying termination will offset benefits (if any) paid under the employment agreement.

The amended change in control agreements for Messrs. Priddy, Creviston, Neal and Van Buskirk included changes substantially similar to the changes in Mr. Bruggeworth’s amended change in control agreement, with the following exceptions:

•	Involuntary loss of Board membership is not a “good reason” trigger under their amended change in control agreements.
•	Their amended change in control agreements do not include a provision for gross-up payments for any Code Section 409A tax liabilities.
•	Benefits paid under their amended change in control agreements will not offset benefits paid under an employment agreement, since they are not party to employment agreements with RFMD. All of the amended agreements are subject to a general right of offset for any claim, right or action of RFMD against the Named Executive Officer.

As with the amended change in control agreement for Mr. Bruggeworth, the severance multiplier applicable to benefits payable upon a qualifying termination (two times base salary plus two times incentive bonus for Mr. Priddy, one and one-half times salary plus one times incentive bonus for Mr. Van Buskirk and one times base salary plus one times incentive bonus for Messrs. Creviston and Neal) was not altered, but the bonus amount to be included in such benefits was changed to be based upon one or two (as applicable) times the target bonus for the year in which the termination occurs rather than one or two (as applicable) times the average annual incentive bonus earned under any incentive bonus plan of RFMD during the last three fiscal years before termination.

The following table sets forth information about potential payments to the Named Executive Officers, assuming that their employment was terminated following a change in control of RFMD as of April 2, 2010 (the last business day of the fiscal year) and that the price per share of our common stock on that date was $5.02. The table also assumes prior payment of any remaining accrued annual bonus in accordance with the terms of our Cash Bonus Plan and any portion of base salary that would have been accrued but not yet paid as of April 2, 2010. April 1, 2010 was the last trading day for our common stock prior to the end of our fiscal year ended April 3, 2010.

Potential Payments Upon a Qualifying Termination after a Change in Control

		Robert A.	William A.	Steven E.	Jerry D.	Robert M.
Name		Bruggeworth	Priddy, Jr.	Creviston	Neal	Van Buskirk
Base Salary	(1)	$1,220,000	$660,006	$360,002	$338,002	$562,500
Bonus	(2)	1,266,924	514,043	280,386	263,252	292,067
Option Awards	(3)	0	0	0	0	0
Stock Awards	(4)	6,827,295	2,829,101	3,881,354	2,539,131	2,850,140
Benefits Continuation	(5)	28,018	27,236	13,728	9,356	9,736
Accrued Vacation	(6)	55,489	77,184	60,498	54,930	29,176
Total		$9,397,726	$4,107,570	$4,595,968	$3,204,671	$3,743,619

(1)	For Messrs. Bruggeworth and Priddy, the amount represents two times the highest annual rate of base salary during the 12-month period before termination. For Messrs. Creviston and Neal, the amount represents one times the highest annual rate of base salary during the 12-month period before termination. For Mr. Van Buskirk, the amount represents one and one half times the highest annual rate of base salary during the 18-month period before termination. A portion of these amounts would be payable in a lump sum within 30 days following the date of termination, with the remainder to be paid in periodic installments over a two-year period for Messrs. Bruggeworth and Priddy, over a 12-month period for Messrs. Creviston and Neal, and over an 18-month period for Mr. Van Buskirk.

(2)	For Messrs. Bruggeworth and Priddy, the amount represents two times the target annual bonus opportunity as defined in our Cash Bonus Plan for the year of termination. For the other Named Executive Officers, the amount represents one times the target annual bonus opportunity as defined in our Cash Bonus Plan for the year of termination. A portion of these amounts would be payable in a lump sum within 30 days following the date of termination, with the remainder to be paid in periodic installments over a two-year period for Messrs. Bruggeworth and Priddy, over a 12-month period for Messrs. Creviston and Neal, and over an 18-month period for Mr. Van Buskirk.

(3)	Represents the intrinsic value of unvested options as of April 1, 2010. Although unvested option awards could continue to vest, at April 1, 2010 the fair market value of the unvested option awards for each Named Executive Officer was $5.02 per share, which is lower than the exercise price of all such unvested option awards held by the Named Executive Officers. As such, the intrinsic value of the unvested option awards was $0.00 at April 1, 2010.

(4)	Represents the intrinsic value of unvested performance- and time-based restricted stock units as of April 1, 2010.

(5)	Represents the value of continuing health, welfare and other benefits, based on the monthly premiums paid by RFMD at April 2, 2010 (for two years with respect to Messrs. Bruggeworth and Priddy, one year with respect to Messrs. Creviston and Neal, and eighteen months with respect to Mr. Van Buskirk).

(6)	Represents accrued vacation earned but not utilized, which would be payable in a lump sum within 30 days following the date of termination.

Other Potential Payments upon Resignation, Severance for Cause, Severance without Cause, Retirement, or Constructive Termination

Other than Mr. Bruggeworth, the Named Executive Officers are not entitled to any cash payments from RFMD in the event of resignation, severance with or without cause, retirement or constructive termination. The following unvested option awards and restricted stock units, however, may continue to vest unless the Compensation Committee decides otherwise.

		William A.	Steven E.	Jerry D.	Robert M.
Name		Priddy, Jr.	Creviston	Neal	Van Buskirk
Option Awards	(1)	$0	$0	$0	$0
Stock Awards	(2)	1,304,713	1,764,922	1,184,359	1,325,752
Total		$1,304,713	$1,764,922	$1,184,359	$1,325,752

(1)	Represents the intrinsic value of unvested options as of April 1, 2010. Although unvested option awards could continue to vest, at April 1, 2010 the fair market value of the unvested option awards for each of the above Named Executive Officers was $5.02 per share, which is lower than the exercise price of all such unvested option awards held by such Named Executive Officers. As such, the intrinsic value of the unvested option awards was $0.00 at April 1, 2010.

(2)	Represents the intrinsic value of time-based restricted stock units for these Named Executive Officers at April 1, 2010.

In accordance with the terms of his employment agreement, Mr. Bruggeworth would have been entitled to the following payments from RFMD upon the occurrence of any of the termination events described in the table below as of April 2, 2010. The table below assumes prior payment of any portion of base salary that would have been accrued but not yet paid as of April 2, 2010.

Although Mr. Bruggeworth is also entitled to change of control benefits under his employment agreement, pursuant to the terms of his employment agreement any benefits payable under his change in control agreement with RFMD offset any benefits paid under his employment agreement following his termination. As of April 2, 2010, the benefits payable under his change in control agreement, as set forth in the above table, would have been equal to the change in control benefits payable under his employment agreement.

					Termination
				Termination	for
			Termination	without	Cause or
			Due to Death	Cause or for	without
		Termination for	or Total	Good	Good
Robert A. Bruggeworth		Any Reason	Disability	Reason	Reason

Base Salary	(1)	$0	$0	$1,220,000	$0
Accrued Annual Bonus	(2)	396,500	396,500	396,500	396,500
Special Bonus	(3)	0	0	1,266,924	0
Option Awards	(4)	0	0	0	0
Stock Awards	(5)	3,287,442	3,287,442	6,827,295	3,287,442
Benefits Continuation	(6)	0	0	28,018	0
Accrued Vacation	(7)	55,489	55,489	55,489	55,489
Total		$3,751,162	$3,751,162	$9,794,526	$3,751,162

(1)	With respect to the “Termination without Cause or for Good Reason” column, the amount shown represents two times base salary and would be payable in equal periodic installments over a two-year period.

(2)	Represents previously earned but unpaid cash bonus under our Cash Bonus Plan for a completed performance period, which would be payable in a lump sum within 30 days of the termination date. With respect to the “Termination Due to Death or Total Disability” column, the amount payable is the greater of the accrued annual bonus or the accrued target bonus for the performance period in which the termination date occurs, which would be payable in a lump sum within 45 days following the end of the performance period in which the termination date occurs. The amount shown in the table represents the accrued annual bonus because it was greater than the accrued target bonus as of April 2, 2010. With respect to the “Termination without Cause or for Good Reason” column, the amount shown represents the accrued annual bonus, which would be payable within 45 days following the end of the performance period in which the termination date occurs. Under these severance scenarios, all or a portion of the accrued annual bonus may have already been paid or would nevertheless be payable without regard to the nature of Mr. Bruggeworth’s termination.

(3)	With respect to the “Termination without Cause or for Good Reason” column, the Special Bonus amount shown represents two times the target annual bonus opportunity as defined in our Cash Bonus Plan for the year of termination, which would be payable in equal periodic installments over a two-year period. Mr. Bruggeworth is not entitled to a Special Bonus under the other severance scenarios set forth in the above table.

(4)	Represents the intrinsic value of unvested options as of April 1, 2010. Although unvested option awards could continue to vest, at April 1, 2010 the fair market value of the unvested option awards was $5.02 per share, which is lower than the exercise price of all such unvested options. As such, the intrinsic value of the unvested option awards was $0.00 at April 1, 2010.

(5)	Represents the intrinsic value of unvested performance- and time-based restricted stock units as of April 1, 2010.

(6)	Represents the value of continuing health, welfare and other benefits through April 2, 2012, based on the monthly premiums paid by RFMD at April 2, 2010.

(7)	Represents accrued vacation earned but not utilized, which would be payable in a lump sum within 30 days following the date of termination.

DIRECTOR COMPENSATION

As described more fully below, this chart summarizes the annual compensation for our non-employee directors for the year ended April 3, 2010.

Director Compensation for Fiscal Year Ended April 3, 2010

	Fees Earned	Stock Awards	Option Awards
	or Paid in Cash	(1)	(1) (2) (3)	Total
Name	($)	($)	($)	($)
Walter H. Wilkinson, Jr.	105,000	138,060	0	243,060
Daniel A. DiLeo	62,500	115,227	0	177,727
Jeffery R. Gardner	62,500	115,227	0	177,727
John R. Harding	72,500	0	113,107	185,607
Masood A. Jabbar	62,500	0	76,275	138,775
Dr. Albert E. Paladino (4)	21,181	0	0	21,181
Casimir S. Skrzypczak	62,500	115,227	0	177,727
Erik H. van der Kaay	72,500	115,227	0	187,727

(1)	Represents the aggregate grant date fair value of restricted stock units granted during the fiscal year computed in accordance with ASC Topic 718, rather than an amount paid to or realized by the director. See “Share-Based Compensation” in Note 2 to our consolidated financial statements included in our 10-K for the assumptions made in determining the grant date fair value. Effective for the 2010 fiscal year, non-employee directors could elect to receive equity awards in the form of nonqualified options or restricted stock units or a combination of options and restricted stock units. Messrs. Wilkinson, DiLeo, Gardner, Skrzypczak and van der Kaay elected to receive all restricted stock units, and Messrs. Harding and Jabbar elected to receive all nonqualified options. Mr. Wilkinson received restricted stock units for 26,000 shares, and Messrs. DiLeo, Gardner, Skrzypczak and van der Kaay each received restricted stock units for 21,700 shares upon their reelection to the Board at the 2009 annual meeting. The restricted stock units granted under the 2003 Plan vest on the first anniversary of the grant date, subject to continued service of the director on the vesting date. The restricted stock awards granted to Mr. Skrzypczak under the Sirenza Microdevices plan, which were assumed by RFMD in connection with our acquisition of Sirenza in November 2007, vest in three equal annual installments following the grant date. At April 3, 2010, the aggregate number of shares subject to outstanding restricted stock units was: Mr. Wilkinson – 26,000 shares; Mr. DiLeo – 21,700 shares; Mr. Gardner – 21,700 shares; Mr. Harding – 0 shares; Mr. Jabbar – 0 shares; Dr. Paladino – 0 shares; Mr. Skrzypczak – 23,485 shares (1,785 of which were restricted stock awards granted under the Sirenza Microdevices plan); and Mr. van der Kaay – 21,700 shares.

(2)	Represents the aggregate grant date fair value of stock options granted during the fiscal year computed in accordance with ASC Topic 718, rather than an amount paid to or realized by the director. See “Share-Based Compensation” in Note 2 to our consolidated financial statements included in our 10-K for the assumptions made in determining the grant date fair value. At April 3, 2010, the aggregate number of shares subject to outstanding and unexercised options was: Mr. Wilkinson – 283,700 shares; Mr. DiLeo – 183,100 shares; Mr. Gardner – 143,100 shares; Mr. Harding – 161,550 shares; Mr. Jabbar – 60,000 shares; Dr. Paladino – 208,100 shares; Mr. Skrzypczak – 151,035 shares; and Mr. van der Kaay – 233,100 shares.

(3)	The per-share grant date fair value was $2.85 for options granted to Messrs. Harding and Jabbar upon their re-election to the Board at the 2009 annual meeting.

(4)	Dr. Paladino did not stand for re-election to the Board at the 2009 annual meeting and thus served as a director for only a portion of fiscal 2010.

Directors who were not employees of RFMD were compensated for their service as a director as shown in the chart below:

Schedule of Director Fees for Fiscal Year Ended April 3, 2010

Compensation Item	Amount
Annual Retainers
Chairman of the Board	$105,000
Board Service	50,000
Committee Service	12,500
Audit Committee Chairman (Additional Fee)	10,000
Compensation Committee Chairman (Additional Fee)	10,000
Governance and Nominating Committee Chairman (Additional Fee) (1)	0

(1)	The Chairman of the Board also serves as the Chairman of the Governance and Nominating Committee and receives no additional compensation for serving in that capacity.

Cash Compensation

Beginning in fiscal year 2009, the method of cash compensation for non-employee members of the Board of Directors was changed by eliminating meeting fees and paying an annual retainer for Board service and a separate annual retainer for service on each committee, plus an additional fee for service as Chairman of the Board or as a committee chairman. The form of non-employee director compensation and the larger annual retainers were implemented as a result of a competitive pay analysis performed by DC&P, the independent compensation consultant retained by the Compensation Committee, and are designed to maintain the compensation for RFMD’s non-employee directors at or near the median levels paid by other companies in RFMD’s peer group. As a result of these changes, the cash compensation for non-employee members of the Board is at or near the median of that of other directors in our peer group. Beginning in fiscal 2010, the non-employee directors’ cash compensation for committee service was changed in light of the creation of two new standing committees. A single committee retainer for service on all committees replaced the separate Audit Committee, Compensation Committee and Governance and Nominating Committee retainers that were paid with respect to service in fiscal 2009. Each non-employee director is now paid the same amount for his service on any of the five standing Board committees without regard to the number of such committees on which he serves.

Equity Compensation

In fiscal year 2006, the Board and the shareholders approved a new non-employee directors’ stock option plan, the 2006 Directors Stock Option Plan, which we refer to as the 2006 Plan. Under the terms of the 2006 Plan, each non-employee director who is first elected or appointed to the Board is eligible to receive a non-qualified option, which we refer to as the initial option, to purchase 50,000 shares of our common stock at an option price equal to the fair market value of our common stock (based on the closing sales price of the common stock on the day immediately preceding the date of grant, which grant is made on the fifth business day after the date of election or appointment to the Board). Initial options vest in three equal installments on the date of grant and on each of the first and second anniversaries of the date of grant, subject to continued service on each vesting date. Initial options granted under the 2006 Plan have a term of 10 years and vested options may be exercised at any time during that period. However, an initial option terminates if a participant’s service as a director is terminated for cause.

In fiscal 2010, each participating non-employee director who was re-elected also received an annual non-qualified option grant, which we refer to as the annual option, or an annual restricted stock unit grant, which we refer to as the annual RSU, pursuant to the Director Compensation Plan, which was adopted by the Board in May 2009 and served to both formalize our non-employee director compensation terms and amend the 2006 Plan. Under the terms of these plans, effective for the 2010 fiscal year, non-employee directors may elect to receive equity awards in the form of 100% nonqualified options to purchase shares of our common stock, 100% restricted stock units, or RSUs, or 50% options and 50% RSUs. The value of the initial equity awards (options and RSUs combined) cannot exceed the total value of the initial options a director would otherwise be eligible to receive. Likewise, the value of annual equity awards cannot exceed the total value of the annual option a director otherwise would receive. For these purposes, “total value” is based on the number of shares that would otherwise be subject to an initial option or annual option, as the case may be, multiplied by the Black-Scholes value of the initial option or annual option. The Board approved this “cafeteria” plan feature following the recommendation of DC&P. The Director Compensation Plan also expressly permits the grant of supplemental options and supplemental RSUs. These supplemental awards can be designed to supplement initial or annual equity awards or they may be intended to serve as “stand-alone” awards, for instance, for extraordinary Board service. Supplemental RSUs will be granted under the 2003 Plan and supplemental options will be granted under the 2006 Plan.

In fiscal 2010, the non-employee board members could elect to receive 39,700 nonqualified stock options, 21,700 RSUs, or 19,350 nonqualified stock options and 10,850 RSUs. The non-employee Chairman of the Board could elect to receive 47,600 nonqualified stock options, 26,000 RSUs or 23,800 nonqualified stock options and 13,000 RSUs. The option price for each annual option is equal to the fair market value per share of our common stock on the grant date (that is, the closing sales price of the common stock on the day immediately preceding the date of grant, which grant is made on the fifth business day after the date of re-election to the Board). Annual options vest and become exercisable immediately on the date of grant. Annual RSUs vest one year after the date of grant. With respect to a new director who is first appointed or elected at an annual meeting of the shareholders, no annual option will be granted until the next annual meeting (assuming such director is re-elected at such annual meeting). With respect to a new director who is appointed or elected other than at an annual meeting of shareholders, the number of shares covered by the first annual option otherwise to be granted following the annual meeting of shareholders (assuming the director is re-elected at such annual meeting) would be reduced on a pro rata basis for each calendar quarter (or portion thereof) since the preceding annual shareholders meeting in which such a director was not in office. Like the initial option, an annual option has a term of 10 years and may be exercised at any time during that period, although the option terminates if a participant’s service as a director is terminated for cause.

As noted above, non-employee directors are also eligible to receive discretionary stock-based awards, which may be granted under the 2003 Plan or the 2006 Plan. See “Employee Benefit Plans – 2003 Stock Incentive Plan,” above. No discretionary equity awards to non-employee directors were granted in fiscal year 2010.

Other Compensation

We reimburse all directors for expenses incurred in their capacity as directors.

A director who is a RFMD employee, such as Mr. Bruggeworth, does not receive any compensation for service as a director.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of April 3, 2010 relating to our equity compensation plans, under which grants of stock options, restricted stock and other rights to acquire shares of our common stock may be made from time to time.

	(a)		(b)	(c)
				Number of securities remaining available
	Number of securities to be issued		Weighted-average exercise	for future issuance under equity
	upon exercise of outstanding		price of outstanding options,	compensation plans (excluding securities
Plan Category	options, warrants and rights		warrants and rights (1)	reflected in column (a))
Equity compensation plans approved by security holders	27,108,742		$7.01	9,239,842	(2)
Equity compensation plans not approved by security holders (3)	1,228,639		$1.02	3,320,125
Total	28,337,381	(4)		12,781,147

(1)	The weighted-average exercise price does not take into account restricted stock units because such units do not have an exercise price.

(2)	The total shares available for future issuance in column (c) may be the subject of awards other than options, warrants or rights granted under our 2003 Plan and our 1999 Stock Incentive Plan. For a more detailed discussion of these and other equity plans that have been approved by our shareholders, please see “Employee Benefit Plans,” above. The number of securities remaining available for future issuance also includes securities that may be issued pursuant to the ESPP.

(3)	For a more detailed description of these plans, please see “Non-Shareholder Approved Plans,” below.

(4)	Includes shares subject to issuance pursuant to outstanding stock options and restricted stock units if certain service-based and/or performance- and service-based conditions are met. For more detailed information, please see “Service-Based Restricted Stock Units” and “Performance-Based Restricted Stock Units” under “Compensation Discussion and Analysis – Elements of Compensation,” above.

Non-Shareholder Approved Plans

RF Nitro Communications, Inc. 2001 Stock Incentive Plan
In connection with our acquisition of RF Nitro in fiscal year 2002, we assumed outstanding options to purchase an aggregate of 34,767 shares of common stock and an outstanding restricted stock award for 17,356 shares of common stock issued under the RF Nitro Communications, Inc. 2001 Stock Incentive Plan. The 2001 Stock Incentive Plan provides for the grant of incentive and non-qualified options and restricted stock awards to key employees, non-employee directors and consultants. The weighted average exercise price for the currently outstanding options is $2.16. The terms may be adjusted upon certain events affecting our capitalization.

Sirenza Microdevices, Inc. Amended and Restated 1998 Stock Plan
In connection with our acquisition of Sirenza in November 2007, we assumed the Sirenza Amended and Restated 1998 Stock Plan. This plan provides for the grant of options, stock purchase rights, stock appreciation rights, performance shares, performance units, restricted stock units and deferred stock units to employees, directors or consultants. The weighted average exercise price for the currently outstanding options is $1.02. As of April 3, 2010, 3,320,125 shares were available for issuance under the Sirenza plan.

In connection with our acquisition of Sirenza, options to purchase Sirenza common stock that were outstanding immediately prior to the acquisition were assumed by us and converted into options to purchase our common stock that are subject to the same vesting and other conditions that applied to the Sirenza options immediately prior to the acquisition. Performance share awards, or PSAs, for Sirenza common stock that were outstanding immediately prior to the acquisition were assumed by us and converted into contingent rights to acquire our common stock that are subject to the same vesting and other conditions that applied to the Sirenza PSAs immediately prior to the acquisition. Shares of Sirenza common stock underlying restricted stock awards, or RSAs, that were subject to forfeiture risks, repurchase options or other restrictions immediately prior to the acquisition were converted into shares of our common stock and/or cash and remain subject to the same restrictions that applied to the Sirenza RSAs immediately prior to the acquisition. The terms may be adjusted upon certain events affecting our capitalization.

PROPOSAL 2 – AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

The Compensation Committee and the Board have unanimously approved the amendment of the ESPP to increase the number of shares authorized for issuance under the plan from 8,000,000 shares to 12,000,000 shares (subject to adjustment for anti-dilution purposes), subject to shareholder approval of the share increase at the annual meeting. The ESPP is intended to give eligible employees an opportunity to acquire shares of our common stock and to continue to promote our best interests and enhance our long-term performance. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and thus to permit participants to be eligible to receive favorable tax treatment with respect to shares acquired under the ESPP, as described below.

The following summary describes the material terms of the ESPP, as amended and restated effective June 11, 2010, and is qualified in all respects by reference to the terms of the ESPP. We will promptly provide, upon request and without charge, a copy of the full text of the ESPP to each person to whom a copy of this proxy statement is delivered. Requests should be directed to our Investor Relations Department at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. An electronic copy of the ESPP is also available free of charge from the “Investors” section of RFMD’s website under the heading “Financial Information” at www.rfmd.com and as an appendix to the electronic version of this proxy statement on the SEC’s website at www.sec.gov. Shareholders should refer to the ESPP for more complete and detailed information about the ESPP.

Shares Reserved For the ESPP

The aggregate number of shares of common stock that may be purchased under the ESPP currently may not exceed 8,000,000 shares, although, as noted above, the Board has recommended that this number be increased by 4,000,000 shares to a total of 12,000,000. See “Proposed Amendment to the ESPP,” below. The number of shares issuable under the ESPP and the terms of purchase rights, or “options,” to acquire such shares, are subject to adjustment in the event of mergers, consolidations, stock dividends, stock splits, or other changes in our capital stock structure in accordance with plan terms. If an option expires or is terminated without being exercised, the number of shares subject to the option will again be available for grant and will not reduce the aggregate number of shares available under the ESPP. Shares issued under the ESPP will be authorized but unissued shares.

In addition to the overall plan share limitation described above, certain other share limitations, which are not proposed to be changed, apply, including the following: If, on any purchase date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the ESPP, we will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as practicable and equitable, so that the number of shares offered for purchase during any purchase period may not exceed the number of shares then available under the ESPP. In addition, the maximum number of shares that may be purchased during any single purchase period may not exceed 500,000 shares (subject to adjustment as provided in the ESPP) and, if the number of shares subject to options that would otherwise be granted during a purchase period based on accumulated payroll deductions exceeds 500,000 shares, then we will make a pro rata allocation of the number of shares subject to each participant’s option for that purchase period in as uniform a manner as practicable and equitable so as not to exceed the 500,000 share limitation for any purchase period. In addition, the Compensation Committee has authority to impose limitations on the number of shares of common stock that may be purchased by a participant during any particular purchase period.

Administration; Amendment and Termination

The ESPP is administered by the Compensation Committee of the Board unless the Board elects to administer the ESPP. For the purposes of this summary, references to the “Committee” include the Compensation Committee and the Board. The Committee may appoint one or more agents to assist in the administration of the ESPP and may delegate its responsibilities or powers subject to ESPP terms.

The Committee has full authority to take any action with respect to the ESPP, including, without limitation, the authority to: (a) establish, amend and rescind rules and regulations for ESPP administration; (b) prescribe the form or forms of any agreements or other instruments used in connection with the ESPP; (c) determine the terms and provisions of the options granted under the ESPP; and (d) construe and interpret the ESPP, options, the rules and regulations, and the agreements or other written instruments, and to make all other determinations deemed necessary or advisable for administering the ESPP.

The ESPP and options may be amended, suspended or terminated at any time by the Board, subject to the following: (a) shareholder approval is required of any ESPP amendment that would change the aggregate number of shares issuable under the ESPP (except for anti-dilution adjustments), change the corporations whose employees may participate or make any other change that would require shareholder approval to the extent required under Code Section 423 or other applicable law or rule; and (b) no amendment, suspension or termination of an option may materially and adversely affect any outstanding option without the participant’s consent (except to the extent otherwise provided in the ESPP).

Effective Date

The ESPP became effective on June 7, 1997 and was last amended and restated effective February 8, 2006. As noted above, the Board further amended and restated the ESPP effective June 11, 2010, subject to shareholder approval of the proposed share increase as described below. See “Proposed Amendment to the ESPP,” below.

Eligible Participants

Generally, any eligible employee who has completed 90 days’ employment and who is employed on the date his or her participation is to become effective is eligible to enroll as a participant in the ESPP for any purchase periods which start on or after the 90-day period has concluded. An “eligible employee” is any employee of RFMD or a designated subsidiary except for (a) any employee whose customary employment is 20 hours or less per week, or (b) any employee whose customary employment is for not more than five months in any calendar year. However, employees who own our common stock or shares of our common stock subject to outstanding options that in the aggregate constitute 5% or more of the total combined voting power or value of our common stock are not eligible to participate in the ESPP. Non-employee directors are not eligible to participate in the ESPP. As of June 4, 2010, approximately 1,800 employees were eligible to participate in the ESPP.

Material Features of the ESPP

A participant acquires common stock under the ESPP by authorizing the use of payroll deductions to purchase shares of common stock. Payroll deductions must be at a rate of not less than 1% nor more than 15% of the participant’s total compensation. Once a payroll deduction has been made, the amount of the deduction is credited (without interest) to the participant’s account. A participant may discontinue plan participation as provided in the ESPP, but a participant may not alter the amount of his payroll deductions during a purchase period. A participant may not make separate cash payments into his or her account except in limited circumstances when the participant is on leave of absence. A participant may withdraw payroll deductions credited to his or her account during a purchase period at any time before the applicable purchase date. The ESPP provides for two six-month purchase periods in each fiscal year. The first purchase period during a fiscal year begins on the Sunday immediately following the Saturday closest to March 31 of the year and ends on the Saturday closest to September 30 of the year. The second purchase period in a fiscal year starts on the Sunday immediately following the Saturday closest to September 30 and ends on the Saturday closest to March 31 of the next year.

On the first day of a purchase period, a participant is granted an option to purchase on the purchase date, at the applicable option price, the number of shares of common stock as is determined by dividing the amount of the participant’s payroll deductions accumulated as of the last day of the purchase period by the applicable option price; provided that (a) no participant may purchase shares of common stock with a fair market value (as of the date of option grant) in excess of $25,000 per calendar year; and (b) in no event will the aggregate number of shares subject to options during a purchase period exceed the number of shares then available under the ESPP or the maximum number of shares available for any single purchase period. In addition, under current restrictions imposed by the Committee (which may be changed from time to time), a participant may not purchase more than 5,000 shares per purchase period. The number of shares subject to options will be adjusted as necessary to conform to these limitations. The option price is the lesser of (a) 85% of the fair market value per share of our common stock as determined on the date of option grant or (b) 85% of the fair market value per share of our common stock on the date of exercise.

A participant’s option to purchase shares of common stock during a purchase period is exercised automatically on the exercise date for that purchase period unless the participant withdraws or his or her participation is terminated. On the exercise date, a participant’s option is exercised to purchase that number of full shares which the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price, but not in excess of the number of shares subject to the option or other ESPP terms. An option terminates on the earlier of the date of the participant’s termination of employment or the purchase date of the applicable purchase period. Options are not transferable other than by will or the laws of descent and distribution.

Proposed Amendment to the ESPP

As noted above, the Board has approved an increase in the number of shares of common stock authorized to be issued under the ESPP from 8,000,000 shares to 12,000,000 shares, subject to shareholder approval of the increase (and subject to adjustment for anti-dilution purposes as provided in the ESPP). The current proposal to increase the shares for issuance under the ESPP is the second proposal submitted to shareholders for a share increase since the ESPP was adopted in 1997, the last proposal having been approved by the shareholders at the 2006 annual meeting. The current proposed increase is designed to enable us to continue to offer the ESPP to our employees for approximately the next three to five years. As of May 14, 2010, only 359,346 shares remained available for issuance under the ESPP. The Board believes that the continuation of the ESPP is in the best interests of RFMD and its shareholders since it provides an incentive for employees to align their interests with those of our shareholders by facilitating participants’ investment in our common stock. Approximately 26% of eligible employees currently participate in the ESPP. Without approval of the increase in the number of shares available under the ESPP, we may be forced to terminate the ESPP, removing an important benefit to employees that is also designed to align their interests with those of our shareholders.

Plan Benefits

Because benefits under the ESPP depend on participants’ elections to participate and the fair market value of our common stock at various future dates, it is not possible as of the date of this proxy statement to determine future benefits that will be received by executive officers and other employees, although each participant is limited to the $25,000 annual purchase restriction as well as the participant and purchase period restrictions described above. Non-employee directors and consultants are not eligible to participate in the ESPP. The closing sales price of our common stock on Nasdaq on June 4, 2010 was $4.62 per share.

Federal Tax Consequences

The following summary generally describes the principal U.S. federal (and not state, foreign or local) income tax consequences under the ESPP to RFMD and participating employees as of the date of this proxy statement. The summary is general in nature and is not intended to cover all the tax consequences that may apply to a particular employee or RFMD. The provisions of the Code and related regulations concerning these matters are complicated, and their impact in any one case may depend upon the particular circumstances.

As noted above, the ESPP is intended to qualify as an employee stock purchase plan within the meaning of Code Section 423. Under Section 423, an employee who elects to participate in the ESPP will not recognize income and RFMD will not receive a deduction at the time an option is granted or when the shares purchased under the ESPP are transferred to the participant.

Participants will, however, recognize income when they sell or dispose of the shares purchased under the ESPP. If an employee disposes of such shares after two years from the date of grant of the option and after one year from the date of the purchase of such shares (or if the employee dies), the employee will recognize ordinary income for the year in which such disposition occurs (or the employee’s taxable year ending with his or her death) in an amount equal to the lesser of:

•	the excess of the fair market value of such shares at the time of disposition (or death) over the purchase price, or

•	the excess of the fair market value of the shares at the time of the grant of the option over the option price on the date of the option grant.

Except in the case of the employee’s death, the employee’s basis in the shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation. Any additional gain or loss will be a capital gain or loss, either short-term or long-term, depending on the employee’s holding period for such shares.

If an employee disposes of the shares purchased under the ESPP within such two-year or one-year periods, the employee will recognize ordinary income for the year in which such disposition occurs in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee’s basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis that is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year periods, RFMD will be entitled to a tax deduction equal to the amount the employee is required to include in income as a result of such disposition.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3 – AMENDMENT OF 2003 STOCK INCENTIVE PLAN AND APPROVAL OF CERTAIN PLAN TERMS FOR CODE SECTION 162(m) PURPOSES

General Information

The Compensation Committee has recommended to the Board, and the Board has unanimously approved (effective June 11, 2010): (a) the amendment of the 2003 Plan to (i) increase the aggregate number of shares issuable under the 2003 Plan by 6,000,000 shares and (ii) increase the maximum number of shares that may be issued pursuant to the exercise of incentive stock options by 6,000,000; and (b) the reapproval of the 2003 Plan’s eligibility, performance goals and participant award limitations for Code Section 162(m) purposes. The proposed amendments and approvals described in the preceding sentence, which are referred to in this discussion collectively as “Proposal 3,” are subject to shareholder approval at the annual meeting. The maximum number of shares that may be issued pursuant to incentive stock options described in (a)(ii), above, is subject to the overall plan limitation described in (a)(i) above and does not operate to increase the maximum number of shares issuable under the 2003 Plan above the aggregate limitation described in (a)(i), above.

The discussion that follows is qualified in its entirety by reference to the 2003 Plan, as amended effective June 11, 2010, and is qualified in all respects by reference to the terms of the 2003 Plan. We will promptly provide, upon request and without charge, a copy of the full text of the 2003 Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to our Investor Relations Department at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. An electronic copy of the 2003 Plan is also available free of charge from the “Investors” section of RFMD’s website under the heading “Financial Information” at www.rfmd.com and as an appendix to the electronic version of this proxy statement on the SEC’s website at www.sec.gov. Shareholders should refer to the 2003 Plan for more complete and detailed information about the 2003 Plan.

We have designed this proposal to comply with the RiskMetrics Group 2010 U.S. Proxy Voting Guidelines for Equity Based Incentive Plans. As of May 14, 2010, under the 2003 Plan the maximum aggregate number of shares available for future grants was 5,784,311, and, under all RFMD-administered plans, the maximum number of shares available for future issuance was 6,633,363 (which includes the 5,784,311 shares available under the 2003 Plan). In addition, at that time, the aggregate number of shares subject to unvested outstanding restricted awards was 10,850,064 shares and the aggregate number of shares subject to outstanding options was 17,813,404 shares. The weighted average exercise price of these options was $6.42 and the weighted average remaining term was 4.42 years.

Background Regarding Proposal 3 and our Equity Grant Practices

Approval of Proposal 3 will facilitate the attraction, retention and motivation of talented employees critical to our success.

The Board believes that our employee equity compensation program, as implemented under the 2003 Plan, allows us to attract and retain employees capable of achieving consistently superior business results. The Board also believes that the 2003 Plan effectively aligns the interests of the plan participants with those of our shareholders by linking a portion of their compensation directly to increases in shareholder value. We have a long history of linking pay to our long-term stock performance for a broad group of employees, not just executives. Approval of Proposal 3 should provide us with the flexibility we need to continue to use equity compensation to attract, retain and motivate a large group of talented employees who are important to our long-term growth and success.

Approval of Proposal 3 will allow us to follow equity compensation “best practices,” including the efficient use of equity awards.

Our equity award practices and the 2003 Plan include a number of provisions that the Board believes are consistent with the interests of our shareholders and sound corporate governance practices:

•	Limitation on Shares Issued. Assuming the approval of Proposal 3, no more than 30,250,000 total shares of common stock will be authorized for issuance under the 2003 Plan, plus shares which were available for issuance under prior stock plans at the time the 2003 Plan became effective and shares subject to awards which are forfeited under prior stock plans (and further subject to adjustment for anti-dilution purposes). We do not propose to modify the separate annual participant award limitations that currently apply to awards. See “Current Share Limitations,” below.

•	No Discounted Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights, or SARs, must have an exercise or base price equal to or greater than the fair market value of the common stock on the grant date.

•	No Annual “Evergreen” Provision. The 2003 Plan requires approval of any additional authorization of shares, rather than permitting an annual “replenishment” of shares under a plan “evergreen” provision. Shareholders thus must approve any additional increases in authorized shares under the 2003 Plan.

•	No Stock Option or Stock Appreciation Right Repricings Without Shareholder Approval. Under the 2003 Plan, stock options and SARs may not be amended to reduce the option price or base price without shareholder approval. In addition, shareholder approval is required to cancel an option or SAR in exchange for cash, other awards or options or SARs with an option price or base price that is less than the option price or base price of the original option or SAR (subject to anti-dilution adjustments).

•	Vesting and Award Practices. Historically, equity awards under the 2003 Plan have consisted of stock options and restricted stock awards or restricted stock units. Stock options generally have a 10-year term and vest over a four-year period. The restricted stock awards and restricted stock units granted to date generally vest over four years and may be subject to additional performance criteria. We believe that our vesting and award practices are responsible and further RFMD’s incentive and retention objectives.

•	Efficient Use of Equity. We are committed to the efficient use of equity awards and are mindful of ensuring that our equity compensation program does not overly dilute our existing shareholders.

Current Share Limitations

The maximum number of shares that we currently may issue pursuant to awards granted under the 2003 Plan may not exceed the sum of (a) 24,250,000 shares, plus (b) any shares of common stock (i) remaining available for issuance as of the effective date of the 2003 Plan under our 1999 Plan, 1997 Key Employees’ Stock Option Plan, 1992 Stock Option Plan and any other stock incentive plans maintained by RFMD, each of which we refer to as a Prior Plan, and/or (ii) subject to an award granted under a Prior Plan if the award is forfeited, canceled, terminated, expires or lapses for any reason. Of the amount described in the preceding sentence, no more than 24,250,000 shares currently may be issued under the 2003 Plan pursuant to the grant of incentive stock options. In addition, under the 2003 Plan, no participant may be granted awards in any 12-month period for more than 800,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award). We do not currently propose to increase the participant limitations described in the preceding sentence. The following are not included in calculating the share limitations described above: (a) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards, (b) awards which by their terms are settled in cash, (c) shares and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted as the result of a merger, consolidation or acquisition of the employing company (or an affiliate) pursuant to which it is merged with RFMD or becomes a related entity of RFMD, (d) any shares subject to an award under the 2003 Plan if the award is forfeited, canceled, terminated, expires or lapses for any reason, and (e) any shares surrendered by a participant or withheld by RFMD to pay the option price for an option or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an award if, in accordance with plan terms, a participant pays the option price or satisfies the tax withholding by either tendering previously owned shares or having RFMD withhold shares.

The number of shares reserved for issuance under the 2003 Plan and the terms of awards may be adjusted in the event of an adjustment in the capital structure of RFMD or a related entity (due to a merger, stock split, stock dividend or similar event). On June 4, 2010, the closing sales price of the common stock as reported on Nasdaq was $4.62 per share.

Purpose and Eligibility

The purpose of the 2003 Plan is to encourage and enable selected employees, directors and independent contractors of RFMD and related entities to acquire or increase their holdings of common stock and other proprietary interests in RFMD in order to promote a closer identification of their interests with those of RFMD and its shareholders, thereby further stimulating their efforts to enhance our efficiency, soundness, profitability, growth and shareholder value. Awards may be granted under the 2003 Plan on and after July 22, 2003, but no later than July 21, 2013. At this time, approximately 1,800 employees and seven non-employee directors are eligible to be selected to participate in the 2003 Plan.

The purpose is carried out by the granting of awards to selected participants. Awards which may be granted under the 2003 Plan include: (a) stock options in the form of incentive stock options and non-qualified stock options; (b) SARs; (c) restricted awards in the form of restricted stock awards and restricted stock units; and (d) performance awards in the form of performance shares and performance units. The material terms of each type of award are discussed below. See “Awards.”

Administration; Amendment and Termination

The 2003 Plan provides that the plan will be administered by the Compensation Committee unless the Board elects to administer the 2003 Plan in whole or in part. As a matter of practice, the Compensation Committee administers the 2003 Plan, except with respect to grants to non-employee directors, which are approved by the full Board. Each member of the Compensation Committee is independent under applicable Code Section 162(m), SEC Rule 16b-3 and Nasdaq listing standards. The Board and the Compensation Committee are referred to in this discussion collectively as the “Administrator.”

The Administrator has authority to take any action with respect to the 2003 Plan, including, without limitation, the authority to: (a) determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares, if any, of common stock subject to an award, and the terms, conditions, restrictions and limitations of an award; (b) prescribe the form or forms of agreements related to awards granted under the 2003 Plan; (c) establish, amend and rescind rules and regulations for 2003 Plan administration; and (d) construe and interpret the 2003 Plan, awards and award agreements made under the 2003 Plan, interpret rules and regulations for administering the 2003 Plan and make all other determinations deemed necessary or advisable for administering the 2003 Plan. In certain circumstances, the Administrator may delegate to one or more officers of RFMD the authority to grant awards, and to make any or all of the determinations reserved for the Administrator in the 2003 Plan with respect to such awards (subject to any restrictions imposed by applicable laws, rules and regulations and such terms and conditions as may be established by the Administrator).

The 2003 Plan and awards may be amended or terminated at any time by the Board, subject to the following: (a) shareholder approval is required of any 2003 Plan amendment if such approval is required by applicable law, rule or regulation; and (b) an amendment or termination of an award may not materially adversely affect the rights of a participant without the participant’s consent. In addition, except for anti-dilution adjustments made under the 2003 Plan, the option price or base price of an option or SAR may not be reduced without shareholder approval, and shareholder approval is also required to cancel an outstanding option or SAR in exchange for cash, other awards or options or SARs with a lower option price or base price than the option price or base price of the initial option or SAR. The Administrator has the authority to make adjustments to awards upon the occurrence of certain unusual or nonrecurring events, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2003 Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

Awards

As noted above, the 2003 Plan authorizes the grant of incentive options, non-qualified options, SARs, restricted awards and performance awards. A summary of the material terms of each of these types of awards is provided below. The Administrator also may grant dividends or dividend equivalents with respect to awards, although no dividends or dividend equivalents may be paid unless and until the underlying award has vested and/or been earned.

Options. The 2003 Plan authorizes the grant of both incentive options and non-qualified options, both of which are exercisable for shares of common stock. Incentive options may only be granted to employees of RFMD or a related corporation. The option price at which an option may be exercised will be determined by the Administrator at the time of grant and must be at least 100% of the fair market value per share of the common stock on the date of grant (or 110% of the fair market value with respect to incentive options granted to an employee who owns stock possessing more than 10% of the total voting power of all classes of stock of RFMD or a related corporation). Unless an individual award agreement provides otherwise, the option price may be paid in the form of cash or cash equivalent; in addition, where permitted by the Administrator and applicable laws, rules and regulations, payment may also be made by: (a) delivery (by either actual delivery or attestation) of shares of common stock owned by the participant at the time of exercise for a period of at least six months and otherwise acceptable to the Administrator; (b) shares of common stock withheld upon exercise; (c) delivery of written notice of exercise to RFMD and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to RFMD the amount of sale or loan proceeds to pay the option price; (d) such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or (e) any combination of these methods. The term of an option and the period or periods during which, and conditions pursuant to which, an option may be exercised will be determined by the Administrator at the time of option grant and, in the case of incentive options, the option term may not exceed 10 years (or five years with respect to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of RFMD or a related corporation). Options generally are subject to certain restrictions on exercise if the participant terminates employment or service (unless an option agreement provides otherwise).

Stock Appreciation Rights. Under the terms of the 2003 Plan, SARs may be granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of common stock subject to the related option (a “tandem SAR”) or may be granted separately (a “freestanding SAR”). The consideration to be received by the holder of an SAR may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of common stock, as determined by the Administrator. The holder of an SAR is entitled to receive from RFMD, for each share of common stock with respect to which the SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of common stock on the date of exercise over the base price per share of such SAR. The base price may be no less than the fair market value per share of the common stock on the date the SAR is granted.

SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. Upon the exercise of a tandem SAR, the related option is deemed to be surrendered to the extent of the number of shares of common stock for which the tandem SAR is exercised. No SAR may be exercised more than 10 years after it was granted, or such shorter period as may apply to related options in the case of tandem SARs. SARs generally are subject to certain restrictions on exercise if the participant terminates employment.

Restricted Awards. Subject to the limitations of the 2003 Plan, the Administrator may grant restricted awards to eligible individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Restricted awards may be in the form of restricted stock awards and/or restricted stock units that are subject to certain conditions, which conditions must be met in order for the restricted award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted awards may be payable in cash or whole shares of common stock (including restricted stock), or partly in cash and partly in whole shares of common stock, in accordance with the terms of the 2003 Plan and the discretion of the Administrator.

The Administrator will determine the restriction period for each restricted award and will determine the conditions that must be met in order for a restricted award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, displacement, disability, death or any combination of conditions. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator will determine the performance objectives to be used in valuing restricted awards, and these performance objectives may vary from participant to participant and between groups of participants and will be based upon those RFMD, business unit or division and/or individual performance factors and criteria as the Administrator determines. However, with respect to restricted awards payable to “covered employees” (generally the chief executive officer or one of the three highest compensated named executive officers other than the chief financial officer) that are intended to be eligible for the compensation deduction limitation exception available under Code Section 162(m) and related regulations, the performance factors currently are limited to one or more of the following: (a) objective goals for revenue; (b) gross margins; (c) earnings per share; (d) net bookings; (e) module productions; (f) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (g) net income; (h) operating income; (i) book value per share; (j) return on shareholders’ equity; (k) return on investment; (l) return on capital; (m) improvements in capital structure; (n) expense management; (o) profitability of an identifiable business unit or product; (p) maintenance or improvement of profit margins; (q) stock price or total shareholder return; (r) market share; (s) revenues or sales; (t) costs; (u) cash flow; (v) working capital; (w) return on assets; (x) economic wealth created; and (y) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy.

The Administrator has authority to determine whether and to what degree restricted awards have vested and been earned and are payable, as well as to determine the forms and terms of payment of restricted awards. If a participant’s employment or service is terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the 2003 Plan and the individual award agreement, the award will be forfeited (unless the Administrator determines otherwise). See “Potential Payments Upon Termination or Change in Control” above.

Performance Awards. Subject to the limitations of the 2003 Plan, the Administrator may grant performance awards to participants upon such terms and conditions and at such times as the Administrator shall determine. Performance awards confer upon a participant the right to receive shares of common stock or the equivalent cash value (or a combination of both) based on the attainment of certain performance or other objectives during specified award periods. Performance awards may be in the form of performance shares or performance units. An award of a performance share is a grant of a right to receive shares of common stock or the cash value thereof (or a combination of both) which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the fair market value (as determined in accordance with the 2003 Plan) of a share of common stock. An award of a performance unit is a grant of a right to receive shares of common stock or a designated dollar value amount of common stock that is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value established by the Administrator at the time of grant.

The Administrator will determine the performance period for each performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) specific performance objectives, continued service or employment for a certain period of time or a combination of such conditions. In the case of performance awards based upon specified performance objectives, the Administrator will determine the performance objectives to be used in valuing performance awards, and these performance objectives may vary from participant to participant and between groups of participants and will be based upon those RFMD, business unit or division and individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate. However, with respect to performance awards payable to covered employees that are intended to be eligible for the compensation deduction limitation exception available under Code Section 162(m) and related regulations, the performance factors currently are limited to one or more of the following: (a) objective goals for revenue; (b) gross margins; (c) earnings per share; (d) net bookings; (e) module productions; (f) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (g) net income; (h) operating income; (i) book value per share; (j) return on shareholders’ equity; (k) return on investment; (l) return on capital; (m) improvements in capital structure; (n) expense management; (o) profitability of an identifiable business unit or product; (p) maintenance or improvement of profit margins; (q) stock price or total shareholder return; (r) market share; (s) revenues or sales; (t) costs; (u) cash flow; (v) working capital; (w) return on assets; (x) economic wealth created; and (y) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy. The Administrator has authority to determine whether and to what degree performance awards have been earned and are payable, as well as to determine the forms and terms of payment of performance awards. If a participant’s employment or service is terminated for any reason and all or any part of a performance award has not been earned pursuant to the terms of the 2003 Plan and the individual award agreement, the award will be forfeited (unless the Administrator determines otherwise).

Change of Control

Upon a change of control (as defined in the 2003 Plan), and unless an individual award agreement provides otherwise, the 2003 Plan provides that: (a) all options and SARs outstanding as of the date of the change of control will become fully exercisable, whether or not then otherwise exercisable; and (b) any such restrictions applicable to any restricted award and any performance award will be deemed to have been met and awards will become fully vested, earned and payable to the fullest extent of the original award. However, the 2003 Plan authorizes the Administrator, in the event of a merger, share exchange, reorganization or other business combination affecting RFMD or a related entity, to determine that any or all awards will not vest or become exercisable on an accelerated basis, if RFMD or the surviving or acquiring corporation takes such action (including but not limited to the assumption of 2003 Plan awards or the grant of substitute awards) which, in the opinion of the Administrator, is equitable or appropriate to protect the rights and interests of participants under the 2003 Plan. In addition, in the event that a participant has entered into a change in control or similar agreement with RFMD, the participant will be entitled to the greater of benefits payable under the 2003 Plan or the respective change in control or similar agreement, and the change in control or similar agreement will not reduce benefits otherwise payable under the 2003 Plan. See also “Potential Payments Upon Termination or Change-in-Control – Individual Agreements,” above.

Transferability

Incentive options are not transferable other than by will or the laws of intestate succession. Non-qualified options and SARs are not transferable other than by will or the laws of intestate succession, except as permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Unless the Administrator determines otherwise, restricted awards that have not vested and performance awards that have not been earned are not transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to such awards until the restriction period and performance period has expired and until all conditions to vesting and earning the award have been met.

Increase in Share Limitations

As noted above, the Board has approved the amendment of the 2003 Plan to (a) increase the maximum number of shares issuable under the plan by 6,000,000 shares and (b) increase the maximum number of shares that may be issued pursuant to the exercise of incentive stock options by 6,000,000 shares. If these amendments are approved, the maximum number of shares issuable under the 2003 Plan may not exceed the sum of (a) 30,250,000 shares, plus (b) any shares of common stock (i) remaining available for issuance as of the effective date of the 2003 Plan under the Prior Plans and/or (ii) subject to an award granted under a Prior Plan, which awards are forfeited, canceled, terminated, expire or lapse for any reason. In addition, if the amendments are approved, of the total described in the preceding sentence, the maximum number of shares issuable upon the exercise of incentive options may not exceed 30,250,000 shares. Both of these share limitations are subject to adjustment for anti-dilution purposes as provided in the 2003 Plan.

Subject to shareholder approval of the proposed above increase in share limitations for the 2003 Plan, RFMD plans to terminate the Sirenza Microdevices, Inc. Amended and Restated 1998 Stock Plan, also known as the Sirenza plan. The Sirenza plan was assumed by RFMD in November 2007 in connection with the acquisition of Sirenza Microdevices, Inc. as described above under “Equity Compensation Plan Information – Non-Shareholder Approved Plans.”

The Board believes that an increase in the number of shares authorized to be issued under the 2003 Plan is necessary in order to continue the purposes of the 2003 Plan and provide competitive incentives for eligible participants. The Board and the Compensation Committee believe that substantial equity ownership encourages management to take actions favorable to the long-term interests of RFMD and its shareholders. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of executive officers. In addition, we grant unvested equity-based awards to most of our newly hired, full-time employees, and many employees are periodically eligible thereafter for additional equity awards based on management’s evaluation of their performance. The Board believes that the increase in share limitations will allow us to continue the use of equity compensation as a component of a competitive, but measured, overall compensation program. The Board also believes that the amendment strikes an appropriate balance between flexibility in designing incentive compensation arrangements and limiting dilutive concerns.

Performance-Based Compensation – Code Section 162(m) Requirements

The 2003 Plan is structured to comply with the requirements imposed by Code Section 162(m) and related regulations in order to preserve, to the extent practicable, our tax deduction for awards made under the Plan to “covered employees” (as described above, the chief executive officer and the three highest compensated named executive officers other than the chief financial officer). Code Section 162(m) generally denies a public corporation a deduction for compensation in excess of $1,000,000 paid to each of the covered employees of the corporation unless the compensation is exempt from the $1,000,000 limitation because it qualifies as performance-based compensation. In order to qualify as performance-based compensation, the compensation paid under a plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. All of the members of our Compensation Committee are outside directors under Code Section 162(m) standards. In addition to other requirements for the performance-based compensation exception, shareholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goals under which compensation is to be paid. Material terms include: (a) the employees eligible to receive compensation; (b) a description of the business criteria on which the performance goal is based; and (c) either the maximum amount of the compensation to be paid if the performance goal is met or the formula used to calculate the amount of compensation if the performance goal is met. In addition, the Code Section 162(m) regulations generally require that the material terms of performance goals be submitted for re-approval five years after initial shareholder approval, or earlier if the performance goals are materially modified.

Our shareholders initially approved the eligibility, performance goals and participant award limitations at the 2003 annual meeting of shareholders when the 2003 Plan was adopted and re-approved these factors (including revised performance goals) at the 2006 annual meeting of shareholders. Because re-approval would otherwise be required in 2011, we are asking shareholders at this time to re-approve the 2003 Plan’s current eligibility terms, performance goals and participant award limitations. We do not currently propose to modify these terms. These provisions are described under “Purpose and Eligibility,” “Current Share Limitations,” “Awards – Restricted Awards”, and “Awards – Performance Awards” above.

Certain Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the 2003 Plan as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to RFMD. The provisions of the Code and related regulations concerning these matters are complicated and their impact in any one case may depend upon the particular circumstances.

Incentive Options. Incentive options granted under the 2003 Plan are intended to qualify as incentive stock options under Code Section 422. Pursuant to Code Section 422, the grant and exercise of an incentive stock option generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been our employee from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

We generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as capital gain or loss.

If the holding period requirements for incentive option treatment described above are not met, the participant will be taxed as if he or she received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (a) the fair market value of the stock on the date of exercise minus the option price or (b) the amount realized on disposition of the stock minus the option price. Any gain in excess of these amounts may be treated as capital gain. We generally are entitled to deduct, as compensation paid, the amount of ordinary income realized by the participant.

Pursuant to the Code and the terms of the 2003 Plan, in no event can there first become exercisable by a participant in any one calendar year incentive options granted by RFMD with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the 2003 Plan exceeds this limitation, it will be treated as a non-qualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of RFMD, unless the option price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.

Non-qualified Options. If a participant receives a non-qualified option, the difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. We generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant. The participant’s basis in shares of common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

Stock Appreciation Rights. For federal income tax purposes, the grant of an SAR will not result in taxable income to a participant or a tax deduction to RFMD. At the time of exercise of an SAR, a participant will forfeit the right to benefit from any future appreciation of the stock subject to the SAR. Accordingly, taxable income to the participant is deferred until the SAR is exercised. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income and RFMD will receive a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.

Restricted Stock Subject to Restricted Awards. Similar to SARs, awards for restricted stock will not result in taxable income to the participant or a tax deduction to RFMD for federal income tax purposes, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his or her ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. We will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Restricted Stock Units. The federal income tax consequences of the award of restricted units will depend on the conditions of the award. Generally, the transfer of cash or property will result in ordinary income to the participant and a tax deduction to RFMD. If the property transferred is subject to a substantial risk of forfeiture, as defined under Code Section 83 (for example, because receipt of the property is conditioned upon the performance of substantial future services), the taxable event is deferred until the substantial risk of forfeiture lapses. However, the participant may generally elect to accelerate the taxable event to the date of transfer, even if the property is subject to a substantial risk of forfeiture. If this election is made, subsequent appreciation is not taxed until the property is sold or exchanged (and the lapse of the forfeiture restriction does not create a taxable event). Generally, any deduction to RFMD occurs only when ordinary income in respect of an award is recognized by the participant (and then the deduction is subject to reasonable compensation and reporting requirements). Because such awards will be subject to such conditions as may be determined by the Administrator, the federal income tax consequences to the participant and to RFMD will depend on the specific conditions of the award.

Performance Share Awards, Performance Unit Awards and Dividend Equivalents. The grant of a performance share award, performance unit award or a dividend equivalent award does not result in taxable income to the participant or a tax deduction to RFMD for federal income tax purposes. However, the participant will recognize income on account of the settlement of a performance share award, performance unit award or dividend equivalent award. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any common stock (determined as of the date that the shares are not subject to a substantial risk of forfeiture) that is received in settlement of the award. We are entitled to a federal income tax deduction upon the settlement of a performance share award, performance unit award or dividend equivalent award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense.

Code Section 409A. Awards granted under the 2003 Plan may be subject to Code Section 409A and related regulations and other guidance. Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. If Code Section 409A applies to the 2003 Plan or any award, and the 2003 Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. Subject to Code Section 162(m) and certain reporting requirements, we will be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant. We do not undertake to have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

Performance-based Compensation – Section 162(m) Requirements. As noted above, the 2003 Plan is structured to comply with the requirements imposed by Code Section 162(m) and related regulations in order to preserve, to the extent practicable, RFMD’s tax deduction for awards made under the 2003 Plan to covered employees. Code Section 162(m) generally denies an employer a deduction for compensation paid to covered employees of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation.

Plan Benefits

The selection of individuals who will receive awards under the 2003 Plan, if Proposal 3 is approved by the shareholders, and the amount of any such awards is not yet determinable due to vesting, performance and other requirements. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of participants in fiscal year 2011. However, the number of shares of our common stock subject to options and restricted stock units granted in fiscal year 2010 to each of our Named Executives is set forth above under the headings “Executive Compensation – Summary Compensation Table” and “2010 Grants of Plan-Based Awards Table.” In addition, the number of shares subject to options and restricted awards granted (without regard to vesting or exercise) under the 2003 Plan since its inception to each of our Named Executive Officers, all current executive officers as a group, all employees as a group and all directors as a group are as follows: Mr. Bruggeworth (options for 1,262,717 shares and restricted awards for 2,093,391 shares); Mr. Priddy (options for 637,647 shares and restricted awards for 861,553 shares); Mr. Creviston (options for 612,647 shares and restricted awards for 1,125,503 shares); Mr. Neal (options for 637,647 shares and restricted awards for 733,403 shares); Mr. Van Buskirk (options for 0 shares and restricted awards for 699,888 shares); all current executive officers as a group (options for 3,810,729 shares and restricted awards for 6,587,303 shares); all employees (including all current officers who are not executive officers) as a group (options for 23,472,260 shares and restricted awards for 18,220,835 shares); and all current directors who are not executive officers as a group (options for 180,150 shares and restricted awards for 112,800 shares).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PROPOSAL TO AMEND THE 2003 STOCK INCENTIVE PLAN AND APPROVE CERTAIN PLAN TERMS FOR CODE SECTION 162(m) PURPOSES.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP to audit the consolidated financial statements of RFMD for fiscal 2011. Ernst & Young, an independent registered public accounting firm, has served as our independent auditors continuously since 1992. A representative from Ernst & Young is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Although shareholder ratification of the appointment is not required by law, we desire to solicit such ratification. If the appointment of Ernst & Young is not approved by a majority of the shares cast at the annual meeting, the Audit Committee will consider the appointment of another independent registered public accounting firm for fiscal 2011.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 2, 2011.

Independent Registered Public Accounting Firm Fee Information

The following table shows the aggregate fees that we paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years 2010 and 2009.

	2010	2009
Audit Fees	$1,172,750	$1,283,190
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$1,172,750	$1,283,190

Audit Fees. This category includes fees for: (a) the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q; (b) the audit of our internal control over financial reporting; and (c) services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes the aggregate fees for assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audits or reviews of the financial statements and which are not reported above under “Audit Fees.”

Tax Fees. This category consists of professional services rendered by Ernst & Young for tax compliance, tax planning and tax advice. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.

All Other Fees. This category includes the aggregate fees for products and services provided by Ernst & Young that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

The Audit Committee has considered the compatibility of the non-audit services performed by and fees paid to Ernst & Young in fiscal year 2010 and the proposed non-audit related services and proposed fees for fiscal year 2011 and has determined that such services and fees are compatible with the independence of Ernst & Young. All audit and non-audit related services were approved by the Audit Committee prior to such services being rendered.

REPORT OF THE AUDIT COMMITTEE

Each member of the Audit Committee is an independent director under existing Nasdaq listing standards and SEC requirements. In addition, the Board of Directors has determined that Messrs. van der Kaay and Gardner are “audit committee financial experts,” as defined by SEC rules.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also has reviewed and discussed with management and the independent registered public accounting firm management’s assessment of the effectiveness of our internal control over financial reporting and the independent registered public accounting firm’s evaluation of our internal control over financial reporting.

The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm that firm’s independence.

Based upon the discussions and review described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended April 3, 2010 for filing with the SEC. This report has been prepared by members of the Audit Committee. Current members of this committee are:

Erik H. van der Kaay (Chairman)
Jeffery R. Gardner
Masood A. Jabbar
Casimir S. Skrzypczak

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, RFMD’s directors, officers and beneficial owners of more than ten percent of RFMD’s common stock are required to report their beneficial ownership of common stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established, and we are required to report any failure to file by the established dates. To our knowledge, all of these filing and reporting requirements were satisfied by our directors, officers and principal shareholders during the most recent fiscal year and prior fiscal years, except one Form 4 for Mr. Church and one Form 4 for Ms. Rudy regarding the exchange of certain outstanding stock options for one new stock option grant on August 7, 2009 was not timely filed. A Form 4 disclosing this transaction was filed by each of Mr. Church and Ms. Rudy with the SEC on August 12, 2009.

RELATED PERSON TRANSACTIONS

Related Person Transactions Policy

The Board maintains a written policy regarding transactions that involve RFMD and any of its officers, directors or five percent or greater shareholders or their affiliates, which are referred to generally as “related persons.” The Governance and Nominating Committee will analyze and consider any such transaction in accordance with this written policy in order to determine whether the terms and conditions of the transaction are substantially the same as, or more favorable to RFMD than, transactions that would be available from unaffiliated parties.

The policy governs the procedures for review and consideration of all “related person transactions,” as that term is defined in the policy, to help ensure that any such transactions are timely identified and given appropriate consideration. Generally, any current or proposed financial transaction, arrangement or relationship in which a “related person” had or will have a direct or indirect material interest, in an amount exceeding $120,000 and in which RFMD was or will be a participant, requires the approval of the Governance and Nominating Committee or a majority of the disinterested members of the Board. Before granting such approval, the Governance and Nominating Committee will consider all of the relevant facts and circumstances to ensure that the proposed transaction is in the best interest of RFMD and its shareholders. The term “related person” is defined by the policy and by Item 404 of Regulation S-K.

In conducting its review of any proposed related person transaction, the Governance and Nominating Committee will consider all of the relevant facts and circumstances available to the Governance and Nominating Committee, including but not limited to (i) the benefits to RFMD; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the proposed related person transaction; and (v) the terms available to unrelated third parties or to employees generally in an arms-length negotiation. No member of the Governance and Nominating Committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

In accordance with the policy, the Audit Committee will also perform an annual review of previously approved related person transactions that remain ongoing and have a remaining term of more than six months. Based on the relevant facts and circumstances, the Audit Committee will determine if it is in our best interest to continue, modify or terminate any ongoing transaction, arrangement or relationship.

We did not engage in any related person transactions during fiscal year 2010.

PROPOSALS FOR 2011 ANNUAL MEETING

Under certain conditions, shareholders may request that we include a proposal at a forthcoming meeting of the shareholders of RFMD in the proxy materials of RFMD for such meeting. Under SEC Rule 14a-8, any shareholder desiring to present such a proposal to be acted upon at the 2011 annual meeting of shareholders and included in the proxy materials must ensure that we receive the proposal at our principal executive offices in Greensboro, North Carolina by February 24, 2011 in order for the proposal to be eligible for inclusion in our proxy statement and proxy card relating to such meeting.

If a shareholder desires to propose any business from the floor during the meeting, even if the proposal or proposed director candidate is not to be included in our proxy statement, our bylaws provide that the shareholder must deliver or mail timely advance written notice of such business to our principal executive office. Under our bylaws, to be timely, a shareholder’s notice generally must be delivered to our Secretary not later than the 60th day before the first anniversary of the date of the notice date for the preceding year’s annual meeting and no earlier than the 90th day prior to such date. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting, then notice by the shareholder must be delivered not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 10th day following the notice date for such meeting. Each item of business must be made in accordance with the bylaws, our Corporate Governance Guidelines and any other applicable law, rule or regulation.

In addition, any notice of a proposed director candidate must also comply with our bylaws, including the criteria set forth under “Procedures for Director Nominations” on page 11 of this proxy statement. If written notice is not given in accordance with our bylaws, the proposal or proposed director candidate will be considered untimely and RFMD may exclude such business from consideration at the meeting.

If the proposal or proposed director candidate is permitted to be considered at the meeting, the proxies appointed pursuant to the proxy card will have discretionary authority to vote for or against the matter even if the proposal or proposed director candidate was not discussed in the proxy statement. Assuming that the date of our annual meeting of shareholders is not advanced or delayed in the manner described above, appropriate notice of such a proposal or proposed director candidate for the 2011 annual meeting would need to be delivered to our principal executive offices (7628 Thorndike Road, Greensboro, North Carolina 27409-9421) no earlier than March 26, 2011 and no later than April 25, 2011 to be considered timely.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers or other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of either document to any shareholder upon request submitted in writing to RFMD at the following address: RF Micro Devices, Inc., 7628 Thorndike Road, Greensboro, North Carolina 27409-9421, Attention: Investor Relations Department, or by calling (336) 664-1233. Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact RFMD at the above address and telephone number.

FINANCIAL INFORMATION

Our annual report for the fiscal year ended April 3, 2010 is enclosed. Upon written request, we will provide without charge to any shareholder of record or beneficial owner of common stock a separate copy of our Annual Report on Form 10-K for the fiscal year ended April 3, 2010 (without exhibits), including financial statements, filed with the SEC. Any such request should be directed to Doug DeLieto, our Vice President of Investor Relations, at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. We will furnish any exhibit to our Annual Report on Form 10-K upon receipt of payment for our reasonable expenses in furnishing such exhibit.

OTHER BUSINESS

As of the date of this proxy statement, the Board knows of no other matter to come before the 2010 annual meeting. However, if any other matter requiring a vote of the shareholders arises, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

William A. Priddy, Jr.
Secretary

Dated: June 24, 2010

2003 STOCK INCENTIVE PLAN
OF
RF MICRO DEVICES, INC.

1.	Purpose

The purpose of the 2003 Stock Incentive Plan of RF Micro Devices, Inc. (the “Plan”) is to encourage and enable selected employees, directors and independent contractors of RF Micro Devices, Inc. (RF Micro Devices, Inc., together with any successor corporation thereto, being referred to herein as the “Corporation”) and its related entities to acquire or to increase their holdings of common stock of the Corporation (the “Common Stock”) and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as “awards”) to selected employees, independent contractors and directors, including the granting to selected participants of incentive stock options (“incentive options”) intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options (“nonqualified options”), stock appreciation rights (“SARs”), restricted awards in the form of restricted stock awards (“restricted stock awards”) and restricted stock units (“restricted stock units”), and performance awards in the form of performance shares (“performance shares”) and performance units (“performance units”). Incentive options and nonqualified options shall be referred to herein collectively as “options.” Restricted stock awards and restricted stock units shall be referred to herein collectively as “restricted awards.” Performance shares and performance units shall be referred to herein collectively as “performance awards.”

2.	Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Corporation (the “Board” or the “Board of Directors”) or, upon its delegation, by the Compensation Committee of the Board of Directors (the “Committee”). Unless the Board determines otherwise, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Section 162(m) of the Code and related regulations, the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Section 162(m) or related regulations) or as may otherwise be permitted under Section 162(m) and related regulations. For the purposes herein, the term “Administrator” shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee.

(b) In addition to action by meeting in accordance with applicable laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of the Common Stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award; (ii) to prescribe the form or forms of the agreements evidencing any awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, awards and award agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other award granted to any recipient. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an award or an award agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s articles of incorporation.

(c) Notwithstanding the other provisions of Section 2, the Administrator may delegate to one or more officers of the Corporation the authority to grant awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 2(b) herein with respect to such awards (subject to any restrictions imposed by applicable laws, rules and regulations and such terms and conditions as may be established by the Administrator); provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, the participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a “covered employee” as defined under Section 162(m) of the Code and related regulations. To the extent that the Administrator has delegated authority to grant awards pursuant to this Section 2(c) to one or more officers of the Corporation, references to the Administrator shall include references to such officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) of the Code and other applicable laws, rules and regulations.

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3.	Effective Date

The effective date of the Plan shall be July 22, 2003 (the “Effective Date”). Awards may be granted under the Plan on and after the Effective Date, but no awards will be granted after July 21, 2013. Awards which are outstanding on July 21, 2013 (or such earlier termination date as may be established by the Board pursuant to Section 16(a) herein) shall continue in accordance with their terms, unless otherwise provided in the Plan or an award agreement.

4.	Shares of Stock Subject to the Plan; Award Limitations

(a) Shares Available for Awards: Subject to adjustments as provided in this Section 4(c), the aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the Plan shall not exceed the sum of (i) 9,250,000 shares, plus (ii) any shares of Common Stock (A) remaining available for issuance as of the Effective Date of the Plan under the Corporation’s 1999 Stock Incentive Plan, Key Employees’ 1997 Stock Option Plan, 1992 Stock Option Plan and any other stock incentive plans maintained by the Corporation (collectively, the “Prior Plans”), and/or (B) subject to an award granted under a Prior Plan, which award is forfeited, cancelled, terminated, expires or lapses for any reason. Shares delivered under the Plan shall be authorized but unissued shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of awards hereunder. Notwithstanding any provision herein to the contrary, the following limitations shall apply to awards granted under the Plan, in each case subject to adjustment pursuant to Section 4(c):

(i) The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the grant of incentive stock options shall not exceed 9,250,000 shares; and

(ii) No participant may be granted awards in any 12-month period for more than 800,000 shares of Common Stock (or the equivalent value thereof based on the fair market value per share of the Common Stock on the date of grant of an award).

(b) Shares not subject to limitations: The following will not be applied to the share limitations of Section 4(a) above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards, (ii) awards which by their terms are settled in cash, (iii) shares and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted as the result of a merger, consolidation, or acquisition of the employing company (or an affiliate) pursuant to which it is merged with the Corporation or becomes a related entity of the Corporation, (iv) any shares subject to an award under the Plan which award is forfeited, cancelled, terminated, expires or lapses for any reason, and (v) any shares surrendered by a participant or withheld by the Corporation to pay the option price for an option or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an award if, in accordance with the terms of the Plan, a participant pays such option price or satisfies such tax withholding by either tendering previously owned shares or having the Corporation withhold shares.

(c) Adjustments: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related entity, or if the Board of Directors of the Corporation declares a stock dividend, stock split distributable in shares of Common Stock, reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Corporation or a related entity affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to awards and to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of awards or as may be otherwise advisable.

5.	Eligibility

An award may be granted only to an individual who satisfies the following eligibility requirements on the date the award is granted:

(a) The individual is either (i) an employee of the Corporation or a related entity, (ii) a director of the Corporation or a related entity, or (iii) an independent contractor, consultant or advisor (collectively, “independent contractors”) providing services to the Corporation or a related entity. For this purpose, an individual shall be considered to be an “employee” only if there exists between the individual and the Corporation or a related entity the legal and bona fide relationship of employer and employee.

(b) With respect to the grant of incentive options, the individual does not own, immediately before the time that the incentive option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a related corporation. Notwithstanding the foregoing, an individual who owns more than 10% of the total combined voting power of the Corporation or a related corporation may be granted an incentive option if the option price is at least 110% of the fair market value of the Common Stock (as defined in Section 6(c)(ii) herein), and the option period (as defined in Section 6(d)(i) herein) does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Code.

(c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar business combination involving the Corporation or a related entity, the recipient is otherwise eligible to receive the award and the terms of the award are consistent with the Plan and applicable laws, rules and regulations (including, to the extent necessary, the federal securities laws registration provisions and Section 424(a) of the Code).

(d) The individual, being otherwise eligible under this Section 5, is selected by the Administrator as an individual to whom an award shall be granted (a “participant”).

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6.	Options

(a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both incentive options and nonqualified options may be granted under the Plan, as determined by the Administrator; provided, however, that incentive options may only be granted to employees of the Corporation or a related corporation. To the extent that an option is designated as an incentive option but does not qualify as such under Section 422 of the Code, the option (or portion thereof) shall be treated as a nonqualified option.

(b) Option Price: The price per share at which an option may be exercised (the “option price”) shall be established by the Administrator and stated in the award agreement evidencing the grant of the option; provided, that (i) the option price of an option shall be no less than the fair market value per share of the Common Stock, as determined in accordance with Section 6(c)(ii) on the date the option is granted (or 110% of the fair market value with respect to incentive options granted to an employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Corporation or a related corporation, as provided in Section 5(b) herein); and (ii) in no event shall the option price per share of any option be less than the par value per share, if any, of the Common Stock.

(c) Date of Grant; Fair Market Value

(i) An incentive option shall be considered to be granted on the date that the Administrator acts to grant the option, or on any later date specified by the Administrator as the effective date of the option. A nonqualified option shall be considered to be granted on the date the Administrator acts to grant the option or any other date specified by the Administrator as the date of grant of the option.

(ii) For the purposes of the Plan, the fair market value per share of the Common Stock shall be established in good faith by the Administrator and, except as may otherwise be determined by the Administrator, the fair market value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price per share of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the date the option is granted or other determination is made (each, a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market but are not listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system on the date immediately or nearest preceding the valuation date for which such information is available; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the fair market value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

(iii) In no event shall there first become exercisable by an employee in any one calendar year incentive options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an incentive option is granted) greater than $100,000.

(d) Option Period and Limitations on the Right to Exercise Options

(i) The term of an option (the “option period”) shall be determined by the Administrator at the time the option is granted and shall be stated in the individual award agreement. With respect to incentive options, the option period shall not extend more than 10 years from the date on which the option is granted (or five years with respect to incentive options granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a related corporation, as provided in Section 5(b) herein). Any option or portion thereof not exercised before expiration of the option period shall terminate. The period or periods during which, and conditions pursuant to which, an option may become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan.

(ii) An option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Unless an individual award agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, where permitted by the Administrator and applicable laws, rules and regulations (including but not limited to Section 402 of the Sarbanes-Oxley Act of 2002), payment may also be made:

(A) By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the participant at the time of exercise for a period of at least six months and otherwise acceptable to the Administrator;

(B) By shares of Common Stock withheld upon exercise;

(C) By delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price;

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(D) By such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or

(E) By any combination of the foregoing methods.

Shares tendered or withheld in payment on the exercise of an option shall be valued at their fair market value on the date of exercise, as determined by the Administrator by applying the provisions of Section 6(c)(ii).

(iii) Unless the Administrator determines otherwise, no option granted to a participant who was an employee at the time of grant shall be exercised unless the participant is, at the time of exercise, an employee as described in Section 5(a), and has been an employee continuously since the date the option was granted, subject to the following:

(A) An option shall not be affected by any change in the terms, conditions or status of the participant’s employment, provided that the participant continues to be an employee of the Corporation or a related entity.

(B) The employment relationship of a participant shall be treated as continuing intact for any period that the participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of a participant shall also be treated as continuing intact while the participant is not in active service because of disability. The Administrator shall have sole authority to determine whether a participant is disabled and, if applicable, the date of a participant’s termination of employment or service for any reason (the “termination date”).

(C) Unless the Administrator determines otherwise, if the employment of a participant is terminated because of disability or death, the option may be exercised only to the extent exercisable on the participant’s termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the termination date. The option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of 12 months next succeeding the termination date (or such other period stated in the applicable award agreement); or (Y) the close of the option period. In the event of the participant’s death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.

(D) Unless the Administrator determines otherwise, if the employment of the participant is terminated for any reason other than disability, death or for “cause,” his option may be exercised to the extent exercisable on his termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the termination date. The option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of 90 days next succeeding the termination date (or such other period stated in the applicable award agreement); or (Y) the close of the option period. If the participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (D), the participant shall be treated as having died while employed under subparagraph (C) immediately preceding (treating for this purpose the participant’s date of termination of employment as the termination date). In the event of the participant’s death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.

(E) Unless the Administrator determines otherwise, if the employment of the participant is terminated for “cause,” his option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. For purposes of the Plan, unless the Administrator determines otherwise, a participant’s termination shall be for “cause” if such termination results from the participant’s (X) termination for “cause” under the participant’s employment, consulting or other agreement with the Corporation or a related entity, if any, or (Y) if the participant has not entered into any such employment, consulting or other agreement, then the participant’s termination shall be for “cause” if termination results due to the participant’s (i) dishonesty; (ii) refusal to perform his duties for the Corporation; or (iii) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of “cause” shall be made by the Administrator and its determination shall be final and conclusive.

(F) Notwithstanding the foregoing, the Administrator may, in its discretion, accelerate the date for exercising all or any part of an option which was not otherwise exercisable on the termination date, extend the period during which an option may be exercised, modify the terms and conditions to exercise, or any combination of the foregoing.

(iv) Unless the Administrator determines otherwise, an option granted to a participant who was a non-employee director of the Corporation or a related entity at the time of grant may be exercised only to the extent exercisable on the date of the participant’s termination of service to the Corporation or a related entity (unless the termination was for cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of 24 months next succeeding the termination date (or such other period stated in the applicable award agreement); or (Y) the close of the option period. If the services of such a participant are terminated for cause (as defined in Section 6(a)(iii)(E) herein), his option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its discretion accelerate the date for exercising all or any part of an option which was not

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otherwise exercisable on the termination date, extend the period during which an option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(v) Unless the Administrator determines otherwise, an option granted to a participant who was an independent contractor of the Corporation or a related entity at the time of grant (and who does not thereafter become an employee, in which case he shall be subject to the provisions of Section 6(d)(iii) herein) may be exercised only to the extent exercisable on the date of the participant’s termination of service to the Corporation or a related entity (unless the termination was for cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of 90 days next succeeding the termination date (or such other period stated in the applicable award agreement); or (Y) the close of the option period. If the services of such a participant are terminated for cause (as defined in Section 6(d)(iii)(E) herein), his option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its discretion accelerate the date for exercising all or any part of an option which was not otherwise exercisable on the termination date, extend the period during which an option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(vi) A participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an option and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an option shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and payment of the purchase price (except as may otherwise be determined by the Corporation in the event of payment of the option price pursuant to Section 6(d)(ii)(C) herein).

(vii) If shares of Common Stock acquired upon exercise of an incentive option are disposed of within two years following the date of grant or one year following the transfer of such shares to a participant upon exercise, the participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(e) Nontransferability of Options: Incentive options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. Nonqualified options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”). Except as may be permitted by the preceding sentence, an option shall be exercisable during the participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary does not constitute a transfer.

7.	Stock Appreciation Rights

(a) Grant of SARs: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an option (hereinafter called a “related option”) with respect to all or a portion of the shares of Common Stock subject to the related option (a “tandem SAR”) or may be granted separately to an eligible individual (a “freestanding SAR”). Subject to the limitations of the Plan, upon the exercise of an SAR, a participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price per share of such SAR. The base price per share of an SAR shall be no less than the fair market value per share of the Common Stock (as determined in accordance with Section 6(c)(ii)) on the date the SAR is granted.

(b) Tandem SARs: A tandem SAR may be granted either concurrently with the grant of the related option or (if the related option is a nonqualified option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related option. Tandem SARs shall be exercisable only at the time and to the extent that the related option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in the agreement), and in no event after the complete termination or full exercise of the related option. For purposes of determining the number of shares of Common Stock that remain subject to such related option and for purposes of determining the number of shares of Common Stock in respect of which other awards may be granted, a related option shall be considered to have been surrendered upon the exercise of a tandem SAR to the extent of the number of shares of Common Stock with respect to which such tandem SAR is exercised. Upon the exercise or termination of a related option, the tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related option was so exercised or terminated.

(c) Freestanding SARs: An SAR may be granted without relationship to an option (as defined above, a “freestanding SAR”) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

(d) Exercise of SARs:

(i) Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as may be established by the Administrator and stated in the applicable award agreement. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of tandem SARs, such shorter option period as may

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apply to the related option. Any SAR or portion thereof not exercised before expiration of the exercise period established by the Administrator shall terminate.

(ii) SARs may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. The date of exercise of an SAR shall mean the date on which the Corporation shall have received proper notice from the participant of the exercise of such SAR.

(iii) Each participant’s award agreement shall set forth the extent to which the participant shall have the right to exercise an SAR following termination of the participant’s employment or service with the Corporation. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the award agreement entered into with a participant, need not be uniform among all SARs issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment. Notwithstanding the foregoing, unless the Administrator determines otherwise, no SAR may be exercised unless the participant is, at the time of exercise, an eligible participant, as described in Section 5, and has been a participant continuously since the date the SAR was granted, subject to the provisions of Sections 6(d)(iii), (iv) and (v) herein.

(e) Consideration: The consideration to be received upon the exercise of the SAR by the participant shall be paid in cash, shares of Common Stock (valued at fair market value on the date of exercise of such SAR in accordance with Section 6(c)(ii) herein) or a combination of cash and shares of Common Stock, as elected by the Administrator. The Corporation’s obligation arising upon the exercise of the SAR may be paid currently or on a deferred basis with such interest or earnings equivalent, if any, as the Administrator may determine. A certificate or certificates for shares of Common Stock acquired upon exercise of an SAR for shares shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable following receipt of notice of exercise. A participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an SAR and shall not have any rights as a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless otherwise provided in the applicable award agreement, the participant will receive cash in lieu of fractional shares.

(f) Limitations: The applicable award agreement shall contain such terms, conditions and limitations consistent with the Plan as may be specified by the Administrator. Unless otherwise provided in the applicable award agreement or the Plan, any such terms, conditions or limitations relating to a tandem SAR shall not restrict the exercisability of the related option.

(g) Nontransferability: Unless the Administrator determines otherwise, SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and SARs may be exercised during the participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary does not constitute a transfer.

8.	Restricted Awards

(a) Grant of Restricted Awards: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant restricted awards to such individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Such restricted awards may be in the form of restricted stock awards and/or restricted stock units that are subject to certain conditions, which conditions must be met in order for the restricted award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted awards shall be payable in cash or whole shares of Common Stock (including restricted stock), or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and the sole and absolute discretion of the Administrator. The Administrator shall determine the nature, length and starting date of the period, if any, during which a restricted award may be earned (the “restriction period”), and shall determine the conditions which must be met in order for a restricted award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, displacement, disability, death, or any combination of such conditions. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the performance objectives to be used in valuing restricted awards, which performance objectives may vary from participant to participant and between groups of participants and shall be based upon such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate; provided, however, that, with respect to restricted awards payable to covered employees which are intended to be eligible for the compensation deduction limitation exception available under Section 162(m) of the Code and related regulations, such performance factors shall be limited to one or more of the following (as determined by the Administrator in its discretion): sales goals, earnings per share, return on equity, return on assets and total return to shareholders. The Administrator shall have sole authority to determine whether and to what degree restricted awards have vested and been earned and are payable and to establish and interpret the terms and conditions of restricted awards and the provisions herein. The Administrator shall also determine the form and terms of payment of restricted awards. The Administrator, in its sole and absolute discretion, may accelerate the date that any restricted award granted to the participant shall be deemed to be vested or earned in whole or in part, without any obligation to accelerate such date with respect to other restricted awards granted to any participant.

(b) Forfeiture of Restricted Awards: Unless the Administrator determines otherwise, if the employment or service of a participant shall be terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the

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terms of the Plan and the individual award agreement, such award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the participant shall have no further rights with respect thereto.

(c) Dividend and Voting Rights; Share Certificates: The Administrator shall have sole discretion to determine whether a participant shall have dividend rights, voting rights or other rights as a shareholder with respect to shares subject to a restricted award which has not yet vested or been earned. Unless the Administrator determines otherwise, a certificate or certificates for shares of Common Stock subject to a restricted award shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable after the shares subject to the award (or portion thereof) have vested and been earned. Notwithstanding the foregoing, the Administrator shall have the right to retain custody of certificates evidencing the shares subject to a restricted award and to require the participant to deliver to the Corporation a stock power, endorsed in blank, with respect to such award, until such time as the restricted award vests (or is forfeited).

(d) Nontransferability: Unless the Administrator determines otherwise, restricted awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a restricted award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the award until the restriction period has expired and until all conditions to vesting have been met.

9.	Performance Awards

(a) Grant of Performance Awards: Subject to the terms of the Plan, performance awards may be granted to participants upon such terms and conditions and at such times as shall be determined by the Administrator. Such performance awards may be in the form of performance shares and/or performance units. An award of a performance share is a grant of a right to receive shares of Common Stock or the cash value thereof (or a combination thereof) which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the fair market value (as determined in accordance with Section 6(c)(iii) herein) of a share of Common Stock. An award of a performance unit is a grant of a right to receive shares of Common Stock or a designated dollar value amount of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value established by the Administrator at the time of grant. Subject to Section 4(a), above, the Administrator shall have complete discretion in determining the number of performance units and/or performance shares granted to any participant. The Administrator shall determine the nature, length and starting date of the period during which a performance award may be earned (the “performance period”), and shall determine the conditions which must be met in order for a performance award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to specified performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. The Administrator shall determine the performance objectives to be used in valuing performance awards, which performance objectives may vary from participant to participant and between groups of participants and shall be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate; provided, however, that, with respect to performance awards payable to covered employees which are intended to be eligible for the compensation deduction limitation exception available under Section 162(m) of the Code and related regulations, such performance factors shall be limited to one or more of the following (as determined by the Administrator in its discretion): sales goals, earnings per share, return on equity, return on assets and total return to shareholders. The Administrator shall have sole authority to determine whether and to what degree performance awards have been earned and are payable and to interpret the terms and conditions of performance awards and the provisions herein. The Administrator also shall determine the form and terms of payment of performance awards. The Administrator, in its sole and absolute discretion, may accelerate the date that any performance award granted to a participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other awards granted to any participant.

(b) Form of Payment: Payment of the amount to which a participant shall be entitled upon earning a performance award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or in installments upon such terms as may be established by the Administrator.

(c) Forfeiture of Performance Awards: Unless the Administrator determines otherwise, if the employment or service of a participant shall terminate for any reason and the participant has not earned all or part of a performance award pursuant to the terms of the Plan and individual award agreement, such award, to the extent not then earned, shall be forfeited immediately upon such termination and the participant shall have no further rights with respect thereto.

(d) Dividend and Voting Rights; Share Certificates: The Administrator shall have sole discretion to determine whether a participant shall have dividend rights, voting rights, or other rights as a shareholder with respect to shares, if any, which are subject to a performance award prior to the time the performance award has been earned. Unless the Administrator determines otherwise, a certificate or certificates for shares of Common Stock, if any, subject to a performance award shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable after the award has been earned. Notwithstanding the foregoing, the Administrator shall have the right to retain custody of certificates evidencing the shares subject to a performance award and the right to require the participant to deliver to the Corporation a stock power, endorsed in blank, with respect to such award, until such time as the award is earned (or forfeited).

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(e) Nontransferability: Unless the Administrator determines otherwise, performance awards which have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a performance award shall not sell, transfer, assign, pledge or otherwise encumber any shares subject to the award until the performance period has expired and until the conditions to earning the award have been met.

10.	Withholding

The Corporation shall withhold all required local, state, federal, foreign and other taxes from any amount payable in cash with respect to an award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Corporation shall require any recipient of an award to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an award, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

11.	Dividends and Dividend Equivalents

The Administrator may, in its sole discretion, provide that the awards granted under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant’s account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents.

12.	Section 16(b) Compliance

To the extent that any participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of the Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

13.	Code Section 162(m) Performance-Based Compensation

To the extent to which Section 162(m) of the Code is applicable, the Corporation intends that compensation paid under the Plan to covered employees (as such term is defined in Section 162(m) and related regulations) will, to the extent practicable, constitute qualified “performance-based compensation” within the meaning of Section 162(m) and related regulations, unless otherwise determined by the Administrator. Accordingly, the provisions of the Plan shall be administered and interpreted in a manner consistent with Section 162(m) and related regulations to the extent practicable to do so.

14.	No Right or Obligation of Continued Employment or Service

Nothing in the Plan shall confer upon the participant any right to continue in the service of the Corporation or a related entity as an employee, director or independent contractor or to interfere in any way with the right of the Corporation or a related entity to terminate the participant’s employment or service at any time. Except as otherwise provided in the Plan or an award agreement, awards granted under the Plan to employees of the Corporation or a related entity shall not be affected by any change in the duties or position of the participant, as long as such individual remains an employee of, or in service to, the Corporation or a related entity.

15.	Unfunded Plan; Retirement Plans

(a) Neither a participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any related entity, including, without limitation, any specific funds, assets or other property which the Corporation or any related entity, in their discretion, may set aside in anticipation of a liability under the Plan. A participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any related entity. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

(b) The amount of any compensation deemed to be received by a participant pursuant to an award shall not constitute compensation with respect to which any other employee benefits of such participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

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(c) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any related entity, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees or service providers of the Corporation or any related entity.

16.	Amendment and Termination of the Plan

(a) General: The Plan and any award granted under the Plan may be amended or terminated at any time by the Board of Directors of the Corporation; provided, that (i) approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule or regulation; and (ii) amendment or termination of an award shall not, without the consent of a recipient of an award, materially adversely affect the rights of the recipient with respect to an outstanding award. Notwithstanding clause (i) of the preceding sentence, except for adjustments made pursuant to Section 4(c), the option price for any outstanding option or base price of any outstanding SAR granted under the Plan may not be decreased after the date of grant, nor may any outstanding option or SAR granted under the Plan be surrendered to the Corporation as consideration for the grant of a new option or SAR with a lower exercise or base price than the original option or SAR, as the case may be, without shareholder approval of any such action.

(b) Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events: The Administrator shall have authority to make adjustments to the terms and conditions of awards in recognition of unusual or nonrecurring events affecting the Corporation or any related entity, or the financial statements of the Corporation or any related entity, or of changes in applicable laws, regulations or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

(c) Cash Settlement: Notwithstanding any provision of the Plan, an award or an award agreement to the contrary, the Administrator may cause any award granted under the Plan to be canceled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator, made to the holder of such canceled award.

17.	Restrictions on Awards and Shares

The Corporation may impose such restrictions on awards and shares representing awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

18. Change of Control

(a) Notwithstanding any other provision of the Plan to the contrary, and unless an individual award agreement provides otherwise, in the event of a change of control (as defined in Section 18(c) herein):

(i) All options and SARs outstanding as of the date of such change of control shall become fully exercisable, whether or not then otherwise exercisable.

(ii) Any restrictions including but not limited to the restriction period, performance period and/or performance criteria applicable to any restricted award and any performance award shall be deemed to have been met, and such awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable award.

(b) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related entity, the Administrator may, in its sole and absolute discretion, determine that any or all awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as awards granted under the Plan), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, if the Committee is acting as the Administrator authorized to make the determinations provided for in this Section 18(b), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related entity.

(c) For the purposes herein, a “change of control” shall be deemed to have occurred on the earliest of the following dates:

(i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the outstanding Common Stock of the Corporation;

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(ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation or other business entity (each, a “corporation”), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

(iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation’s shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

(For purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

19.	Applicable Law

The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state.

20.	Shareholder Approval

The Plan is subject to approval by the shareholders of the Corporation, which approval must occur, if at all, within 12 months of the Effective Date of the Plan. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.

21.	Deferrals

The Administrator may permit or require a participant to defer receipt of the delivery of shares of Common Stock or other benefit that would otherwise be due pursuant to the exercise, vesting or earning of an award. If any such deferral is required or permitted, the Administrator shall, in its discretion, establish rules and procedures for such deferrals.

22.	Beneficiary Designation

The Administrator may permit a participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of awards (if any) to which the participant is otherwise entitled in the event of death. In the absence of such designation by a participant, and in the event of the participant’s death, the estate of the participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation.

23.	Gender and Number

Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

24.	Successors and Assigns

The Plan shall be binding upon the Corporation, its successors and assigns, and participants, their executors, administrators and permitted transferees and beneficiaries.

25.	Severability

If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

26.	Certain Definitions

In addition to other terms defined in the Plan, the following terms shall have the meaning indicated:

(a) “Award agreement” means any written agreement or agreements between the Corporation and the recipient of an award pursuant to the Plan relating to the terms, conditions and restrictions of an award conferred herein. Such award agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares subject to an award, as may be established by the Administrator.

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(b) “Covered employee” shall have the meaning given the term in Section 162(m) of the Code and the regulations thereunder.

(c) “Disability” shall have the meaning ascribed to the term in any employment agreement, consulting agreement or other similar agreement, if any, to which the participant is a party, or, if no such agreement applies, “disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(d) “Displacement” shall have the meaning ascribed to the term in any employment agreement, consulting agreement or other similar agreement, if any, to which the participant is a party, or, if no such agreement applies, “displacement” shall mean the termination of the participant’s employment or service due to the elimination of the participant’s job or position without fault on the part of the participant.

(e) “Parent” or “parent corporation” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

(f) “Predecessor” or “predecessor corporation” means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under Section 424(a) had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

(g) “Related corporation” means any parent, subsidiary or predecessor of the Corporation, and “related entity” means any related corporation or any other business entity which is an affiliate controlled by the Corporation; provided, however, that the term “related entity” shall be construed in a manner in accordance with the registration provisions under applicable federal securities laws.

(h) “Restricted stock” shall mean shares of Common Stock which are subject to restricted awards payable in shares, the vesting of which is subject to restrictions set forth in the Plan and the applicable award agreement.

(i) “Retirement” shall have the meaning ascribed in any employment agreement, consulting agreement or other similar agreement, if any, to which the participant is a party, or, if no such agreement applies, “retirement” shall mean retirement in accordance with the retirement policies and procedures established by the Corporation.

(j) “Subsidiary” or “subsidiary corporation” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

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IN WITNESS WHEREOF, this 2003 Stock Incentive Plan of RF Micro Devices, Inc., is, by the authority of the Board of Directors of the Corporation, executed in behalf of the Corporation, the 6th day of June, 2003.

RF MICRO DEVICES, INC.

	By:	/s/ William Priddy

	Name:	William A. Priddy, Jr.

	Title:	Chief Financial Officer and
Corporate Vice President of Administration

ATTEST:

/s/ Powell T. Seymour

Secretary

[Corporate Seal]

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2006 DECLARATION OF AMENDMENT TO
2003 STOCK INCENTIVE PLAN
OF
RF MICRO DEVICES, INC.

THIS 2006 DECLARATION OF AMENDMENT, is made effective as of the 1st day of June, 2006, by RF MICRO DEVICES, INC. (the “Corporation”), to the Corporation’s 2003 Stock Incentive Plan (the “Plan”).

R E C I T A L S:

WHEREAS, the Board of Directors of the Corporation has deemed it advisable to amend the Plan to (i) increase the authorized shares available under the Plan and available for the grant of incentive stock options in Section 4(a), (ii) expand the performance factors applicable to certain restricted awards and performance awards in Section 8(a) and Section 9(a), (iii) remove the cash settlement provisions in Section 16(c), and (iv) modify the provisions of Section 18 regarding the definition and effect of a change of control, subject to shareholder approval of the amendments described in (i) and (ii), herein; and

WHEREAS, the Corporation desires to evidence such amendments by this Declaration of Amendment.

NOW, THEREFORE, IT IS DECLARED that, effective as of June 1, 2006, the Plan shall be and hereby is amended as follows, provided, however, that the amendments to Section 4(a), Section 8(a) and Section 9(a) of the Plan, as reflected in Sections 1, 2 and 3, below, shall be subject to shareholder approval of such amendments:

1. Amendment to Section 4(a). Section 4(a) (“Shares of Stock Subject to the Plan; Award Limitations - - Shares Available for Awards”) of the Plan is hereby amended by substituting “24,250,000” for “9,250,000” in both Section 4(a) and Section 4(a)(i), so that Section 4(a) and Section 4(a)(i) shall be amended as follows (with the remainder of Section 4(a) being unchanged):

“(a) Shares Available for Awards: Subject to adjustments as provided in this Section 4(c), the aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the Plan shall not exceed the sum of (i) 24,250,000 shares, plus (ii) any shares of Common Stock (A) remaining available for issuance as of the Effective Date of the Plan under the Corporation’s 1999 Stock Incentive Plan, Key Employees’ 1997 Stock Option Plan, 1992 Stock Option Plan and any other stock incentive plans maintained by the Corporation (collectively, the “Prior Plans”), and/or (B) subject to an award granted under a Prior Plan, which award is forfeited, cancelled, terminated, expires or lapses for any reason. Shares delivered under the Plan shall be authorized but unissued shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of awards hereunder. Notwithstanding any provision herein to the contrary, the following limitations shall apply to awards granted under the Plan, in each case subject to adjustment pursuant to Section 4(c):

(i) The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the grant of incentive stock options shall not exceed 24,250,000 shares; and”

2. Amendment to Section 8(a). Section 8(a) (“Restricted Awards - - Grant of Restricted Awards”) shall be amended by deleting the reference to “sales goals, earnings per share, return on equity, return on assets and total return to shareholders” in the fifth sentence of Section 8(a) and inserting the following in lieu thereof (with the remainder of Section 8(a) being unchanged):

“(i) objective goals for revenue; (ii) gross margins; (iii) earnings per share; (iv) net bookings; (v) module productions; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) book value per share; (x) return on shareholders’ equity; (xi) return on investment; (xii) return on capital; (xiii) improvements in capital structure; (xiv) expense management; (xv) profitability of an identifiable business unit or product; (xvi) maintenance or improvement of profit margins; (xvii) stock price or total shareholder return; (xviii) market share; (xix) revenues or sales; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic wealth created, and/or (xxv) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy.”

3. Amendment to Section 9(a). Section 9(a) (“Performance Awards - - Grant of Performance Awards”) shall be amended by deleting the reference to “sales goals, earnings per share, return on equity, return on assets and total return to shareholders” in the seventh sentence of Section 9(a) and inserting the following in lieu thereof (with the remainder of Section 9(a) being unchanged):

“(i) objective goals for revenue; (ii) gross margins; (iii) earnings per share; (iv) net bookings; (v) module productions; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) book value per share; (x) return on shareholders’ equity; (xi) return on investment; (xii) return on capital; (xiii) improvements in capital structure; (xiv) expense management; (xv) profitability of an identifiable business unit or product; (xvi) maintenance or improvement of profit margins; (xvii) stock price or total shareholder return; (xviii) market share; (xix) revenues or sales; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic wealth created, and/or (xxv) strategic business criteria, based on meeting specified goals or objectives

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related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy.”

4. Amendment to Section 16. Section 16 (“Amendment and Termination of the Plan”) shall be amended by deleting Section 16(c) (“Cash Settlement”) in its entirety, with the remainder of Section 16 being unchanged.

5. Amendment to Section 18(c). Section 18(c) (“Change of Control”) shall be amended to read as follows (with the remainder of Section 18 being unchanged except as provided in Section 6 herein):

“(c) For the purposes herein, a “change of control” shall have the meaning given the term “change in control” in a participant’s change in control agreement with the Corporation, or, if the participant has not entered into any such change in control agreement, then a change of control shall be deemed to have occurred on the earliest of the following dates:

(i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the outstanding Common Stock of the Corporation;

(ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation or other business entity (each, a “corporation”), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

(iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation’s shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

(For purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)”

6. Addition of New Section 18(d). Section 18 (“Change of Control”) shall be amended by adding a new Section 18(d), as follows (with the remainder of Section 18 being unchanged except as provided in Section 5 herein):

“(d) Notwithstanding any other provision of the Plan to the contrary, and unless an individual award agreement expressly provides otherwise, in the event that a participant has entered into a change in control agreement or similar agreement with the Corporation, the participant shall be entitled to the greater of the benefits provided upon a change of control of the Corporation under this Plan or the respective change in control agreement or similar agreement, and such change in control agreement or similar agreement shall not be construed to reduce in any way the benefits otherwise provided to a participant upon the occurrence of a change of control as defined in the Plan.”

7. Continued Effect. Except as set forth herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of RF Micro Devices, Inc. effective as of the day and year first above written.

RF MICRO DEVICES, INC.

By:	/s/ Robert A. Bruggeworth
Chief Executive Officer

ATTEST:

/s/  William A. Priddy, Jr.
Secretary/Asst. Secretary

[Corporate Seal]

2

2009 DECLARATION OF AMENDMENT TO
2003 STOCK INCENTIVE PLAN
OF
RF MICRO DEVICES, INC.

THIS 2009 DECLARATION OF AMENDMENT, is made effective as of the 8th day of June, 2009, by RF MICRO DEVICES, INC. (the “Corporation”), to the Corporation’s 2003 Stock Incentive Plan, as amended through June 1, 2006 (the “Plan”).

R E C I T A L S:

WHEREAS, the Board of Directors of the Corporation has deemed it advisable to amend the Plan to (i) modify Section 11 (“Dividends and Dividend Equivalents”) to provide that dividends and dividend equivalents, if any, on unearned or unvested awards shall not be payable (even if accrued) unless and until the underlying award (or portion thereof) has vested and/or been earned; and (ii) amend Section 18(c)(ii) of Section 18 (“Change of Control”) to provide that, with respect to awards granted on or after the effective date of this 2009 Declaration of Amendment, a “change of control” shall not be deemed to have occurred in the context of certain mergers, consolidations and/or sales of all or substantially all of the Corporation’s assets until the date of the consummation of such transaction or event.

WHEREAS, the Corporation desires to evidence such amendments by this 2009 Declaration of Amendment.

NOW, THEREFORE, IT IS DECLARED that, effective as of June 8, 2009, the Plan shall be and hereby is amended as follows:

1. Amendment to Section 11. Section 11 (“Dividends and Dividend Equivalents”) is hereby amended by deleting the current text of Section 11 and inserting the following in lieu thereof:

“The Administrator may, in its sole discretion, provide that the awards granted under the Plan earn dividends or dividend equivalents; provided, however, that dividends and dividend equivalents, if any, on unearned or unvested awards shall not be paid (even if accrued) unless and until the underlying award (or portion thereof) has vested and/or been earned. Any crediting of dividends or dividend equivalents may be subject to such additional restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents.”

2. Amendment to Section 18(c). Section 18(c) of Section 18 (“Change of Control”) shall be amended to read as follows (with the remainder of Section 18 being unchanged):

“(c) For the purposes herein, a “change of control” shall have the meaning given the term “change in control” in a participant’s change in control agreement with the Corporation, or, if the participant has not entered into any such change in control agreement, then a change of control shall be deemed to have occurred on the earliest of the following dates:

(i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the outstanding Common Stock of the Corporation;

(ii) With respect to awards granted before June 8, 2009, the date of shareholder approval of, and with respect to awards granted on or after June 8, 2009, the date of the consummation of, (A) a merger or consolidation of the Corporation with or into another corporation or other business entity (each, a “corporation”), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) the sale or other disposition of all or substantially all the assets of the Corporation; or

(iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation’s shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

(For purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)”

3. Continued Effect.  Except as set forth herein, the Plan shall remain in full force and effect.

[Signature Page To Follow]

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IN WITNESS WHEREOF, this 2009 Declaration of Amendment is executed on behalf of RF Micro Devices, Inc. effective as of the day and year first above written.

RF MICRO DEVICES, INC.

By:	/s/ Robert A. Bruggeworth
Chief Executive Officer

ATTEST:

/s/  William A. Priddy, Jr.
Secretary/Asst. Secretary

[Corporate Seal]

2

2010 DECLARATION OF AMENDMENT TO
2003 STOCK INCENTIVE PLAN
OF
RF MICRO DEVICES, INC.

THIS 2010 DECLARATION OF AMENDMENT, is made effective as of the 11th day of June, 2010, by RF MICRO DEVICES, INC. (the “Corporation”), to the Corporation’s 2003 Stock Incentive Plan, as amended through June 8, 2009 (the “Plan”).

R E C I T A L S:

WHEREAS, the Board of Directors of the Corporation has deemed it advisable to (i) amend Section 4(a) of the Plan to (A) increase the authorized shares of the Corporation’s common stock (the “Common Stock”) available under the Plan and (B) increase the number of shares of Common Stock available for the grant of incentive stock options under the Plan, subject to shareholder approval of such amendments, and (ii) amend Section 16(a) of the Plan to expand the Plan’s current prohibition on stock option or stock appreciation right (“SAR”) repricing without shareholder approval; and

WHEREAS, the Corporation desires to evidence such amendments by this 2010 Declaration of Amendment.

NOW, THEREFORE, IT IS DECLARED that, effective as of June 11, 2010, Section 4(a) and Section 16(a) of the Plan shall be and hereby are amended as follows; provided, however, that the amendments to Section 4(a) of the Plan described in Section 1 herein shall be subject to shareholder approval:

1. Amendment to Section 4(a). Section 4(a) (“Shares of Stock Subject to the Plan; Award Limitations - - Shares Available for Awards”) of the Plan is hereby amended by substituting “30,500,000” for “24,250,000” in both Section 4(a) and Section 4(a)(i), so that Section 4(a) and Section 4(a)(i) shall be amended as follows (with the remainder of Section 4(a) being unchanged):

“(a) Shares Available for Awards: Subject to adjustments as provided in this Section 4(c), the aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the Plan shall not exceed the sum of (i) 30,500,000 shares, plus (ii) any shares of Common Stock (A) remaining available for issuance as of the Effective Date of the Plan under the Corporation’s 1999 Stock Incentive Plan, Key Employees’ 1997 Stock Option Plan, 1992 Stock Option Plan and any other stock incentive plans maintained by the Corporation (collectively, the “Prior Plans”), and/or (B) subject to an award granted under a Prior Plan, which award is forfeited, cancelled, terminated, expires or lapses for any reason. Shares delivered under the Plan shall be authorized but unissued shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of awards hereunder. Notwithstanding any provision herein to the contrary, the following limitations shall apply to awards granted under the Plan, in each case subject to adjustment pursuant to Section 4(c):

(i) The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the grant of incentive stock options shall not exceed 30,500,000 shares; and”

2. Amendment to Section 16(a). Section 16(a) (“Amendment and Termination of the Plan — General”) of the Plan is hereby amended by deleting the last sentence of Section 16(a) and inserting the following in lieu thereof, with the remainder of Section 16(a) being unchanged:

“Notwithstanding clause (i) of the preceding sentence, except for adjustments made pursuant to Section 4(c), the terms of outstanding awards may not be amended to reduce the option price of outstanding options or the base price of outstanding SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an option price or base price that is less than the option price or base price of the original options or SARs (as the case may be), without shareholder approval.”

3. Continued Effect. Except as set forth herein, the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, this 2010 Declaration of Amendment is executed on behalf of RF Micro Devices, Inc. effective as of the day and year first above written.

RF MICRO DEVICES, INC.

By:	/s/ Robert A. Bruggeworth Chief Executive Officer

ATTEST:

/s/  William A. Priddy, Jr.
Secretary/Asst. Secretary

[Corporate Seal]

EMPLOYEE STOCK PURCHASE PLAN
OF
RF MICRO DEVICES, INC.
(As Amended and Restated Effective June 11, 2010)

1.	Purpose

The purpose of the Employee Stock Purchase Plan of RF Micro Devices (the “Plan”) is to give eligible designated employees of RF Micro Devices, Inc., a North Carolina corporation (the “Corporation”), and its Subsidiaries an opportunity to acquire shares of the common stock of the Corporation (the “Common Stock”) and to continue to promote its best interests and enhance its long-term performance. This purpose will be carried through the granting of options to purchase shares of the Corporation’s Common Stock through payroll deductions. The Plan is intended to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to employee stock purchase plans. The provisions of the Plan shall be construed so as to comply with the requirements of Section 423 of the Code.

2.	Certain Definitions

In addition to terms defined elsewhere in the Plan, the following words and phrases shall have the meanings given below unless a different meaning is required by the context:

(a) “Board” means the Board of Directors of the Corporation.

(b) “Code” means the Internal Revenue Code of 1986, as amended. References to a specific section of the Code shall include references to related regulations or other guidance.

(c) “Committee” means the Compensation Committee of the Board, which has authority to administer the Plan pursuant to Section 4 herein.

(d) “Common Stock” means shares of the common stock of the Corporation.

(e) “Corporation” means RF Micro Devices, Inc., a North Carolina corporation.

(f) “Eligible Employee” means any employee of the Corporation or a Subsidiary except for (i) any employee whose customary employment is 20 hours or less per week, or (ii) any employee whose customary employment is for not more than five months in any calendar year.

(g) “Exercise Date” means the date of exercise of an Option granted under the Plan. The Exercise Date shall be the Purchase Period Termination Date with respect to each Purchase Period, commencing with the Purchase Period Termination Date that occurs on the Saturday closest to March 31, 1998.

(h) “Fair Market Value” of the Common Stock on a given date (the “valuation date”) shall be determined in good faith by the Committee, and unless otherwise determined by the Committee, shall be determined in accordance with the following provisions: (i) if the shares of Common Stock are listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price of the shares on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market (as applicable) on the date immediately preceding the valuation date, or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the average between the highest bid and lowest asked prices for such stock on the date immediately preceding the date of grant or other valuation date as reported on the OTC Bulletin Board service, Pink OTC Markets Inc. (commonly known as the “pink sheets”) or by a comparable inter-dealer quotation service; or (ii) if the shares of Common Stock are not listed or reported in any of the foregoing, then Fair Market Value shall be determined by the Committee in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an Option shall be inconsistent with Section 423 of the Code or regulations thereunder.

(i) “Grant Date” means the date of grant of an Option pursuant to the Plan. The Grant Date shall be the Purchase Period Commencement Date with respect to each Purchase Period, commencing with the first Purchase Period Commencement Date that occurs on the Sunday immediately following the Saturday closest to September 28, 1997.

(j) “Option” means an option granted hereunder which will entitle a Participant to purchase shares of Common Stock in accordance with the terms of the Plan.

(k) “Option Price” means the price per share of Common Stock subject to an Option, as determined in accordance with Section 7(b).

(l) “Participant” means an Eligible Employee who is a participant in the Plan.

(m) “Plan” means the Employee Stock Purchase Plan of RF Micro Devices, Inc., as amended and restated to date and as it may be hereafter amended and/or restated.

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(n) “Purchase Period” means each six-month period during which an offering to purchase Common Stock is made to Eligible Employees pursuant to the Plan. There shall be two Purchase Periods in each fiscal year of the Corporation, with the first Purchase Period in a fiscal year commencing on the Sunday immediately following the Saturday closest to March 31 and ending on the Saturday closest to September 30, and the second Purchase Period in a fiscal year commencing on the Sunday immediately following the Saturday closest to September 30 and ending on the Saturday closest to March 31 of that year. Notwithstanding the foregoing, (i) the first Purchase Period after the effective date of the Plan shall begin on September 28, 1997 and end on the Saturday closest to March 31, 1998 and (ii) the Committee shall have the power to change the duration of Purchase Periods (including the Purchase Period Commencement Date and/or the Purchase Period Termination Date for any Purchase Period) with respect to any offering, provided such change is announced a reasonable period of time prior to the effective date of such change.

(o) “Purchase Period Commencement Date” means the first day of each Purchase Period. There shall be two Purchase Period Commencement Dates in each fiscal year, which generally shall be (i) the Sunday immediately following the Saturday closest to March 31 of each fiscal year and (ii) the Sunday immediately following the Saturday closest to September 30 of each fiscal year.

(p) “Purchase Period Termination Date” means the last day of each Purchase Period. There shall be two Purchase Period Termination Dates in each year, which generally shall be (i) the Saturday closest to September 30 of each fiscal year and (ii) the Saturday closest to March 31 of each fiscal year.

(q) “Subsidiary” means any present or future corporation which (i) would be a “subsidiary corporation” of the Corporation as that term is defined in Section 424 of the Code and (ii) is designated as a corporation whose employees may participate in the Plan by the Committee.

3.	Effective Date

The Effective Date of the Plan shall be the date of consummation of the Corporation’s initial public offering. For the purposes herein, the phrase “consummation of an initial public offering” shall mean the closing of a firm commitment underwritten public offering of the Corporation’s Common Stock pursuant to a registration statement on Form S-1 filed under the Securities Act of 1933, as amended (the “Securities Act”). The Plan was amended and restated effective September 9, 1997, further amended effective May 2, 2000, further amended and restated effective February 8, 2006, and further amended and restated effective June 11, 2010. The first Purchase Period during which offers to purchase Common Stock may be made commenced on September 28, 1997.

4.	Administration

(a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), unless the Board elects to assume administration of the Plan in whole or in part. References to the “Committee” include the Board if it is acting in an administrative capacity with respect to the Plan.

(b) In addition to action by meeting in accordance with applicable law, any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan, including, without limitation, the following: (i) to establish, amend and rescind rules and regulations for the administration of the Plan; (ii) to prescribe the form(s) of any agreements or other written instruments used in connection with the Plan; (iii) to determine the terms and provisions of the Options granted hereunder; and (iv) to construe and interpret the Plan, the Options, the rules and regulations, and the agreements or other written instruments, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters regarding the Plan shall be conclusive. Except to the extent prohibited by the Plan or applicable law or rule, the Committee may appoint one or more agents to assist in the administration of the Plan and may delegate all or any part of its responsibilities and powers to any such person or persons appointed by it. No member of the Board or Committee, as applicable, shall be liable while acting as administrator for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

5.	Shares Subject to Plan; Limitations on Purchases and Options

(a) Shares Subject to Plan. The aggregate number of shares of Common Stock initially available for the grant of Options pursuant to the Plan was 500,000 shares (adjusted to 4,000,000 shares as a result of stock splits), subject to adjustment pursuant to Section 11 herein. As a result of the amendment and restatement of the Plan effective February 8, 2006, the maximum number of shares of Common Stock authorized for issuance under the Plan was 8,000,000 shares (an increase of 4,000,000 shares), subject to (i) adjustment as provided in Section 11 herein, and (ii) shareholder approval of such increase in accordance with applicable laws, rules and regulations. As a result of the amendment and restatement of the Plan effective June 11, 2010, the maximum number of shares of Common Stock authorized for issuance under the Plan shall be 12,000,000 shares (an increase of 4,000,000 shares), subject to (i) adjustment as provided in Section 11 herein, and (ii) shareholder approval of such increase in accordance with applicable laws, rules and regulations. Shares of Common Stock distributed pursuant to the Plan shall be authorized but unissued shares. The Corporation hereby reserves sufficient authorized shares of Common Stock to provide for the exercise of Options granted hereunder. In the event that any Option granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole

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or in part, for any reason, the number of shares of Common Stock subject to such Option shall again be available for grant as an Option and shall not reduce the aggregate number of shares of Common Stock available for the grant of Options as set forth herein.

(b) Limitations on Purchases and Options. If, on a given Purchase Period Termination Date, the number of shares with respect to which Options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable, and in no event shall the number of shares offered for purchase during any Purchase Period exceed the number of shares then available under the Plan. In addition, the maximum number of shares that may be purchased during any single Purchase Period shall not exceed 500,000 shares (subject to adjustment as provided in Section 11 herein), and, if the number of shares subject to Options that would otherwise be granted during a Purchase Period based on accumulated payroll deductions under Section 7(a) exceeds 500,000 shares, then the Corporation shall make a pro rata allocation of the number of shares subject to each Participant’s option for that Purchase Period in as uniform a manner as practicable and as the Company shall determine to be equitable, so as not to exceed the 500,000 share limitation for any Purchase Period. In the event that any pro rata allocation is made pursuant to this Section 5(b), any payroll deductions of a Participant not applied to the purchase of shares during such Purchase Period shall either be returned to such Participant (without interest) or applied to purchases in a future Purchase Period, as determined by the Committee in a manner consistent with Code Section 423 of the Code. In addition, the Committee has authority to impose limitations on the number of shares of Common Stock that may be purchased by a Participant in any particular Purchase Period.

6.	Eligibility and Participation; Payroll Deductions

(a) Initial Eligibility. Any Eligible Employee who shall have completed 90 days’ employment and shall be employed by the Corporation on the date his participation in the Plan is to become effective shall be eligible to be a Participant during any Purchase Periods which commence on or after such 90-day period has concluded.

(b) Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee’s employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Corporation of any employee’s leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an employee’s employment for all purposes of the Plan and shall terminate such employee’s participation in the Plan and right to exercise any Option.

(c) Commencement of Participation. An Eligible Employee shall become a Participant by completing an authorization for payroll deductions on the form provided by the Corporation and filing it with the Corporation on or before the date set therefor by the Committee, which date shall be prior to the Purchase Period Commencement Date for the applicable Purchase Period. Payroll deductions for a Participant during a Purchase Period shall commence on the applicable Purchase Period Commencement Date when his authorization for a payroll deduction becomes effective and shall continue for successive Purchase Periods during which the Participant is eligible to participate in the Plan, unless contributions are withdrawn or participation is terminated, as provided in Section 9.

(d) Amount of Payroll Deduction; Determination of Total Compensation. At the time a Participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday that he is a Participant during a Purchase Period at a rate of not less than 1% nor more than 15% of his total compensation. A Participant’s total compensation during any Purchase Period means his base salary or regular rate of compensation (excluding commissions, bonuses, overtime, employee benefits and similar elements of compensation) determined as of the date of the payroll deduction or such other date or dates as may be determined by the Committee. In the case of an hourly employee, an Eligible Employee’s total compensation during a pay period shall be determined by multiplying such employee’s hourly rate of pay in effect on the date of the payroll deduction by the number of hours of work for such employee during such period. Such total compensation rates shall be determined by the Committee in a nondiscriminatory manner consistent with the provision of Section 423 of the Code and the regulations thereunder.

(e) Participant’s Account; No Interest. All payroll deductions made for a Participant shall be credited to his account under the Plan. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 6(g) herein. In no event shall interest accrue on any payroll deductions made by a Participant.

(f) Changes in Payroll Deductions. A Participant may withdraw, terminate or discontinue his participation in the Plan as provided in Section 9, but no other change can be made during a Purchase Period and, specifically, a Participant may not alter the amount of his payroll deductions for that Purchase Period.

(g) Participation During Leave of Absence. If a Participant goes on a leave of absence, such Participant shall have the right to elect: (i) to withdraw the balance in his account pursuant to Section 9; (ii) to discontinue contributions to the Plan but remain a Participant in the Plan; or (iii) to remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Corporation to the Participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Corporation to such Participant are insufficient to meet such Participant’s authorized Plan deductions.

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7.	Grant of Options

(a) Number of Shares Subject to Option. On the Purchase Period Commencement Date of each Purchase Period, a Participant shall be granted an Option to purchase on the Purchase Period Termination Date of such Purchase Period, at the applicable Option Price, such number of shares of Common Stock as is determined by dividing the amount of the Participant’s payroll deductions accumulated as of the Purchase Period Termination Date and retained in the Participant’s account as of the Purchase Period Termination Date by the applicable Option Price (as determined in accordance with Section 7(b) herein); provided, however, that (i) no Participant may purchase shares of Common Stock in excess of the limitations set forth in Section 5(b) or Section 13(c) herein, and the number of shares subject to an Option shall be adjusted as necessary to conform to such limitations; and (ii) in no event shall the aggregate number of shares deemed to be subject to Options during a Purchase Period exceed the number of shares then available under the Plan or the number of shares available for any single Purchase Period (as provided in Section 5 herein), and the number of shares deemed to be subject to Options shall be adjusted as necessary to conform to these limitations. The Fair Market Value of the Common Stock shall be determined as provided in Section 2(h) and 7(b) herein, and a Participant’s total compensation shall be determined according to Section 6(d) herein.

(b) Option Price. The Option Price per share of Common Stock purchased with payroll deductions made during such a Purchase Period for a Participant shall be the lesser of:

(i) 85% of the Fair Market Value per share of the Common Stock on the Purchase Period Commencement Date (the applicable Grant Date); or

(ii) 85% of the Fair Market Value per share of the Common Stock on the Purchase Period Termination Date (the applicable Exercise Date).

8.	Exercise of Options

(a) Automatic Exercise. Unless a Participant gives written notice to the Corporation of withdrawal or terminates employment as hereinafter provided, his Option for the purchase of Common Stock with payroll deductions made during any Purchase Period will be deemed to have been exercised automatically on the Purchase Period Termination Date applicable to such Purchase Period, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which Options have been granted to the Participant pursuant to Section 5 and Section 7(a)).

(b) Termination of Option. An Option granted during any Purchase Period shall expire on the earlier of (i) the date of termination of the Participant’s employment or (ii) the end of the last day of the applicable Purchase Period, except as otherwise provided in Section 6(g) (regarding leaves of absence).

(c) Fractional Shares. Fractional shares will not be issued under the Plan. Any excess payroll deductions in a Participant’s account which would have been used to purchase fractional shares will be automatically re-invested in a subsequent Purchase Period unless the Participant timely revokes his authorization to re-invest such excess amounts or the Corporation elects to return such payroll deductions to the Participant.

(d) Share Certificates; Credit to Participant Accounts. As promptly as practicable after the Purchase Period Termination Date of each Purchase Period, the shares of Common Stock purchased by a Participant for the Purchase Period shall be credited to such Participant’s account maintained by the Corporation, a stock brokerage or other financial services firm designated by the Participant or other similar entity, unless the Participant elects to have the Corporation deliver to the Participant certificates for the shares of Common Stock purchased upon exercise of his Option. If a Participant elects to have shares credited to his account (rather than certificates issued), a report will be made available to such Participant after the close of each Purchase Period stating the entries made to such Participant’s account, the number of shares of Common Stock purchased and the applicable Option Price.

9.	Withdrawal; Termination of Employment

(a) Withdrawal. A Participant my withdraw payroll deductions credited to his account during a Purchase Period at any time prior to the applicable Purchase Period Termination Date by giving written notice to the Corporation. All of the Participant’s payroll deductions credited to his account will be paid to him promptly (without interest) after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Purchase Period. The Corporation may, at its option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election to withdraw such deductions. A Participant’s withdrawal from any Purchase Period will not have any effect upon his eligibility to participate in any succeeding Purchase Period or in any similar plan which may hereafter be adopted by the Corporation. Notwithstanding the foregoing, however, if a Participant withdraws during a Purchase Period, payroll deductions shall not resume at the beginning of a succeeding Purchase Period unless the Participant is eligible to participate and the Participant delivers to the Corporation a new subscription agreement and otherwise complies with the terms of the Plan.

(b) Termination of Employment. Upon termination of a Participant’s employment for any reason (including but not limited to termination due to death but excluding a leave of absence for a period of less than 90 days), the Participant’s participation in the Plan shall be terminated. In the event of a Participant’s termination of employment, the payroll deductions credited to his account will be returned (without interest) to him, or, in the case of his death, to a beneficiary duly designated on a form acceptable to the Committee.

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Any unexercised Options granted to a Participant during such Purchase Period shall be deemed to have expired on the date of the Participant’s termination of employment (unless terminated earlier pursuant to Section 8(b) herein), and no further payroll deductions will be made for the Participant’s account.

10.	Transferability

No Option (or rights attendant to an Option) may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein, shall be null and void and without effect. An Option may be exercised during a Participant’s lifetime only by the Participant.

11.	Dilution and Other Adjustments

If there is any change in the outstanding shares of Common Stock of the Corporation as a result of a merger, consolidation, reorganization, stock dividend, stock split distributable in shares, or other change in the capital stock structure of the Corporation, the Committee shall make such adjustments to Options, to the number of shares reserved for issuance under the Plan, and to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Options or otherwise advisable to reflect such change.

12.	Shareholder Approval of Adoption of Plan

The Plan was subject to the initial approval of the Plan by the holders of a majority of the outstanding shares of Common Stock of the Corporation, which approval was obtained within 12 months before or after the date of adoption of the Plan by the Board. Amendments to the Plan shall be subject to shareholder approval to the extent, if any, as may be required by Section 423 of the Code or other applicable laws, rules or regulations.

13.	Limitations on Options

Notwithstanding any other provisions of the Plan:

(a) The Corporation intends that Options granted and Common Stock issued under the Plan shall be treated for all purposes as granted and issued under an employee stock purchase plan within the meaning of Section 423 of the Code and regulations issued thereunder. Any provisions required to be included in the Plan under Section 423 and regulations issued thereunder are hereby included as fully as though set forth in the Plan.

(b) No employee shall be granted an Option under the Plan if, immediately after the Option was granted, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or of any parent or Subsidiary of the Corporation. For purposes of this Section 13(b), stock ownership of an individual shall be determined under the rules of Section 424(d) of the Code, and stock which the employee may purchase under outstanding Options shall be treated as stock owned by the employee.

(c) No employee shall be granted an Option under the Plan which permits his rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Corporation and any parent or Subsidiary of the Corporation to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time of the grant of such Option) for each calendar year in which such Option is outstanding at any time. Any Option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section 13(c).

(d) All employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased by any employee under Options granted pursuant to the Plan shall bear a uniform relationship to the total compensation of employees. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

14.	Amendment and Termination of the Plan and Options

The Board, without further action on the part of the shareholders of the Corporation, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan, except that, to the extent required under Section 423 of the Code or other applicable laws, rules or regulations, it may not, without the approval of the shareholders of the Corporation, (i) change the aggregate number of shares of Common Stock which may be issued under the Plan (except to the extent of adjustments pursuant to Section 11); (ii) change the corporation or class of corporations whose employees will be offered Options under the Plan; or (iii) effect a change which would otherwise require shareholder approval under Section 423 of the Code or regulations issued thereunder. No action taken by the Board under this Section 14 may materially and adversely affect any outstanding Option without the consent of the holder thereof.

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15.	Designation of Beneficiary

The Committee, in its sole discretion, may authorize a Participant to designate in writing a person or persons as each such Participant’s beneficiary, which beneficiary shall be entitled to the rights, if any, of the Participant in the event of the Participant’s death to which the Participant would otherwise be entitled. The Committee shall have sole discretion to approve the form or forms of such beneficiary designations, to determine whether such beneficiary designations will be accepted, and to interpret such beneficiary designations. If a deceased Participant fails to designate a beneficiary, or if the designated beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.

16.	Miscellaneous

(a) Legal and Other Requirements. The Corporation may impose such restrictions on any Options and shares of Common Stock acquired upon exercise of Options as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan or make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act of 1933, as amended). The Corporation may cause a restrictive legend to be placed on any certificate for shares issued pursuant to an Option hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

(b) No Obligation To Exercise Options. The granting of an Option shall impose no obligation upon a Participant to exercise such Option.

(c) Application of Funds. The proceeds received by the Corporation from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(d) Withholding Taxes. Upon the exercise of any Option under the Plan, in whole or in part, or at the time of disposition of some or all of the Common Stock acquired pursuant to exercise of an Option, a Participant must make adequate provision for the federal, state or other tax withholding obligations, if any, which arise from the exercise of the option or the disposition of the Common Stock. The Corporation shall have the right to require the Participant to remit to the Corporation, or to withhold from the Participant (or both) amounts sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for shares of Common Stock.

(e) Right to Terminate Employment. Nothing in the Plan, an Option or any agreement or instrument entered into pursuant to the Plan shall confer upon an employee the right to continue in the employment of the Corporation or any Subsidiary or affect any right which the Corporation or any Subsidiary may have to terminate the employment of such employee. Except as otherwise provided in the Plan, all rights of a Participant with respect to Options granted hereunder shall terminate upon the termination of employment of the Participant.

(f) Rights as a Shareholder. No Participant or other person shall have any rights as a shareholder unless and until certificates for shares of Common Stock are issued to him or credited to his account on the records of the Corporation.

(g) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Corporation (i) on the date it is personally delivered to the Corporation at its principal executive offices or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an Eligible Employee (i) on the date it is personally delivered to him or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him at the last address shown for him on the records of the Corporation or of any Subsidiary.

(h) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of North Carolina, without regard to the principles of conflicts of laws, to the extent not inconsistent with Section 423 of the Code and regulations thereunder or other applicable federal laws of the United States.

(i) Elimination of Fractional Shares. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

(j) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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IN WITNESS WHEREOF, this Employee Stock Purchase Plan of RF Micro Devices, Inc., as amended and restated effective June 11, 2010, has been executed in behalf of the Corporation effective as of the 11th day of June, 2010.

RF MICRO DEVICES, INC.

		By:	/s/ Robert A. Bruggeworth

		Name:	Robert A. Bruggeworth
		Title:	President and Chief Executive Officer

Attest:

Name:	/s/ William A. Priddy, Jr.
Title:	William A. Priddy, Jr., Secretary

[Corporate Seal]

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PROXY RF MICRO DEVICES, INC. AUGUST 4, 2010 ANNUAL MEETING THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RF MICRO DEVICES, INC. The undersigned shareholder of RF Micro Devices, Inc., a North Carolina corporation (“RFMD”), appoints Robert A. Bruggeworth and William A. Priddy, Jr., or either of them, with full power to act alone, the true and lawful attorneys in fact of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of RFMD that the undersigned is entitled to vote at the annual meeting of shareholders of RFMD to be held at Womble Carlyle Sandridge & Rice, PLLC, One Wachovia Center, Suite 3500, 301 South College Street, Charlotte, North Carolina, on Wednesday, August 4, 2010 at 8:00 a.m., local time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows: The shares represented by this proxy will be voted in accordance with the instructions of the undersigned shareholder(s) when instructions are given in accordance with the procedures described herein and the accompanying proxy statement. This proxy, if duly executed and returned, will be voted “for” the proposals described herein if no instruction to the contrary is indicated. If any other business is properly presented at the annual meeting, this proxy will be voted in accordance with the best judgment of the proxies identified above. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF RF MICRO DEVICES, INC. August 4, 2010 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on August 4, 2010: The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy and 2010 Annual Report to Shareholders are available at https://materials.proxyvote.com/749941 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20833003000000000000 5 080410 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED BELOW AND “FOR” EACH OF PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect the eight directors named below to serve a one-year term and until their respective successors are duly elected and qualified or until their death, resignation, removal or disqualification. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) Walter H. Wilkinson, Jr. Robert A. Bruggeworth Daniel A. DiLeo Jeffery R. Gardner John R. Harding Masood A. Jabbar Casimir S. Skrzypczak Erik H. van der Kaay INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. To amend the Employee Stock Purchase Plan to increase the number of shares authorized for issuance. 3. To (a) amend the 2003 Stock Incentive Plan to increase the number of shares authorized for issuance and (b) approve certain terms designed to preserve the tax deductibility of certain compensation paid under the 2003 Stock Incentive Plan, pursuant to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. 4. To ratify the appointment of Ernst & Young LLP as RFMD’s independent registered public accounting firm for the fiscal year ending April 2, 2011. THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID AGENTS, OR ANY OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED APRIL 3, 2010. Signature of Shareholder Date: Signature of Shareholder Date: proxy card.pdf Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.